Ex. 10.2

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, confidential information (indicated by [***]) has been omitted from Exhibit 10.2 because it (i) is not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed.

LOAN AGREEMENT
Dated as of October 19, 2022
among
INSMED INCORPORATED
(as Borrower, and a Credit Party),
THE GUARANTORS SIGNATORY HERETO OR OTHERWISE PARTY HERETO FROM TIME TO TIME
(as additional Credit Parties),
BIOPHARMA CREDIT PLC
(as Collateral Agent),
BPCR LIMITED PARTNERSHIP
(as a Lender)
and
BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
(as a Lender)

i

	4.22	Cybersecurity and Data Protection	27
	4.23	Additional Representations and Warranties	28
	4.24	Centre of Main Interests and Establishments.	28
	4.25	Fiscal Unity.	28
5	AFFIRMATIVE COVENANTS		28
	5.1	Maintenance of Existence	28
	5.2	Financial Statements, Notices, Reports	28
	5.3	Taxes	31
	5.4	Insurance	31
	5.5	Operating Accounts	31
	5.6	Compliance with Laws	32
	5.7	Protection of Intellectual Property Rights	32
	5.8	Books and Records	34
	5.9	Access to Collateral; Audits	34
	5.10	Use of Proceeds	34
	5.11	Further Assurances	34
	5.12	Additional Collateral; Guarantors	34
	5.13	Formation or Acquisition of Subsidiaries	36
	5.14	Post-Closing Requirements	36
	5.15	Environmental	37
	5.16	Inventory; Returns; Maintenance of Properties	38
	5.17	Regulatory Obligations; Maintenance of Regulatory Approval or Licensure; Licensure and Designation; Manufacturing, Marketing and Distribution	38
	5.18	Material Contracts; Collateral Documents	39
5	NEGATIVE COVENANTS		39
	6.1	Dispositions	39
	6.2	Fundamental Changes; Location of Collateral	39
	6.3	Mergers, Acquisitions, Liquidations or Dissolutions	40
	6.4	Indebtedness	41
	6.5	Encumbrances	41
	6.6	No Further Negative Pledges; Negative Pledge	41
	6.7	Maintenance of Collateral Accounts	41
	6.8	Distributions; Investments	42
	6.9	No Restrictions on Subsidiary Distributions	42
	6.10	Subordinated Debt; Permitted Convertible Indebtedness	42
	6.11	Amendments or Waivers of Organizational Documents	43
	6.12	Compliance	43
	6.13	Compliance with Sanctions and Anti-Money Laundering Laws	43
	6.14	Material Contracts	44
6	EVENTS OF DEFAULT		45
	7.1	Payment Default	45
	7.2	Covenant Default	45
	7.3	Withdrawal Event; Material Adverse Change	45
	7.4	Attachment; Levy; Restraint on Business	46

	7.5	Insolvency	46
	7.6	Other Agreements	47
	7.7	Judgments	47
	7.8	Misrepresentations	47
	7.9	Loan Documents; Collateral	47
	7.10	ERISA Event	48
	7.11	Intercreditor Agreement	48
8	RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT		48
	8.1	Rights and Remedies	48
	8.2	Power of Attorney	49
	8.3	Application of Payments and Proceeds Upon Default	50
	8.4	Collateral Agent’s Liability for Collateral	50
	8.5	No Waiver; Remedies Cumulative	50
	8.6	Demand Waiver; Makewhole Amount; Prepayment Premium	50
9	NOTICES		50
10	CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER		52
11	GENERAL PROVISIONS		52
	11.1	Successors and Assigns	52
	11.2	Indemnification	53
	11.3	Severability of Provisions	54
	11.4	Correction of Loan Documents	54
	11.5	Amendments in Writing; Integration	54
	11.6	Counterparts	55
	11.7	Survival	55
	11.8	Confidentiality	55
	11.9	Attorneys’ Fees, Costs and Expenses	56
	11.10	Right of Set-Off	56
	11.11	Marshalling; Payments Set Aside	56
	11.12	Electronic Execution of Documents	56
	11.13	Captions	56
	11.14	Construction of Agreement	57
	11.15	Third Parties	57
	11.16	No Advisory or Fiduciary Duty	57
	11.17	Credit Parties’ Agent	57
12	COLLATERAL AGENT		57
	12.1	Appointment and Authority	57
	12.2	Rights as a Lender	58
	12.4	Exculpatory Provisions	59
	12.5	Reliance by Collateral Agent	59
	12.6	Delegation of Duties	60
	12.7	Resignation of Collateral Agent	60
	12.8	Non-Reliance on Collateral Agent and Other Lenders	60
	12.9	Collateral and Guaranty Matters	60
	12.10	Reimbursement by Lenders	61
	12.11	Parallel Liability.	61

	12.12	Notices and Items to Lenders	62
13	DEFINITIONS		63
	13.1	Definitions	63

Exhibit A: Loan Advance Request Form
Exhibit B: Form of Term Loan Note
Exhibit C: Form of Security Agreement
Exhibit D: Commitments; Notice Addresses
Exhibit E: Form of Compliance Certificate
Exhibit F: Intercompany Reorganization

LOAN AGREEMENT
THIS LOAN AGREEMENT (this “Agreement”), dated as of October 19, 2022 (the “Closing Date”) by and among INSMED INCORPORATED, a Virginia corporation (as “Borrower” and a Credit Party), the Guarantors signatory hereto or otherwise party hereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”), provides the terms on which each Lender shall make, and Borrower shall repay, the Credit Extensions (as hereinafter defined). The parties hereto agree as follows:
1.ACCOUNTING AND OTHER TERMS
Except as otherwise expressly provided herein, all accounting terms not otherwise defined in this Agreement shall have the meanings assigned to them in conformity with GAAP. Calculations and determinations must be made following GAAP. If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document (including for purposes of measuring compliance with any provision of Section 6), and either Borrower or the Collateral Agent shall so request, the Collateral Agent and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, (x) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (y) all financial statements, Compliance Certificates and similar documents provided, delivered or submitted hereunder shall be provided, delivered or submitted together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts referred to herein, including in Section 5 and Section 6 shall be made, without giving effect to any (a) election under ASC 825-10 (or any other Financial Accounting Standards Board Accounting Standards Codification (“ASC”) or Financial Accounting Standard or Applicable Accounting Standard (including IFRS 9) having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value” and (b) any treatment of Indebtedness in respect of convertible debt instruments under ASC 470-20 (or any other ASC or Financial Accounting Standard or Applicable Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary above or in the definition of “Capital Lease Obligations”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.
For purposes of Sections 5 and 6 and solely with respect to the amount of any Indebtedness, Investment or other transaction made or consummated in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred after the time such Indebtedness, Investment or other transaction is incurred, made or consummated (so long as such Indebtedness, Investment or other transaction, at the time incurred, made or consummated, was permitted hereunder) solely as a result of changes in rates of currency exchange occurring over time.
The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
2.LOANS AND TERMS OF PAYMENTS
2.1 Promise to Pay.
Borrower hereby unconditionally promises to pay each Lender the outstanding principal amount of the Term Loans advanced to Borrower by such Lender and accrued, unpaid and uncapitalized interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.
2.2 Term Loans.
a.Availability. Subject to the terms and conditions of this Agreement (including Sections 3.1, 3.5, 3.6 and 3.7), Borrower agrees to request in accordance with Section 3.7, and each Lender severally agrees to make, a term loan to Borrower on the Closing Date in an original principal amount equal to such Lender’s Term Loan Commitment (individually, a “Term Loan,” and collectively, the “Term Loans”). After repayment or prepayment (in whole or in part), no Term Loan (or any portion thereof) may be re-borrowed.
b.Repayment.
i.With respect to any and all Term Loans and subject to any acceleration of the Term Loan Maturity Date pursuant to the terms of this clause (b) or the definition thereof, Borrower shall make eight (8) equal quarterly payments of principal of each such Term Loan commencing on the first Payment Date that occurs during (or immediately after) the 13th calendar quarter following the Closing Date and continuing through the Term Loan Maturity Date; provided, however, that, so long as (x) no Default or Event of Default has occurred and is continuing, (y) no Material Adverse Change or Withdrawal Event has occurred and (z) the ENCORE Event has occurred (provided, that if the ENCORE Event has not occurred, Borrower and the Required Lenders shall consult in good faith regarding whether the ENCORE clinical trials related to ARIKAYCE® have sufficiently advanced such that Borrower shall be permitted under this clause(b)(i) to deliver a Delayed Amortization Notice; provided, further, that any such agreement on the part of the Required Lenders shall be at their sole discretion), Borrower may elect by irrevocable written notice to the Collateral Agent (the “Delayed Amortization Notice”) to postpone making in full the quarterly payments of principal otherwise due during the 13th through 16th calendar quarters following the Closing Date and to make in full quarterly payments of principal of each such Term Loan commencing on the first Payment Date that occurs during (or immediately after) the 17th calendar quarter following the Closing Date; provided, further, that, in such case Borrower shall deliver to the Collateral Agent the Delayed Amortization Notice no later than ten (10) Business Days prior to the first Payment Date that occurs during (or immediately after) the 13th calendar quarter following the Closing Date.
ii.The Term Loans, including all unpaid principal thereunder (and, for the avoidance of doubt, all accrued, unpaid and uncapitalized interest, all due and unpaid Lender Expenses and any and all other outstanding amounts payable under the Loan Documents), is due and payable in full on the Term Loan Maturity Date.
iii.The Term Loans may be prepaid only in accordance with Section 2.2(c), except as provided in Section 8.1.
c.Prepayment of Term Loans.

i.Borrower shall have the option, at any time after the Closing Date, to prepay, in part (in multiples of not less than $50,000,000) or in whole, outstanding principal amounts under the Term Loans advanced by Lenders under this Agreement; provided that (A) Borrower provides written notice to the Collateral Agent of its election (which shall be irrevocable unless the Collateral Agent otherwise consents in writing) to prepay, in part (in multiples of not less than $50,000,000) or in whole, the Term Loans at least five (5) Business Days prior to such prepayment (which notice shall include the amount of the outstanding principal amount of the Term Loans to be prepaid), and (B) the prepayment of such principal amount shall be accompanied by any and all accrued, unpaid and uncapitalized interest thereon through the date of prepayment, any and all amounts payable in connection with such prepayment pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and, in the case of a prepayment in whole and not in part, any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of such notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Notwithstanding anything in this Section 2.2(c)(i) to the contrary, Borrower may rescind any notice of prepayment under this Section 2.2(c)(i) if such prepayment would have resulted from a refinancing of the Term Loans or other contingent transaction, which refinancing or transaction shall not be consummated or shall otherwise be delayed (in which case, a new notice shall be required to be sent in connection with any subsequent prepayment).
ii.Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than fifteen (15) days after the consummation of such Change in Control, in an amount equal to the sum of (A) all unpaid principal and any and all accrued, unpaid and uncapitalized interest thereon through the date of prepayment (such interest to be calculated based on Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.
iii.Prior to any prepayment, repurchase, redemption or similar action, of the Permitted Convertible Indebtedness in accordance with its terms (the “Convertible Indebtedness Redemption”) (which occurs prior to the Term Loan Maturity Date), Borrower shall promptly, and in any event no later than fifteen (15) days prior to the consummation of such Convertible Indebtedness Redemption, notify the Collateral Agent in writing of the occurrence of such Convertible Indebtedness Redemption, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Convertible Indebtedness Redemption (such notice, a “Convertible Indebtedness Redemption Notice”). Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) days prior to the Convertible Indebtedness Redemption in an amount equal to the sum of (A) all unpaid and outstanding principal and any and all accrued, unpaid and uncapitalized interest with respect to the Term Loans, and (B) any applicable amounts payable with respect to the prepayment under this Section 2.2(c)(iii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable) and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4). The Collateral Agent will promptly notify each Lender of its receipt of the Convertible Indebtedness Redemption Notice, and the amount of such Lender’s Applicable Percentage of such prepayment. Notwithstanding the foregoing, none of the following shall be deemed to be a Convertible Indebtedness Redemption: (w) the conversion to Equity Interests by holders of Permitted Convertible Indebtedness (including any cash payment upon conversion) or required payment of any interest with respect to any Permitted Convertible Indebtedness, in each case, in accordance with the terms of the indenture or other documentation governing such Permitted Convertible Indebtedness; (x) any Permitted Convertible Redemption, (y) the exchange of existing Permitted Convertible Indebtedness for or redemption of existing

Permitted Convertible Indebtedness with (1) new Permitted Convertible Indebtedness (the “Refinancing Convertible Debt”) (or the cash proceeds from the issuance of such Refinancing Convertible Debt) to the extent such Refinancing Convertible Debt is permitted to be issued under the terms of this Agreement and to the extent that such new Refinancing Convertible Debt bears interest at a rate per annum not to exceed the greater of [***] percent ([***]%) and such rate as is customary in the market at such time, as determined by the Borrower in its reasonable commercial judgment, (2) Equity Interests, (3) the cash proceeds, if any, received pursuant to the exercise, early unwind or termination of any Permitted Equity Derivative entered into in connection with such existing Permitted Convertible Indebtedness, or (4) cash in respect of accrued and unpaid interest on such exchanged existing Permitted Convertible Indebtedness, or (z) delivery of Equity Interests and cash in lieu of fractional shares or in respect of accrued and unpaid interest to any holder of Permitted Convertible Indebtedness to induce such holder to convert Permitted Convertible Indebtedness in accordance with the terms of the indenture governing such Permitted Convertible Indebtedness (any such transaction described in clause (w), (x), (y) or (z) above, a “Permitted Transaction” and collectively, the “Permitted Transactions”).
d.Prepayment Application. Any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a) (together with the accompanying Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f) as applicable) shall be paid to Lenders in accordance with their respective Applicable Percentages for application to the Obligations in the following order: (i) first, to due and unpaid Lender Expenses; (ii) second, to due and unpaid Additional Consideration; (iii) third, to accrued, unpaid and uncapitalized interest at the Default Rate incurred pursuant to Section 2.3(b), with respect to past due amounts, if any; (iv) fourth, without duplication of amounts paid pursuant to clause (iii) above, to accrued, unpaid and uncapitalized interest at the Term Loan Rate; (v) fifth, to the Prepayment Premium; (vi) sixth, to the Makewhole Amount, if applicable; (vii) seventh, to the outstanding principal amount of the Term Loans being prepaid; and (viii) eighth, to any remaining amounts then due and payable under this Agreement and the other Loan Documents.
e.Makewhole Amount. Any prepayment of the Term Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), in each case occurring prior to the 3rd-year anniversary of the Closing Date shall, in any such case, be accompanied by payment of an amount equal to the Makewhole Amount.
f.Prepayment Premium. Any prepayment of the Term Loan by Borrower (A) pursuant to Section 2.2(c), or (B) as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall, in any such case, be accompanied by payment of an amount equal to the Prepayment Premium. For the avoidance of doubt, no Prepayment Premium shall be due and owing for any payment of principal of the Term Loans made on the Term Loan Maturity Date.
g.Any Makewhole Amount or Prepayment Premium payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing. BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE. Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6. Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension. Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.
2.3 Payment of Interest on the Term Loans.
a.Interest Rate.
i.Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Term SOFR for the Interest Period therefor plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.
ii.Interest shall accrue on each Term Loan commencing on, and including, the day on which such Term Loan is made, and shall accrue on such Term Loan, or any portion thereof, through and including the day on which such Term Loan or such portion is paid.
iii.Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error, provided that the Collateral Agent shall provide evidence of such calculation upon Borrower’s written request), commencing on the Interest Date occurring in the calendar quarter immediately following the Closing Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the next succeeding Business Day immediately after such date,
iv.Notwithstanding the foregoing, up to fifty percent (50.0%) of the interest on the Term Loans payable during the first twenty-four (24) months following the Closing Date may be paid-in-kind (the “PIK Interest”) on any applicable Interest Date at the election of Borrower by irrevocable written notice to the Collateral Agent (a “PIK Election Notice”) no later than ten (10) Business Days prior to any such applicable Interest Date (which PIK Interest shall be capitalized on each such applicable Interest Date and such capitalized amount shall be added to the outstanding principal amount of the Term Loans and constitute outstanding principal of the Term Loans for all purposes hereof).
b.Default Rate.In the event Borrower fails to pay any of the Obligations when due (after giving effect to any applicable grace or cure period), or upon the commencement and during the continuance of an Insolvency Proceeding of Borrower, or upon the occurrence and during the continuance of any other Event of Default, immediately (and without notice or demand by any Lender or the Collateral Agent for payment thereof) to Borrower, such past due Obligations shall accrue interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”), and, notwithstanding anything to the contrary in Section 2.3(a) above, such interest shall be payable entirely in cash on demand of any Lender or the Collateral Agent. Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment of any Obligations and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Collateral Agent or any Lender.
c.360-Day Year. Interest payable under each Term Loan shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed.
d.Minimum interest payments – Swiss Withholding Tax. The rates of interest provided for in this Agreement are minimum interest rates. When entering into this Agreement, the parties hereto have assumed that the interest payable at the rates set out in this Section 2.3 or in other Sections of this Agreement, if any, is not and will not become subject to Swiss Withholding Tax. This notwithstanding, if a Tax deduction is required by law in respect of any interest payable by any Credit Party under a Loan Document and should it be unlawful for any Swiss Guarantor to comply with Section 2.6 for any reason, where this would otherwise be required by the terms of Section 2.6, then (i) the applicable interest rate in relation to that interest payment shall be the interest rate which would have applied to that interest payment as provided for by this Section 2.3 divided by one minus the rate at which the relevant Tax deduction is required to be made under Swiss domestic tax law and/or applicable double taxation treaties (where the rate at which the relevant Tax deduction is required to be made is for this purpose expressed as a fraction of one) and (b) such Guarantor shall (x) pay the relevant interest at the adjusted rate in accordance with paragraph (i) above and (y) make the Tax deduction on the interest so recalculated, and all references to a rate of interest under the Loan Documents shall be construed accordingly.

e.Payments. Except as otherwise expressly provided herein, all Term Loan payments and any other payments hereunder by (or on behalf of) Borrower shall be made on the date specified herein to such bank account of each applicable Lender as such Lender (or the Collateral Agent) shall have designated in a written notice to Borrower delivered on or before the Closing Date (which such notice may be updated by such Lender (or the Collateral Agent) by written notice to the Borrower from time to time after the Closing Date). Except as otherwise expressly provided herein, interest is payable quarterly on each Interest Date. Payments of principal or interest received after 11:00 a.m. on such date are considered received at the opening of business on the next Business Day. When any payment is due on a day that is not a Business Day, such payment is due on the next Business Day thereafter and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest made hereunder and pursuant to any other Loan Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.
f.Conforming Changes. In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Collateral Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
g.Benchmark Replacement Setting. Notwithstanding anything to the contrary herein or in any other Loan Document:
i.Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.
ii.Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
iii.Notices; Standards for Decisions and Determinations. The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).
iv.Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
2.4 Expenses. Borrower shall pay to or reimburse (or pay directly on behalf of) the Collateral Agent and, as applicable, each Lender, all of such Person’s reasonable and documented Lender Expenses incurred through and after the Closing Date, promptly after receipt of a written demand therefor by such Lender or the Collateral Agent (with, in the case of any Lender, a copy of such demand to the Collateral Agent), setting forth in reasonable detail such Person’s Lender Expenses.
2.5 Requirements of Law; Increased Costs. In the event that any applicable Change in Law:
a.Does or shall subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, the Term Loans or any other Loan Documents (except, in each case, Indemnified Taxes, Taxes described in clause (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes);
b.Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan, insurance charge or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any Lender; or
c.Does or shall impose on any Lender any other condition (other than Taxes, which are addressed in clause (a) above); and the result of any of the foregoing is to increase the cost to such Lender (as determined by such Lender in good faith using calculation methods customary in the industry) of making, renewing or maintaining the Term Loans or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender, then, in any such case, such Lender shall notify Borrower in writing of the event by reason of which it has incurred additional costs or has reduced amounts receivable or rate of return, and submit to Borrower a certificate as to such additional costs or has reduced amounts receivable or rate of return containing the calculation thereof in reasonable detail, which shall be conclusive in the absence of manifest error. Borrower shall promptly, and no later than thirty (30) days of its receipt of the certificate described above, pay to such Lender, subject to the terms of this Section 2.5, any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or rate of return as reasonably determined by such Lender with respect to this Agreement or the Term Loans made hereunder. The provisions of this Section 2.5 shall survive the termination of this Agreement and the payment of the outstanding Term Loans and all other Obligations. Failure or delay on the part of any such Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital under this Section 2.5 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be under any obligation to compensate such Lender under this Section 2.5 with respect to increased costs or reductions with respect to any period prior to the date that is 180 days prior to the date of the delivery of the notice required pursuant to the foregoing provisions of this paragraph; provided, further, that if the

Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
2.6 Taxes; Withholding, Etc.
a.All sums payable by any Credit Party hereunder and under the other Loan Documents shall (except to the extent required by Requirements of Law) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by any Governmental Authority. In addition, Borrower agrees to pay, and shall indemnify and hold each Lender harmless from, Other Taxes, and as soon as practicable after the date of paying Other Taxes to a Governmental Authority, Borrower shall furnish to each Lender (as applicable, with a copy to the Collateral Agent) the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to such Lender.
b.If any Credit Party or any other Person (“Withholding Agent”) is required by Requirements of Law to make any deduction or withholding on account of any Tax (as determined in the good faith discretion of such Withholding Agent) from any sum paid or payable by any Credit Party to any Lender under any of the Loan Documents: (i) such Withholding Agent shall notify such Lender in writing (with a copy to the Collateral Agent) of any such requirement or any change in any such requirement promptly after such Withholding Agent becomes aware of it; (ii) such Withholding Agent shall make any such withholding or deduction; (iii) such Withholding Agent shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on such Lender, as the case may be) on behalf of and in the name of such Lender in accordance with Requirements of Law; (iv) if the Tax is an Indemnified Tax, the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment of Indemnified Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including any deductions for Indemnified Taxes applicable to additional sums payable under this Section 2.6(b)), such Lender receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment of Indemnified Tax been required or made; and (v) as soon as practicable after paying any sum from which it is required by Requirements of Law to make any deduction or withholding, Borrower shall (or shall cause such Withholding Agent, if not Borrower, to) deliver to such Lender (with a copy to the Collateral Agent) evidence reasonably satisfactory to such Lender of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other Governmental Authority.
c.The Borrower shall indemnify each Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.6(c)) paid by such Lender and any liability (including any reasonable expenses) arising therefrom or with respect thereto whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any indemnification payment pursuant to this Section 2.6(c) shall be made to the applicable Lender within ten (10) days from written demand therefor.
d.Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.6(d)(i), (ii) or (iv) below) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. For avoidance of doubt, for the purposes of this Section 2.6(d), the term “Lender” shall include each applicable assignee. Without limiting the generality of the foregoing:
i.If any Lender is organized under the laws of the United States or any state thereof, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

ii.If any Lender is a Foreign Lender, such Lender shall deliver, and shall cause each applicable assignee thereof to deliver, to Borrower, on or about the date on which such Foreign Lender becomes a Lender under this Agreement, and at such other times as may be necessary in the determination of Borrower (in the reasonable exercise of its discretion), whichever of the following is applicable:
1.in the case that such Lender is a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document (including any original issue discount), a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, a properly completed and duly executed copy of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
2.a completed and duly executed copy of IRS Form W-8ECI;
3.in the case that such Foreign Lender is claiming an exemption from U.S. federal withholding Tax pursuant to the “portfolio interest exemption” under Section 881(c) of the IRC, it shall provide Borrower with the applicable executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, or
4.to the extent that such Foreign Lender is not the beneficial owner, an executed copy of IRS Form W-8IMY, accompanied by a withholding statement and IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), IRS Form W-9 or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate referenced in Section 2.6(d)(ii)(3) above on behalf of each such direct or indirect partner.
iii.If any Lender is a Foreign Lender it shall, to the extent it is legally entitled to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower to determine the withholding or deduction required to be made.
iv.If a payment made to any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA and to determine that Lender has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
v.Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or notify the Borrower in writing of its legal inability to do so.

e.If any party hereto determines, in its discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.6 (including by the payment of additional amounts pursuant to this Section 2.6), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.6 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (e) in the event that such indemnified party is required to repay such refund to such Governmental Authority and the requirement to repay such refund to such Governmental Authority is not due to the indemnified party’s failure to timely provide complete and accurate Internal Revenue Service forms and other documentation required pursuant to Section 2.6(d) or Section 2.8. Notwithstanding anything to the contrary in this clause (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (e) if the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (e) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
f.Tax Status of Borrower. Borrower is currently treated as a corporation for U.S. federal income tax purposes. Borrower shall not take any affirmative action (including not making any election under Treasury Regulations Section 301.7701-3(c) (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification without the prior written consent of the Required Lenders.
g.Tax Reporting Assistance. Borrower shall use best efforts to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.
2.7 Additional Consideration. As additional consideration for the obligation of each Lender to fund its Applicable Percentage of the Term Loans and the funding of its Applicable Percentage of the Term Loans pursuant to Section 2.2(a) and Section 3.7, on the Closing Date, Borrower shall pay to each Lender an amount equal to the product of (i) such Lender’s Term Loan Commitment, multiplied by (ii) 0.02 (such product, the “Additional Consideration”). Any and all Additional Consideration shall be fully earned when paid and shall not be refundable for any reason whatsoever and shall be treated as original issue discount with respect to the Term Loan for U.S. federal income tax purposes. The Additional Consideration payable hereunder shall be due on the Closing Date and shall be deducted from the proceeds of the Term Loan to be advanced to Borrower pursuant to Section 2.2(a) and Section 3.7.
2.8 Note Register; Term Loan Notes.
a.Note Register. Borrower will maintain at all times at its principal executive office a register that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Note Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). Each Term Loan: (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred or exchanged by any Lender only by surrender of the old instrument at the principal executive office of Borrower (or at the place of payment named in the Term Loan Note, if any), accompanied, if so required by Borrower in the case of a Lender Transfer, by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by the holder thereof or by such holder’s attorney duly authorized in writing, and Borrower will execute and deliver in exchange therefor a new Term Loan Note or Term Loan Notes, in such denomination(s) as may be requested by such holder, of like tenor and in the same aggregate outstanding principal amount as the aggregate outstanding principal amount of the Term Loan Note(s) so surrendered. Any Term Loan Note issued in exchange for any other Term Loan Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Term Loan Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The entries in the Note Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder absent manifest error and Borrower, Lenders and any of their respective agents may treat the Person in whose name any Term Loan Note is registered as the sole and exclusive record and beneficial holder and owner of such Term Loan Note for all purposes whatsoever.
b.Term Loan Notes. Each Lender shall issue to Borrower, and Borrower shall execute and deliver to each Lender to evidence such Lender’s Term Loan, on the Closing Date, a Term Loan Note. All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of this Agreement. All Term Loan Notes shall rank for all purposes pari passu with each other.
3.CONDITIONS OF TERM LOANS
3.1 Conditions Precedent to Term Loans. Each Lender’s obligation to advance its Applicable Percentage of the Term Loan Amount is subject to the satisfaction (or waiver in Lenders’ sole discretion in accordance with Section 11.5 hereof) of the following conditions:
a.the Collateral Agent’s and each Lender’s receipt:
i.on the Closing Date, of copies of the Loan Agreement, the Disclosure Letter, the Perfection Certificate for Borrower and its Subsidiaries and the Advance Request Form, in each case (x) dated as of the Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent; and
ii.on the Closing Date, of copies of the other Loan Documents (including the schedules thereto) (including any notices required pursuant to the Dutch Security Documents), including the Term Loan Notes executed by Borrower and the OrbiMed Intercreditor Agreement, the Intercompany Subordination Agreement, Collateral Documents (but excluding any Control Agreements, Collateral Access Agreements and any other Loan Document described in Schedule 5.14 of the Disclosure Letter to be delivered after the Closing Date), in each case (x) dated as of the Closing Date, (y) executed (where applicable) and delivered by each applicable Credit Party, and (z) in form and substance reasonably satisfactory to the Collateral Agent;
b.the Collateral Agent’s receipt of (i) true, correct and complete copies of the Operating Documents (including, in relation to a Dutch Obligor, a recent extract from the Dutch trade register (handelsregister) relating to it) of each of Borrower and the Credit Parties (being for any Swiss Guarantor a recently certified excerpt from the relevant commercial register (Handelsregisterauszug) and a copy of the up-to-date articles of association (Statuten), certified by the relevant commercial register), and (ii) a Secretary’s Certificate, dated the Closing Date, certifying that the foregoing copies are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent);
c.the Collateral Agent’s receipt of a good standing certificate for each Credit Party (where applicable in the subject jurisdiction) (or a letter of status with respect to any Credit Party incorporated in Ireland), certified by a Director or the Secretary of such Credit Party as of a date no earlier than thirty (30) days prior to the Closing Date, certified (where available) by the Secretary of State (or the equivalent thereof) of the jurisdiction of incorporation, formation or organization of such Person as of a date no earlier than thirty (30) days prior to the Closing Date;
d.the Collateral Agent’s receipt of a Secretary’s Certificate in relation to each Credit Party, dated the Closing Date, certifying that (i) attached as Exhibit A to such certificate is a true, correct, and complete copy of the Borrowing Resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Credit Party of the Loan Documents to which it is a party, (ii) the name(s) and title(s) of the officers or directors or other signatories of such Credit Party authorized to execute the Loan Documents to which such Credit Party is a party on behalf of such Credit Party together with a sample of the true signature(s) of such Credit Party(s), and (iii) that the Collateral Agent and each Lender may conclusively rely on such certificate with respect to the authority of such officers unless and until such Credit Party shall have delivered to the Collateral Agent a further certificate canceling or amending such prior certificate;
e.each Credit Party shall have obtained all Governmental Approvals, if any, and all consents or approvals of other Persons, including the approval or consent of the equityholders of Borrower, if any, in each case that are necessary in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to the Collateral Agent;
f.the Collateral Agent’s receipt on the Closing Date of opinions of (i) Covington & Burling LLP, United States counsel to Borrower and the other the Credit Parties, (ii) Hunton Andrews Kurth LLP, Virginia counsel to Borrower and the other the Credit Parties, (iii) Squire Gaikokuho Kyodo Jigyo Horitsu Jimusho, as Japanese counsel to Borrower and the other Credit Parties, (iv) Matheson LLP, Irish counsel to the Lenders and the Collateral Agent, and (v) Walder Wyss Ltd., Swiss counsel to the Lenders and the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent;
g.(i) subject to Section 5.14, the Collateral Agent’s receipt on the Closing Date of (i) evidence that any products liability and general liability insurance policies maintained regarding any Collateral are in full force and effect and (ii) appropriate evidence showing the Collateral Agent, for the benefit of Lenders and the other Secured Parties, having been named as additional insured or loss payee, as applicable (such evidence to be in form and substance reasonably satisfactory to the Collateral Agent) with respect to any products liability and general liability insurance policies maintained in the United States regarding any Collateral;
h.the Collateral Agent’s receipt prior to the Closing Date of Borrower’s U.S. tax forms and all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”);
i.concurrent with the funding of the Term Loan, payment of Lender Expenses then due as specified in Section 2.4 hereof for which Borrower has received an invoice at least one (1) Business Day prior, and payment of the Additional Consideration in accordance with Section 2.7, which such payments shall be deducted from the proceeds of the Term Loan;
j.the Collateral Agent’s and each Lender’s receipt of: (i) the OrbiMed Intercreditor Agreement, dated as of the Closing Date and executed and delivered by each of Borrower and OrbiMed, (ii) the Royalty Revenue Contract, dated as of the Closing Date and executed and delivered by each of Borrower and OrbiMed, and (iii) each other Royalty Revenue Document, dated as of the Closing Date and executed and delivered by the parties thereto;
k.evidence of the payment in full of the Purchase Price (as such term is defined in the Royalty Revenue Contract), any expense reimbursements and any and all other amounts pursuant to the Royalty Revenue Contract prior to or concurrent with the funding of the Term Loan; and
l.in respect of each Dutch Obligor;
i.a copy of a resolution of its board of directors approving its execution and the terms of, and the transactions contemplated by, the Loan Documents to which it is a party;
ii.if applicable, a copy of a resolution of its board of supervisory directors (if any) approving its execution and the terms of, and the transactions contemplated by, the Loan Documents to which it is a party;
iii.if applicable, copy of a resolution of its general meeting of shareholders approving its execution and the terms of, and the transactions contemplated by, the Loan Documents to which it is a party; and
iv.if it is required by law or any arrangement binding on it to obtain works council advice in respect of its or any other person's entry into the Loan Documents, a copy of a positive or neutral advice from its (central) works council (and, if such advice is not unconditional, confirmation from the Company that (i) the conditions set by the works council are and will be complied with and (ii) such compliance does not and will not constitute a Material Adverse Change) including the request for advice or, a confirmation of its board of directors included in the board resolution that no works council has jurisdiction in respect of any of the transactions contemplated by the Loan Documents to which it is a party.
3.2 [RESERVED]
3.3 [RESERVED]
3.4 [RESERVED]
3.5 Additional Conditions Precedent to Term Loans. The obligation of each Lender to advance its Applicable Percentage of each Term Loan is subject to the following additional conditions precedent:
a.the representations and warranties made by the Credit Parties in Section 4 of this Agreement and in the other Loan Documents are true and correct in all material respects on the Closing Date, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects (as so qualified), in each case, on the Closing Date (both with and without giving effect to the Term Loans) or as of such earlier date, as applicable); and
b.Each borrowing by Borrower hereunder shall constitute a representation and warranty by Borrower, as of the Closing Date, that: (i) there is no Adverse Proceeding pending or, to the Knowledge of Borrower, threatened, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, except as set forth on Schedule 4.7 of the Disclosure Letter; (ii) the organizational structure and capital structure of Borrower and each of its Subsidiaries is as described on Schedule 4.15 of the Disclosure Letter as at the Closing Date; and (iii) the conditions precedent set forth in this Section 3.5 and in Section 3.1, Section 3.6 and Section 3.7 have been satisfied.
c.there shall not have occurred (i) any Material Adverse Change or (ii) any Default or Event of Default.
3.6 Covenant to Deliver. The Credit Parties agree to deliver to the Collateral Agent or each Lender, as applicable, each item required to be delivered to Collateral Agent or each Lender, as applicable, under this Agreement as a condition precedent to any Credit Extension; provided, however, that any such items set forth on Schedule 5.14 of the Disclosure Letter shall be delivered to the Collateral Agent within the time period prescribed therefor on such schedule. The Credit Parties expressly agree that a Credit Extension made prior to the receipt by the Collateral Agent or any Lender, as applicable, of any such item shall not constitute a waiver by the Collateral Agent or any Lender of the Credit Parties’ obligation to deliver such item, and the making of any Credit Extension in the absence of any such item required to have been delivered by the date of such Credit Extension shall be in the applicable Lender’s sole discretion.
3.7 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of each Term Loan set forth in this Agreement, to obtain the Term Loans, Borrower shall deliver to the Collateral Agent and Lenders by electronic mail or facsimile a completed Advance Request Form for the Term Loans executed by a Responsible Officer of Borrower (which notice shall be irrevocable on and after the date on which such notice is given and Borrower shall be bound to make a borrowing in accordance therewith), in which case each Lender agrees, subject to the satisfaction of the applicable conditions precedent set forth in this Article 3, to advance an amount equal to its Applicable Percentage of the applicable Term Loan Amount to Borrower on the Closing Date, by wire transfer of same day funds in Dollars, to such account(s) in the United States as may be designated in writing to the Collateral Agent by Borrower at least two (2) Business Days prior to the Closing Date.
4.REPRESENTATIONS AND WARRANTIES
In order to induce each Lender and the Collateral Agent to enter into this Agreement and for each Lender to make the Credit Extensions to be made on the Closing Date, each Credit Party, jointly and severally with each other Credit Party, represents and warrants to each Lender and the Collateral Agent that the following statements are true and correct as of and on the Closing Date (both with and without giving effect to the Term Loans):
4.1 Due Organization, Existence, Power and Authority. Borrower and each of its Subsidiaries (a) is duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, organization or formation identified on Schedule 4.15 of the Disclosure Letter, (b) has all requisite power and authority to (i) own, lease, license and operate its assets and properties and to carry on its business as currently conducted and (ii) execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder and otherwise carry out the transactions contemplated thereby, (c) is duly qualified and, where applicable, in good standing under the laws of each jurisdiction where its ownership, lease, license or operation of assets or properties or the conduct of its business requires such qualification, and (d) has all requisite Governmental Approvals to operate its business as currently conducted; except in each case referred to clauses (a) (other than with respect to Borrower and any other Credit Party), (b)(i), (c) or (d) above, to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.2 Equity Interests. All of the outstanding Equity Interests in each Subsidiary of Borrower, the Equity Interests in which are required to be pledged pursuant to the Collateral Documents, have been duly authorized and validly issued, are (where required by Requirements of Law to be) fully paid and, in the case of Equity Interests representing corporate interests, are non-assessable and all such Equity Interests owned directly by Borrower or any other Credit Party are owned free and clear of all Liens except for Permitted Liens. Schedule 4.2 of the Disclosure Letter identifies each Person, the Equity Interests in which are required to be pledged on the Closing Date pursuant to the Collateral Documents.
4.3 Authorization; No Conflict. Except as set forth on Schedule 4.3 of the Disclosure Letter, the execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Credit Party’s Operating Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Credit Party is a party or affecting such Credit Party or the assets or properties of such Credit Party or any of its Subsidiaries or (B) any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Credit Party or any of its properties or assets are subject, (iii) result in the creation of any Lien (other than under or otherwise permitted under the Loan Documents) or (iv) violate any Requirements of Law, except, in the cases of clauses (b)(ii) and (b)(iv) above, to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.4 Government Consents; Third Party Consents. Except as set forth on Schedule 4.4 of the Disclosure Letter, no Governmental Approval or other approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (including any counterparty to any Company IP Agreement or other Material Contract) is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document, or for the consummation of the transactions contemplated hereby or thereby, (b) the grant by any Credit Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except in each case of clause (a) through (d) above, for (i) filings necessary to perfect the Liens on the Collateral granted by the Credit Parties to the Collateral Agent for the benefit of Lenders and the other Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (iii) filings under state or federal securities laws, (iv) notices required to be delivered by the Collateral Agent or any Lender in connection with, or the cooperation of any third Person (that is not an Affiliate of any Credit Party) that is required for, any exercise of any of the rights or remedies by the Collateral Agent or any Lender, and (v) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
4.5 Binding Obligation. This Agreement has been duly executed and delivered by Borrower and each other Credit Party that is a party hereto and each other Loan Document has been duly executed and delivered by each Credit Party that is a party thereto, and in each case constitutes a legal, valid and binding obligation of Borrower or such Credit Party (as applicable), enforceable against Borrower or such Credit Party (as applicable) in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, by general principles of equity.
4.6 Collateral. In connection with this Agreement, Borrower has delivered to the Collateral Agent a completed certificate signed by a Responsible Officer of Borrower (the “Perfection Certificate”). Each Credit Party, jointly and severally, represents and warrants to the Collateral Agent and each Lender that:
a.(i) its exact legal name is that indicated on the Perfection Certificate and on the signature page thereof; (ii) it is an organization or company of the type and is organized or incorporated in the jurisdiction set forth in the Perfection Certificate; (iii) the Perfection Certificate accurately sets forth its organizational identification number or accurately states that it has none; (iv) the Perfection Certificate accurately sets forth its place of business, or, if more than one, its chief executive office as well as its mailing address (if different than its chief executive office); (v) except as set forth in the Perfection Certificate, it (and each of its predecessors) has not, in the five (5) years prior to the Closing Date, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (vi) all other information set forth on the Perfection Certificate pertaining to it and each of its Subsidiaries is accurate and complete in all material respects.
b.(i) it has good and valid title to, has the rights it purports to have in, and subject to Permitted Subsidiary Distribution Restrictions, Permitted Negative Pledges and the occurrence of the Closing Date, the power to transfer each item of the Collateral upon which it purports to grant a Lien under any Collateral Document, free and clear of any and all Liens except Permitted Liens and except for such irregularities or defects in title as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) it has no deposit accounts maintained at a bank or other depository or financial institution which are not Excluded Accounts other than the deposit accounts described in the Perfection Certificate delivered to the Collateral Agent in connection herewith.
c.a true, correct and complete list of each pending, registered, issued or in-licensed Patent (including any Patents that are or are intended to be listed in the FDA’s so-called “Orange Book” as covering Product), Copyright and Trademark that relates to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product (including any delivery devices, such as nebulizers) in the Territory, and regulatory exclusivities that are listed in the FDA’s so-called “Orange Book” as covering Product, and that, individually or when taken together with any other such Patents, Copyrights, Trademarks, or regulatory exclusivities, is material to the business of Borrower and its Subsidiaries, taken as a whole, and that is owned or co-owned by, or exclusively or nonexclusively in-licensed to, any Credit Party or any of its Subsidiaries (collectively, the “Current Company IP”), including its name/title, current owner or co-owners (including ownership interest), registration, patent or application number, and registration or application date, in each jurisdiction where issued or filed in the Territory, is set forth on Schedule 4.6(c) of the Disclosure Letter. Except as set forth on Schedule 4.6(c) of the Disclosure Letter:
i.(A) to the Knowledge of such Credit Party, each item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries is valid, subsisting and enforceable (or will be enforceable upon issuance) and no item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, been cancelled, held unpatentable, held unenforceable or held invalidated in a final, non-appealable court decision, or become abandoned (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment), and no circumstance or grounds exist that would lead to any such Current Company IP being held unpatentable, unenforceable or invalid in a final, non-appealable court decision, or reduce the ownership or use of such Current Company IP, by any Credit Party or any of its Subsidiaries, and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership (other than from patent and trademark offices through the normal prosecution practices), or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP owned or co-owned by a Credit Party or any of its Subsidiaries (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment);

ii.(A) each item of Current Company IP that is exclusively or nonexclusively in-licensed from another Person is in force, and no item of Current Company IP that is exclusively or nonexclusively in-licensed by a Credit Party or any of its Subsidiaries has in any respect lapsed or expired, or has been cancelled, held unpatentable, held unenforceable or held invalidated in a final, non-appealable court decision, or has become abandoned (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of licensor), and (B) no written notice has been received challenging the validity, patentability, enforceability, inventorship or ownership, or relating to any lapse, expiration, invalidation, cancellation, abandonment or unenforceability, of any item of Current Company IP that is exclusively or nonexclusively in-licensed by a Credit Party or any of its Subsidiaries (other than from patent and trademark offices through the licensor’s normal prosecution practices);
iii.each Credit Party or any of its Subsidiaries possesses valid title to the Current Company IP for which it is listed as the owner or co-owner, as applicable, on Schedule 4.6(c) of the Disclosure Letter. There are no Liens on any Current Company IP other than Permitted Liens. Except as set forth on Schedule 4.6(c) of the Disclosure Letter, (x) each Person who has or has had any rights in or to owned Current Company IP or any trade secrets owned by any Credit Party or any of its Subsidiaries, including each inventor named on the Patents within such owned Current Company IP filed by any Credit Party or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest in and to such owned Current Company IP and such trade secrets, and the inventions, improvements, ideas, discoveries, writings, works of authorship, information and other intellectual property embodied, described or claimed therein, to the stated owner thereof, and (y) to the Knowledge of such Credit Party, no such Person has any contractual or other obligation that would preclude or conflict with such assignment or the exploitation of Product in the Territory or entitle such Person to ongoing payments;
iv.each Credit Party or any of its Subsidiaries possesses an exclusive in-license from PARI Pharma GmbH for the eFlow nebulizer referred to as the Lamira® Nebulizer System, including the control unit with screen, nebulizer handset with aerosol head, nebulizer connection cord and power supply, vibrating membrane, mixing chamber, valve system, and related intellectual property; and
v.to the Knowledge of such Credit Party, there are no issued patents or published patent applications with pending claims as of the Closing Date which if issued and valid, could reasonably be expected to materially adversely affect the exploitation of Product in the United States or Japan.
d.There are no maintenance, annuity or renewal fees that are currently overdue beyond their allotted grace period for any of the Current Company IP which is owned by or exclusively or nonexclusively licensed to any Credit Party or any of its Subsidiaries, nor have any applications or registrations therefor lapsed or become abandoned, been cancelled or expired (other than through the lapse, expiration or abandonment of such Current Company IP in the exercise of normal prosecution practices and reasonable business judgment of the Credit Parties, their respective Subsidiaries or the licensor).
e.There are no unpaid fees, royalties or indemnification payments under any Company IP Agreement that have become due, or are reasonably expected to become due or overdue except as would not reasonably be expected to materially adversely affect any Credit Party’s or any of its Subsidiary’s rights thereunder. Each Company IP Agreement is in full force and effect and, to the Knowledge of such Credit Party, is legal, valid, binding and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, examinership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. No Credit Party or any of its Subsidiaries is in material breach of or material default under any Company IP Agreement to which it is a party or may otherwise be bound, and to the Knowledge of such Credit Party, no circumstances or grounds exist that could give rise to a claim of material breach or right of rescission, termination, non-renewal, revision, or amendment of any of the Company IP Agreements, including the execution, delivery and performance of this Agreement and the other Loan Documents.
f.No payments by any Credit Party or any of its Subsidiaries are due to any other Person in respect of the Current Company IP, other than pursuant to the Company IP Agreements, the Royalty Revenue Contract, and

those fees payable to patent offices in connection with the prosecution and maintenance of the Current Company IP and associated attorney fees.
g.Except as noted on Schedule 4.6(g) of the Disclosure Letter, no Credit Party is a party to, nor is it bound by, any Excluded License.
h.No Credit Party or any of its Subsidiaries has undertaken or omitted to undertake any acts, and, to the Knowledge of such Credit Party, no circumstance or grounds exist that would invalidate or reduce, in whole or in part, the enforceability or scope of any Credit Party’s or any of its Subsidiary’s: (i) right or entitlement to the Current Company IP in any manner that could reasonably be expected to materially adversely affect any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory; or (ii) in the case of Current Company IP owned or co-owned by or exclusively or non-exclusively licensed to any Credit Party or any of its Subsidiaries, other than with respect to Permitted Licenses and except as set forth on Schedule 4.6(h) of the Disclosure Letter, entitlement to own or license and exploit the Current Company IP in any manner.
i.Except as set forth on Schedule 4.6(i) of the Disclosure Letter, to the Knowledge of such Credit Party, there is no product or other technology of any third party that infringes or could reasonably be expected to infringe a Patent within the Current Company IP.
j.Except as set forth on Schedule 4.6(j) of the Disclosure Letter, in each case where an issued Patent within the Current Company IP is owned or co-owned by any Credit Party or its Subsidiaries by assignment, the assignment has been duly recorded with the U.S. Patent and Trademark Office and, if applicable, the assignment has been duly recorded or will be recorded promptly with all similar offices and agencies anywhere in the world in which foreign counterparts are registered, filed or issued.
k.There are no pending or, to the Knowledge of such Credit Party, threatened (in writing) claims against Borrower or any of its Subsidiaries alleging (i) that any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory infringes or violates (or in the past infringed or violated), or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Intellectual Property (“Third Party IP”) or constitutes a misappropriation (or in the past constituted a misappropriation) of any Third Party IP, or (ii) that any Current Company IP is invalid, unpatentable or unenforceable (other than from patent and trademark offices through the normal prosecution practices).
l.To the Knowledge of such Credit Party, the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory has not in the past and does not (i) infringed or infringe or violated or violate, or formed or form a reasonable basis for a claim of infringement or violation of, any of the rights of any third parties in or to any Third Party IP or (ii) constituted or constitute a misappropriation of any Third Party IP.
m.Except as set forth on Schedule 4.6(m) of the Disclosure Letter, to the Knowledge of such Credit Party, there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which: (i) restrict the rights of any Credit Party or any of its Subsidiaries to use any Intellectual Property relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP.
n.Except as set forth on Schedule 4.6(n) of the Disclosure Letter, to the Knowledge of such Credit Party, (i) there is no, nor has there been any, infringement or violation by any Person of any of the Company IP or any of the rights therein, and (ii) there is no, nor has there been any, misappropriation by any Person of any of the Company IP or any of the subject matter thereof.
o.Each Credit Party and each of its Subsidiaries has taken all commercially reasonable measures customary in the life sciences industry, to protect the confidentiality and value of all trade secrets owned by such Credit Party or any of its Subsidiaries or used or held for use by such Credit Party or any of its Subsidiaries, in each case relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory. To the Knowledge of such Credit Party, any disclosure by a Credit Party or any of its Subsidiaries of any such trade secrets to any third party has been pursuant to the terms of a written agreement with such third party, and no Credit Party or any of its Subsidiaries has suffered any material data breach or other incident that has resulted in any loss, unauthorized access, use, disclosure or modification of any such trade secrets.
p.Except as set forth on Schedule 4.6(p) of the Disclosure Letter, to the Knowledge of such Credit Party, Product made, used or sold under the Patents in the U.S. within the Current Company IP has been marked with the proper patent notice.
q.Except as set forth on Schedule 4.6(q) of the Disclosure Letter, to the Knowledge of such Credit Party, at the time of any shipment of Product, the units thereof so shipped complied in all material respects with their relevant specifications and were developed and manufactured in accordance with applicable current Good Manufacturing Practices, Good Clinical Practices, Good Laboratory Practices and other applicable Requirements of Law.
r.With respect to the Current Company IP consisting of Patents, except as set forth on Schedule 4.6(r) of the Disclosure Letter:
i.to the Knowledge of such Credit Party, all prior art material to such Patents was adequately disclosed, to the extent such disclosure is required, to the relevant patent office or considered by the respective patent offices during prosecution of such Patents;
ii.subsequent to the issuance of such Patents, no Credit Party nor any Subsidiary nor any of their respective predecessors-in-interest, has filed any disclaimer or made or permitted any other voluntary reduction in the scope of the inventions claimed in such Patents;
iii.to the Knowledge of such Credit Party, no subject matter designated allowable or allowed by the U.S. Patent and Trademark Office of such Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any interference, and such Patents are not and have not been the subject of any re-examination, opposition or any other post-grant proceedings;
iv.if any of such Patents is terminally disclaimed to another patent or patent application, all patents and patent applications subject to such terminal disclaimer are included in the Collateral; and
v.neither any Credit Party nor any Subsidiaries has received an opinion, whether preliminary in nature or qualified in any manner, which concludes that a challenge to the validity or enforceability of any such Patents is more likely than not to succeed.
s.(A) neither any Credit Party nor any Subsidiary, nor, to the Knowledge of such Credit Party, any of their respective agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent and (B) to the Knowledge of such Credit Party, no prior owner of any such Patent of any Credit Party or any of its Subsidiaries, nor any of such prior owner’s agents or representatives, have engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate or render unpatentable or unenforceable any such Patent.
t.The Collateral Documents create in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a valid and continuing and, upon the making of the filings and the taking of the actions required under the terms of the Loan Documents (except to the extent not required to be perfected pursuant to the terms of the Loan Documents), perfected Lien on and security interest in the Collateral (in each case, solely to the extent perfection is available under Requirements of Law through the making of such filings and taking of such actions), securing the payment of the Obligations, and having priority over all other Liens on and security interests in the Collateral (except Permitted Liens).
4.7 Adverse Proceedings, Compliance with Laws and Settlement Agreements.
a.(i) Except as set forth on Schedule 4.7 of the Disclosure Letter, there are no Adverse Proceedings pending or, to the Knowledge of such Credit Party, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries; and (ii) neither Borrower nor any of its Subsidiaries (A) is in violation of any Requirements of Law, excluding any Requirement of Law which is being contested in good faith by appropriate proceedings, where such violation could reasonably be expected to result in uninsured damages or costs to Borrower or any of its Subsidiaries, individually or together with any other such violation, in an amount in excess of $[***], or (B) is subject to or in default with respect to any final judgments, orders, writs, injunctions, settlement agreements, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.
b.Each of Borrower and its Subsidiaries (and, to Borrower’s Knowledge, each other party thereto) is in compliance with the terms of all settlement agreements (relating to any Adverse Proceeding) to which Borrower or any Subsidiary is a party.
4.8 Exchange Act Documents; Financial Statements; Financial Condition; No Material Adverse Change; Books and Records.
a.The Exchange Act Documents filed by Borrower with the SEC since December 31, 2021, when they were filed with the SEC, conformed in all material respects to the requirements of the Exchange Act, and as of the time they were filed with the SEC, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature), in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein).
b.The Borrower’s audited annual financial statements as of December 31, 2021 and unaudited quarterly financial statements as of March 31, 2022 and June 30, 2022 (in each case, including the related notes thereto) of Borrower and its Subsidiaries included in the Exchange Act Documents present fairly in all material respects the consolidated financial condition of Borrower and such Subsidiaries and their consolidated results of operations as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed therein and, in the case of unaudited, interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes.
c.Borrower acknowledges that its management is responsible for the preparation and fair presentation of the financial statements of Borrower and each of its Subsidiaries delivered to the Collateral Agent pursuant to Section 5.2(a), in each case, in conformance with GAAP. Borrower has, suitable for a company of its size and stage of development, designed, implemented and maintained internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
d.Since December 31, 2021, there has not occurred any change or event that has had or could reasonably be expected to have, either alone or in conjunction with any other change(s), event(s) or failure(s), a Material Adverse Change.
e.Since December 31, 2021, there has not occurred any Transfer by Borrower or any Subsidiary, voluntary or involuntary, of any material part of the business, assets or property of Borrower or any Subsidiary, and no purchase or other acquisition by any of them of any business, assets or property (including any Equity Interests of any other Person) material to Borrower or any Subsidiary, in each case, which is not reflected in the financial statements of Borrower and its Subsidiaries included in the Exchange Act Documents (or in the notes thereto) and has not otherwise been disclosed in writing to the Collateral Agent or Lenders on or prior to the Closing Date.
f.The Books of Borrower and each of its Subsidiaries contain full, true and correct entries of all dealings and transactions in relation to its business and activities in conformity with GAAP and Requirements of Law in all material respects.

4.9 Solvency. The Credit Parties and their Subsidiaries, on a consolidated basis, are Solvent. Without limiting the generality of the foregoing, there has been no proposal made or resolution adopted by any competent corporate body for the dissolution or liquidation of any Credit Party.
4.10 Taxes. All U.S. federal, state, local and foreign income and other material Tax returns and reports (or extensions thereof) of each Credit Party and each of its Subsidiaries required to be filed by any of them have been timely filed and are correct in all material respects, and all income and other material Taxes, assessments, deposits and contributions which are due and payable by any Credit Party or any of its Subsidiaries or levied or imposed upon them or any of their properties, assets or in respect of any of their income, businesses or franchises have been paid when due and payable, except where such payment can be lawfully withheld and the validity or amount thereof is being contested in good faith by appropriate proceedings; provided that no such Tax or any claim for Taxes that have become due and payable shall be required to be paid if, in each case, (i) the applicable Credit Party has set aside on its books adequate reserves therefor in conformity with GAAP, or (ii) the failure to pay such Taxes, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. To the Knowledge of such Credit Party, there is no pending or proposed Tax assessment against any Credit Party or any of its Subsidiaries that would, if made, result in a Material Adverse Change.
4.11 Environmental Matters. Neither Borrower nor any of its Subsidiaries nor any of their respective Facilities or operations is subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. There are and, to the Knowledge of such Credit Party, have been, no conditions, occurrences, or Hazardous Materials Activities that would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. To the Knowledge of such Credit Party, no predecessor of Borrower or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change (but, for the avoidance of doubt, neither Borrower nor any of its Subsidiaries has, directly or indirectly, undertaken any investigation of or made any inquiries to, or relating to, any of its or its Subsidiaries’ predecessors), and neither Borrower’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260 – 270 or any foreign or United States state equivalents, which would reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. No event or condition has occurred or is occurring with respect to any Credit Party relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Change.
4.12 Material Contracts. After giving effect to the consummation of the transactions contemplated by this Agreement, except as described on Schedule 4.12 of the Disclosure Letter, each Material Contract is a valid and binding obligation of the applicable Credit Party and, to the Knowledge of such Credit Party, each other party thereto, and is in full force and effect, and neither the applicable Credit Party nor, to the Knowledge of such Credit Party, any other party thereto is in material breach thereof or default thereunder, except where such breach or default (which default has not been cured or waived) could not reasonably be expected to give rise to any cancellation, termination or acceleration right of the applicable counterparty thereto. No Credit Party or any of its Subsidiaries has received any written notice from any party to any Material Contract asserting or to the Knowledge of such Credit Party, threatening to assert, circumstances that could reasonably be expected to result in the cancellation, termination or invalidation of any Material Contract (or any provision thereof) or the acceleration of such Credit Party’s or Subsidiary’s obligations thereunder.
4.13 Regulatory Compliance. No Credit Party is or is required to be registered as, or is a company “controlled” by, an “investment company” as defined in, or is subject to regulation under, the Investment Company Act of 1940. Except as could not reasonably be expected to result in a Material Adverse Change, each Credit Party has complied with the Federal Fair Labor Standards Act (and any foreign or United States state equivalent). Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, each Plan is in compliance with the applicable provisions of ERISA, the IRC and other U.S. federal or state or foreign Requirements of Law, respectively. (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. of ERISA with respect to a Multiemployer Plan; and (iii) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that would be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of clauses (i), (ii) and (iii) above, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.
4.14 Margin Stock. No Credit Party is engaged principally, or as one of its important activities, in extending credit for the purpose of, whether immediate or ultimate, purchasing or carrying Margin Stock. No Credit Party owns any Margin Stock. No Credit Party or any of its Subsidiaries has taken or permitted to be taken any action that might cause any Loan Document to violate Regulation T, U or X of the Federal Reserve Board.
4.15 Subsidiaries; Capitalization. Schedule 4.15 of the Disclosure Letter includes a complete and accurate list of Borrower and each of its Subsidiaries, setting forth (a) its name and jurisdiction of incorporation, organization or formation, (b) in the case of each Credit Party (other than the Borrower), the number of authorized and issued shares (or equivalent) of each class (where applicable) of its Equity Interests outstanding, and (c) the percentage of its outstanding shares of each class owned (directly or indirectly) by Borrower or any of its Subsidiaries and the certificate numbers(s) for the same (if any) and in the case of Insmed Godo Kaisha the percentage of its membership interest owned (directly or indirectly) by Borrower or any of its Subsidiaries, and (d) the number and effect, if exercised, of all of its outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth on Schedule 4.15 of the Disclosure Letter, each Credit Party is a Registered Organization.
4.16 Employee Matters. Neither Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to result in a Material Adverse Change. There is (a) no unfair labor practice complaint pending against Borrower or any of its Subsidiaries or, to the Knowledge of such Credit Party, threatened in writing against any of them in each case before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is pending against Borrower or any of its Subsidiaries or, to the Knowledge of such Credit Party, threatened in writing against any of them, (b) no strike or work stoppage in existence or, to the Knowledge of such Credit Party, threatened in writing involving Borrower or any of its Subsidiaries, and (c) to the Knowledge of such Credit Party, no union representation question existing with respect to the employees of Borrower or any of its Subsidiaries and, to the Knowledge of such Credit Party, no union organization activity that is taking place that in each case specified in any of clauses (a), (b) and (c) above, individually or taken together with any other matter specified in clause (a), (b) or (c) above, could reasonably be expected to result in a Material Adverse Change.
4.17 Full Disclosure. None of the documents, certificates or written statements (excluding any projections and forward-looking statements, estimates, budgets and general economic or industry data of a general nature) furnished or otherwise made available to the Collateral Agent or any Lender by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby (in each case, taken as a whole and as modified or supplemented by other information so furnished promptly after the same becomes available) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, as of the time when made or delivered, not misleading in light of the circumstances in which the same were made; provided, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections are not a guarantee of financial performance and are subject to uncertainties and contingencies, many of which are beyond the control of Borrower or any Subsidiary, and neither Borrower nor any Subsidiary can give any assurance that such projections will be attained, that actual results may differ in a material manner from such projections and any failure to meet such projections shall not be deemed to be a breach of any representation or covenant herein). To the Knowledge of Borrower, there are no facts (other than matters of a general economic or industry nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change and that have not been disclosed herein or in such other documents, certificates and written statements furnished or made available to the Collateral Agent or any Lender for use in connection with the transactions contemplated hereby.

4.18 Anti-Corruption Laws; Anti-Money Laundering Laws; sanctions; Export and Import Laws.
a.None of Borrower, its Subsidiaries, their directors or officers, or, to the Knowledge of such Credit Party, any agent or employee of Borrower or any Subsidiary of Borrower has, at any time in the last three (3) years, (i) used any corporate funds of Borrower or any Subsidiary of Borrower for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or, to the Knowledge of such Credit Party, indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of Borrower or any Subsidiary of Borrower, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010 (“UKBA”) or any other applicable anti-corruption laws or (iv) made any bribe, improper rebate, payoff, influence payment, kickback or other unlawful payment, and no part of the proceeds of any Credit Extension will be used, directly or, to the Knowledge of such Credit Party, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the FCPA, UKBA or any other applicable anti-corruption laws is pending or to the Knowledge of such Credit Party, threatened in writing nor is there a basis for such action, suit or proceeding.
b.(i) The operations of Borrower and its Subsidiaries are and have been conducted at all times in the last five (5) years with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act of 1970 (as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001) and the anti-money laundering laws, rules and regulations of each jurisdiction (foreign or domestic) in which Borrower or any of its Subsidiaries is subject to such jurisdiction’s Requirements of Law (collectively, the “Anti-Money Laundering Laws”) and (ii) no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or to the Knowledge of such Credit Party, threatened in writing.
c.None of Borrower, its Subsidiaries, or, their directors, officers or, to the Knowledge of such Credit Party, any employee or agent of Borrower or any Subsidiary of Borrower is, or is fifty percent (50.0%) or more owned or otherwise controlled by individuals or entities that are, the target or subject of any economic, trade or financial sanctions or restrictive measures administered and enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union and each member state thereof, or Switzerland (the Swiss State Secretariat for Economic Affairs of Switzerland (SECO) or the Swiss Directorate of International Law (DIL)) or His Majesty’s Treasury of the United Kingdom (collectively “Sanctions”). Neither Borrower nor any of its Subsidiaries: (i) has assets located in, or otherwise directly or indirectly derives revenues from or engages in, investments, dealings, activities, or transactions in or with, any Sanctioned Country; or (ii) directly or indirectly derives revenues from, conducts any business or engages in investments, dealings, activities, or transactions with, any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person. Borrower will not, directly or indirectly (including through an agent or any other Person), use the proceeds of any Term Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for (i) the purpose of financing the activities of any Person that is the target or subject of Sanctions or in any country or territory that at the time of such funding, is the subject of Sanctions, (ii) in any Sanctioned Country, or (iii) any purpose that could cause any Person to be in violation of Sanctions. No action, suit or proceeding by or before any Governmental Authority or any arbitrator involving Borrower or any of its Subsidiaries with respect to Sanctions is pending or to the Knowledge of such Credit Party, threatened in writing, nor is there a basis for such action, suit or proceeding.
d.Borrower will not, directly or, to the Knowledge of such Credit Party, indirectly (including through an agent or any other Person), use any of the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation of the FCPA, UKBA or any other applicable anti-corruption laws, (ii) in violation of any Anti-Money Laundering Laws, or (iii) in violation of Sanctions.
e.Borrower, its Subsidiaries, their respective officers and directors, and to the Knowledge of Borrower, their respective agents and employees, are in compliance in all respects with Sanctions. Borrower and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws, Export and Import Laws, and applicable anti‑corruption laws, including the FCPA and UKBA.
f.Borrower and its Subsidiaries are in compliance in all material respects with applicable Export and Import Laws.
4.19 Health Care Matters.
a.Compliance with Health Care Laws. Except as set forth on Schedule 4.19(a) of the Disclosure Letter, each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries and each officer, Affiliate, and employee acting on behalf of such Credit Party or any of its Subsidiaries, is in compliance in all material respects with all Health Care Laws applicable to such Credit Party or Subsidiary.
b.Compliance with Regulatory Requirements. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, are in compliance with applicable FDA Laws including the Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (the “FDCA”), the Public Health Service Act (21 U.S.C. § 262 through § 263) (the “PHSA”) and regulations promulgated thereunder relating to Orphan Drug designation, Fast Track, Breakthrough Therapy, Priority Review, and Qualified Infectious Disease Product designations, and Limited Population Pathway for Antibacterial and Antifungal Drugs; and are otherwise in compliance in all material respects with all applicable FDA Laws including the FDCA, the PHSA and regulations promulgated thereunder; EU Laws including the EU Community Code on medicinal products (Directive 2001/83/EC), the EMA Regulation (Regulation (EC) No 726/2004), the Manufacturing Directive (Commission Directive 2003/94/EC), the Clinical Trials Regulation (Regulation (EU) No 536/2014), and related implementing legislation of individual EU Member States and related guidance at EU level and national level in individual EU Member States; Japanese Laws including the Law on Securing Quality, Efficacy and Safety of Pharmaceuticals, Medical Devices, Regenerative and Cellular Therapy Products, Gene Therapy Products, and Cosmetics (“PMDL”); FDA Laws, EU Laws and Japanese Laws and related regulations relating to research, development, testing, manufacture, approval, licensure, clearance, authorization, designation, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and commitments, reporting (including post-marketing safety reports for combination products), manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory. Any Product distributed or sold in the Territory at all times during the past five (5) years has been (i) manufactured and developed in all material respects in accordance with current Good Manufacturing Practices, Good Clinical Practices, and Good Laboratory Practices (as applicable), and (ii) if and to the extent such Product is required to be approved or licensed by the relevant Governmental Authority pursuant to FDA Laws, EU Laws, Japanese Laws, or other foreign law equivalents, in order to be legally marketed in the Territory for such Product’s intended uses, such Product has been approved or licensed for such intended uses, meets in all material respects any additional conditions of approval, clearance, authorization, or licensure by the competent Governmental Authority, and no inquiries regarding material issues have been initiated by any competent Governmental Authority, except in each case referred to in sub-clauses (i) or (ii) above, to the extent that any failure to ensure the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.
c.Applicability of Controlled Substances Act. Product does not contain a controlled substance (as that term is defined under the Controlled Substances Act (21 U.S.C. § 801 et seq.)).
d.Material Statements. Within the past four (4) years, neither any Credit Party, nor, to the Knowledge of such Credit Party, any Subsidiary or any officer or employee or Affiliate of any Credit Party or Subsidiary in its capacity as a Subsidiary or as an officer, employee or Affiliate of a Credit Party or Subsidiary (as applicable), nor, to the Knowledge of such Credit Party, any agent of any Credit Party or Subsidiary, (i) has made an untrue statement of a material fact or a fraudulent statement to any Governmental Authority under any Health Care Law, (ii) has failed to disclose a material fact to any Governmental Authority under any Health Care Law, or (iii)

has otherwise committed an act, made a statement or failed to make a statement that, at the time such statement or disclosure was made (or, in the case of such failure, should have been made) or such act was committed, could reasonably be expected to constitute a material violation of any Health Care Law.
e.Proceedings; Audits. Except as has been set forth on Schedule 4.19(e) of the Disclosure Letter, there is no Adverse Proceeding pending or, to the Knowledge of such Credit Party, threatened in writing, against any Credit Party or any of its Subsidiaries relating to any allegations of non-compliance with any Health Care Laws, FDA Laws, EU Laws, or Japanese Laws.
f.Recalls, Safety Notices, Etc. Within the last five (5) years, except as has been set forth on Schedule 4.19(f) of the Disclosure Letter, neither any Credit Party nor any of its Subsidiaries has initiated or otherwise engaged in any recalls, field notifications, safety warnings, “dear doctor” letters, investigator notices, safety alerts or other material notices of action, including as a result of any Risk Evaluation and Mitigation Strategy (or foreign equivalent) proposed or enforced by the FDA, the European Commission, the EMA, the competent authorities of the EU Member States, the MHRA, the PMDA, the MHLW, or any other equivalent foreign Governmental Authority relating to an alleged lack of safety or regulatory compliance of Product. To the Knowledge of such Credit Party, there is no reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42, or a withdrawal of an Investigational Device Exemption, as defined in 21 C.F.R. § 812.30, in each case of Product.
g.Preclinical Studies / Clinical Trials. All pre-clinical and clinical studies relating to Product conducted by or on behalf of any Credit Party or any of its Subsidiaries have been, or are being, conducted in compliance with all applicable Requirements of Law, including the applicable requirements of FDA Laws, EU Laws, Japanese Laws, Good Laboratory Practices, Good Clinical Practices, regulations under the Common Rule, including regulations under 45 C.F.R. part 46, and the Animal Welfare Act and applicable experimental protocols, procedures and controls, United States state equivalents and equivalent foreign laws and applicable regulations. Except as set forth on Schedule 4.19(g) of the Disclosure Letter, during the past five (5) years, no clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries has been terminated or suspended by any Regulatory Agency and neither any Credit Party nor any of its Subsidiaries has received any notice that the FDA (or foreign equivalent), any other Governmental Authority or any institutional review board, ethics committee or safety monitoring committee has recommended, initiated or, to the Knowledge of such Credit Party threatened to initiate any action to suspend or terminate any clinical trial conducted by or on behalf of any Credit Party or any of its Subsidiaries or to otherwise restrict the preclinical research on or clinical study of Product.
h.Advertising / Promotion. For the past five (5) years, each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, officers, employees and agents has advertised, promoted, marketed and distributed Product in the Territory in compliance in all material respects with FDA Laws, EU Laws, Japanese Laws, and other applicable Requirements of Law. Except as set forth on Schedule 4.19(h) of the Disclosure Letter, for the past five (5) years, neither any Credit Party nor, to the Knowledge of such Credit Party, any of its Subsidiaries, officers, employees or agents has received any written notice (including any notice under 21 C.F.R. § 316.36) of or is subject to any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information from the FDA (or foreign equivalents) or any other Governmental Authority concerning noncompliance with any FDA Laws, EU Laws, Japanese Laws, or other Requirements of Law with regard to advertising, promoting, marketing or distributing Product in the Territory.
i.Recordkeeping / Reporting. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has maintained records relating to any aspect of the research, development, testing, manufacture, recall, production, handling, labeling, packaging, storage, supply, promotion, distribution, marketing, commercialization, import, export and sale of Product in the Territory in compliance in all material respects with FDA Laws, EU Laws, Japanese Laws, Health Care Laws and other applicable Requirements of Law, and each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, has submitted to the FDA (or foreign equivalents) and other Governmental Authorities in a timely manner all material notices and annual or other reports required to be made, including adverse experience reports, annual reports (including annual reports specific to holders of Orphan Drug designation), and safety reports (including post-marketing safety reports for combination products) required to be made for Product.

j.Prohibited Transactions; No Whistleblowers. Except as set forth on Schedule 4.19(j) of the Disclosure Letter, within the past five (5) years, to the Knowledge of such Credit Party, neither any Credit Party, any Subsidiary, any officer or employee or Affiliate of a Credit Party or Subsidiary, nor any other Person acting on behalf of any Credit Party or any Subsidiary, directly or indirectly: (i) has offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, physician or contractor, in order to illegally obtain business or payments from such Person in material violation of any Health Care Law; (ii) has given or made, or is party to any illegal agreement to give or make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, physician or contractor, or any other Person in material violation of any Health Care Law; (iii) has given or made, or is party to any agreement to give or make on behalf of any Credit Party or any of its Subsidiaries, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a material violation of the laws of any Governmental Authority having jurisdiction over such payment, contribution or gift; (iv) has established or maintained any unrecorded fund or asset for any purpose or made any materially misleading, false or artificial entries on any of its books or records for any reason; or (v) has made, or is party to any agreement to make, any payment to any Person with the intention or understanding that any part of such payment would be in material violation of any Health Care Law. To the Knowledge of such Credit Party, there are no actions pending or threatened (in writing) against any Credit Party or any of its Subsidiaries or any of their respective Affiliates under any foreign, federal or United States state healthcare whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
k.Exclusion. Except as set forth on Schedule 4.19(k) of the Disclosure Letter, neither any Credit Party nor, to the Knowledge of such Credit Party, any Subsidiary or any officer, employee or Affiliate of a Credit Party or Subsidiary having authority to act on behalf of any Credit Party or any Subsidiary, is or, to the Knowledge of such Credit Party, has been threatened in writing to be: (i) excluded from any Governmental Payor Program pursuant to 42 U.S.C. § 1320a-7b and related regulations, to the extent applicable; (ii) “suspended” or “debarred” from selling any products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation relating to debarment and suspension applicable to federal government agencies generally (42 C.F.R. Subpart 9.4), or other U.S. Requirements of Law; (iii) debarred, disqualified, suspended or excluded from participation in Medicare, Medicaid or any other Governmental Payor Program or is listed on the General Services Administration list of excluded parties, to the extent applicable; (iv) debarred by the FDA (or foreign equivalent); or (v) a party to any other action or proceeding by any Governmental Authority that would prohibit the applicable Credit Party or Subsidiary from distributing or selling Product in the Territory or providing any services to any governmental or other purchaser pursuant to any Health Care Laws.
l.Health Information. Each Credit Party and, to the Knowledge of such Credit Party, each of its Subsidiaries, to the extent applicable, has implemented written policies and procedures as well as training that is reasonable and customary in the pharmaceutical industry, satisfies the requirements of all applicable Requirements of Law (including HIPAA, Section 5 of the FTC Act, CCPA, CMIA, GDPR and APPI, as applicable) and is otherwise designed to assure continued compliance and to detect non-compliance. Neither any Credit Party nor, to the Knowledge of such Credit Party, any Subsidiary that is not a Credit Party, is a “covered entity” or “business associate” as defined in HIPAA (45 C.F.R. § 160.103).
m.Corporate Integrity Agreement. Neither any Credit Party or Subsidiary or any of their respective Affiliates, nor to the Knowledge of such Credit Party, any of their respective officers, directors, managing employees or agents (as those terms are defined in 42 C.F.R. § 1001.1001), is a party to or has any ongoing reporting or disclosure obligations under, or is otherwise subject to, any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order or other similar agreements, or any order, in each case imposed by any U.S. Governmental Authority, concerning compliance with any laws, rules or regulations, issued under or in connection with a Governmental Payor Program.
4.20 Regulatory Approvals or Licensures.
a.Except as set forth on Schedule 4.20(a) of the Disclosure Letter, each Credit Party and each Subsidiary involved in any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory has all Regulatory Approvals or Licensures material to the conduct of its business and operations.
b.Each Credit Party, each Subsidiary and, to the Knowledge of such Credit Party, each licensee of a Credit Party or a Subsidiary of any Intellectual Property relating to Product, is in compliance with, and at all times during the past five (5) years, has complied with all applicable foreign, federal, state and local laws, rules and regulations governing any aspect of the research, development, testing, approval, licensure, clearance, authorization, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and commitments, reporting (including post-marketing safety reports for combination products), manufacture, production, packaging, labeling, use, commercialization, designation, exclusivity, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including all such regulations promulgated by each applicable Regulatory Agency (including the FDA, the European Commission, the EMA, the competent authorities of the EU Member States and the MHRA, the PMDA, the MHLW, or any other applicable foreign equivalents), except where any instance of failure to comply with any such laws, rules or regulations could not, whether individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change. Except as set forth on Schedule 4.20(b) of the Disclosure Letter, within the last five (5) years, no Credit Party or its Subsidiaries has received any written notice from any Regulatory Agency citing action or inaction by any Credit Party or any of its Subsidiaries that would constitute a violation of any applicable foreign, federal, state or local laws, rules or regulations, including a Warning Letter or Untitled Letter from FDA and equivalent EU, Japanese, and other foreign communications.
4.21 Supply and Manufacturing.
a.Except as set forth on Schedule 4.21(a) of the Disclosure Letter, to the Knowledge of such Credit Party, Product at all times during the past five (5) years has been manufactured in sufficient quantities and of a sufficient quality to satisfy demand of Product in the Territory, without the occurrence of any event or any series of related events causing inventory of Product to have become exhausted prior to satisfying such demand. To the Knowledge of such Credit Party, no event or circumstance (or series of related events or circumstances) has occurred that has caused or could reasonably be expected to cause inventory of Product to become exhausted in any calendar year prior to satisfying the sales demand (if any) of Product in the Territory in such calendar year.
b.Except as set forth on Schedule 4.21(b) of the Disclosure Letter, to the Knowledge of such Credit Party, no event or circumstance (or series of related events or circumstances) has occurred or, in the reasonable business judgment of Borrower, is reasonably likely to occur, that would cause or could reasonably be expected to cause Product (A) to not be manufactured in any calendar year in sufficient quantities to satisfy or exceed the greater of (i) the net sales amount for such calendar year set forth in the Product Revenue Forecast and (ii) the expected needs of patients with the disease or condition for which Product was designated as an Orphan Drug for such calendar year, as reasonably determined by a Responsible Officer of the Borrower in good faith (provided such calendar year occurs during the full term of Orphan Drug exclusive approval granted under 21 C.F.R. § 316.34); or (B) to not be manufactured in a manner that supports Orphan Drug designation under EU Law or Japanese Law, as applicable.
c.Except as set forth on Schedule 4.21(c) of the Disclosure Letter, to the Knowledge of such Credit Party, (i) no manufacturer (including a contract manufacturer) or producer of Product has been during the last five (5) years or is currently subject to a material Regulatory Agency shutdown, restriction or import or export prohibition, (ii) no manufacturer (including a contract manufacturer) or producer of Product has received in the past five (5) years or is currently subject to (1) a FDA Form 483 or (2) other written Regulatory Agency notice of inspectional observations, Warning Letter, Untitled Letter or request to make changes to Product that could reasonably be expected to impact Product, in either case of sub-clause (1) or (2) above with respect to any facility manufacturing or producing Product for import, distribution or sale or lease in the Territory, and (iii) with respect to each such FDA Form 483 received or other written Regulatory Agency notice (if any), to the Knowledge of such Credit Party all deficiencies relating to Good Manufacturing Practice requirements documented therein, and any disputes regarding any such deficiencies, have been corrected or otherwise resolved.
d.Except as disclosed in Schedule 4.21(d) of the Disclosure Letter, no Credit Party or any of its Subsidiaries has received any written or, to the Knowledge of such Credit Party, other notice from any party to any Manufacturing Agreement containing any indication by or intent or threat in writing of, such party to reduce or cease, in any material respect, the supply of Product or any active pharmaceutical ingredient, prodrug, or proprietary technology for administration incorporated therein in the Territory or any other raw materials or other component materials needed to fulfill its contractual obligations related to Product in any Manufacturing Agreement through calendar year 2027 (or such earlier date in accordance with the terms and conditions of such Manufacturing Agreement, as applicable).
4.22 Cybersecurity and Data Protection.
a.Except as set forth in Schedule 4.22(a) of the Disclosure Letter, to the Knowledge of such Credit Party, the information technology systems used in the business of each of Borrower and its Subsidiaries (“Systems”) operate and perform in all material respects as required to permit each of Borrower and its Subsidiaries to conduct their respective businesses as presently conducted in their respective Territory. To the Knowledge of such Credit Party, no System contains any material ransomware, disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that are designed or intended to delete, destroy, disable, interfere with, perform unauthorized modifications to, or provide unauthorized access to any data, files, software, system, network, or other device. Borrower and its Subsidiaries have and maintain back-up systems, consistent with the industry in which the Borrower and each of its Subsidiaries operate and the size and condition of the Borrower and its Subsidiaries, designed to provide continuing availability of the material functionality provided by the Systems in the event of any malfunction of, or other event interrupting access to and/or the functionality of, such Systems. Borrower and its Subsidiaries use commercially reasonable efforts to promptly implement material security patches that are generally available for the Systems.
b.Except as set forth on Schedule 4.22(b) of the Disclosure Letter, Borrower and each of its Subsidiaries has implemented and maintains a commercially reasonable, enterprise-wide privacy and information security program (“Security Program”) with plans, policies, and procedures for privacy, physical and cyber security, disaster recovery, business continuity, incident detection, and incident response, and that includes commercially reasonable and appropriate administrative, technical and physical safeguards to protect the integrity and availability of the Systems, consistent with the industry in which the Borrower and each of its Subsidiaries operate and the size and condition of the Borrower and its Subsidiaries, and to protect against (i) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, processing, loss, destruction, or modification of Personal Data that would require notification to affected individuals or any Governmental Authority under any applicable Data Protection Law (each, a “Personal Data Breach”), (ii) any unauthorized, accidental, or unlawful access to or acquisition, use, disclosure, or loss of Sensitive Information that is not Personal Data, and (iii) security incidents that would result in unauthorized, accidental, or unlawful access to or acquisition, use, control, disruption, destruction, or modification of any of the Systems (including cyber-attacks) that would reasonably be expected to result in a material and adverse effect on the operation of Borrower’s or any of its Subsidiaries’ business operations as currently conducted (sub-clauses (i) through (iii), collectively, “Security Incidents”).
c.Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and security audits and penetration tests at reasonable intervals on all Systems that maintain, store, access, or process Sensitive Information, in each case consistent with the industry in which Borrower and each of its Subsidiaries operate and the size and condition of the Borrower and its Subsidiaries, taken as a whole. Borrower and each of its Subsidiaries has taken commercially reasonable steps to address and remediate all material privacy or data security issues identified as “critical,” “high risk,” or similar level of risk rating that are raised in any such audits or penetration tests (including any third party audits of the Systems).
d.Borrower and each of its Subsidiaries has conducted commercially reasonable privacy and data security diligence, consistent with the industry in which the Borrower and each of its Subsidiaries operate and the size and condition of the Borrower and its Subsidiaries, on all vendors (including CROs, CMSs and other service providers and contractors) that (i) collect, create, receive, access, maintain, store, or otherwise process Sensitive Information for or on behalf of Borrower or any of its Subsidiaries, or (ii) access or maintain the Systems. Except as set forth on Schedule 4.22(d), neither Borrower nor any of its Subsidiaries has, in the past five (5) years, received notice from any vendor that such vendor experienced a Security Incident impacting Borrower’s or any of its Subsidiaries’ Sensitive Information.
e.Except as set forth on Schedule 4.22(e) of the Disclosure Letter, to the Knowledge of Borrower neither Borrower nor any of its Subsidiaries, has in the past five (5) years suffered any (i) Personal Data Breaches or

(ii) other Security Incidents that could reasonably be expected to have a material adverse effect on Borrower’s or any of its Subsidiaries’ business operations, such as a material disruption of drug development, manufacturing or commercialization programs.
f.Borrower and each of its Subsidiaries is in material compliance with the requirements of (i) their respective Security Programs, (ii) their respective contractual obligations regarding the privacy, security, and notification of breaches of Personal Data, including customer, consumer, patient, clinical trial participant and employee information, (iii) their respective contractual non-disclosure obligations, (iv) their respective publicly available privacy notices and policies, and (v) all applicable Data Protection Laws.
g.Except as set forth on Schedule 4.22(g) of the Disclosure Letter, in the past five (5) years: (i) neither Borrower nor any of its Subsidiaries has received any written third party claims or, to the Knowledge of Borrower, any threat (in writing) of a third party claim, related to any Personal Data Breaches or other Security Incidents; and (ii) neither Borrower nor any of its Subsidiaries has received any written notice of any claims or investigations (including investigations by any Governmental Authority) relating to any Personal Data Breaches or other Security Incidents, except, in each case of sub-clauses (i) and (ii) above as could not reasonably be expected to be material to the Borrower and its Subsidiaries, taken as a whole.
h.In the past five (5) years, Borrower and each of its Subsidiaries has maintained all database registrations required under applicable Data Protection Laws material to the Borrower and its Subsidiaries.
4.23 Additional Representations and Warranties.
a.Except as set forth on Schedule 4.23(a) of the Disclosure Letter, after giving effect to consummation of the transactions contemplated by this Agreement, there is no Indebtedness for borrowed money (i) owed to Borrower or any of its Subsidiaries, or (ii) owed by Borrower or any of its Subsidiaries.
b.Except as set forth on Schedule 4.23(b) of the Disclosure Letter, neither Borrower nor any of its Subsidiaries are party to, or otherwise bound by, any Hedging Agreements.
4.24 Centre of Main Interests and Establishments.
For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the "Regulation"), each Credit Party’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.
4.25 Fiscal Unity.
No Credit Party incorporated under Dutch law is or has been a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity consists solely of Credit Parties).
5.AFFIRMATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), each Credit Party shall, and shall cause each of its Subsidiaries to:
5.1 Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its and all its Subsidiaries’ legal existence under the Requirements of Law in their respective jurisdictions of organization, incorporation or formation other than as otherwise expressly permitted hereunder; (b) take all commercially reasonable action to maintain all rights, privileges (including its good standing (where applicable in the subject jurisdiction)), permits, licenses and franchises necessary or desirable for it and all of its Subsidiaries in the ordinary course of its business, except in the case of clause (a) (other than with respect to Borrower) and clause (b) above, (i) to the extent that failure to do so could not reasonably be expected to result in a Material Adverse Change or (ii) pursuant to a transaction permitted by this Agreement; and (c) comply with all Requirements of Law of any Governmental Authority to which it is subject, except where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change.
5.2 Financial Statements, Notices, Reports. Deliver to the Collateral Agent:

a.Financial Statements.
i.Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 2022, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year, and the related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in each case certified by a Responsible Officer of Borrower, all prepared in accordance with GAAP, with such consolidated financial statements to be audited and accompanied by (i) a report and opinion of Borrower’s independent certified public accounting firm of recognized national standing (which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualification as to “going concern” or scope of audit, other than such consolidated financial statements for the fiscal year ending December 31, 2026 and then solely in respect of the Term Loans maturing on the Term Loan Maturity Date), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP, and (ii) if and only if Borrower is required to comply with the internal control provisions pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 requiring an attestation report of such independent certified public accounting firm, an attestation report of such independent certified public accounting firm as to Borrower’s internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 attesting to management’s assessment that such internal controls meet the requirements of the Sarbanes-Oxley Act of 2002;
ii.Quarterly Financial Statements. As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Borrower, beginning with the fiscal quarter ending September 30, 2022, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of income and cash flows and for such fiscal quarter and (in respect of the second and third fiscal quarters of such fiscal year) for the then-elapsed portion of Borrower’s fiscal year, all prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of disclosures normally made in footnotes, but not subject to any qualification or statement as to “going concern,” other than such consolidated financial statements for the fiscal quarters occurring during the twelve (12) calendar months preceding the Term Loan Maturity Date and then solely in respect of the Term Loans maturing on the Term Loan Maturity Date; provided, however, that Borrower shall be deemed to have made such delivery of such consolidated financial statements if such consolidated financial statements shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC). Such consolidated financial statements shall be certified by a Responsible Officer of Borrower as, to his or her knowledge, fairly presenting, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with the audited consolidated financial statements referred to under Section 5.2(a)(i), subject to normal year-end audit adjustments and the absence of footnotes;
iii.Quarterly Compliance Certificate. Upon delivery (or within five (5) Business Days following any deemed delivery) of financial statements pursuant to Section 5.2(a)(i) or Section 5.2(a)(ii), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower, certifying, among other things, that (A) such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of the applicable dates and for the applicable periods in accordance with GAAP consistently applied, not subject to any qualification or statement as to “going concern” or “scope of audit” other than as expressly permitted under sub-clauses (i) and (ii) above, and (B) no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; and

iv.Other Information. As promptly as practicable (and in any event within five (5) Business Days) after the reasonable request of the Collateral Agent, such additional information regarding the operations, properties, business, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries (including with respect to the Collateral), or compliance with the terms of this Agreement or any other Loan Documents.
b.Notice of Defaults or Events of Default, ERISA Events, Withdrawal Events and Material Adverse Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after a Responsible Officer of any Credit Party shall have obtained knowledge thereof, of (i) the receipt by Borrower or any of its Subsidiaries of a Withdrawal Recommendation Notice, or (ii) the occurrence of, or the occurrence of any event which could reasonably be expected to result in, any (w) Default or Event of Default, (x) ERISA Event, (y), Withdrawal Event or (z) Material Adverse Change.
c.Legal Action Notice. Promptly (and in any event within five (5) Business Days) upon any Credit Party’s receipt or otherwise obtaining Knowledge thereof, written notice of: (i) correspondence received from any securities regulatory or exchange to the authority of which Borrower or any Subsidiary of Borrower is or may become subject from time to time (in any applicable U.S. or foreign jurisdiction) concerning any investigation or possible investigation or other material inquiry by such agency regarding financial or other operational results of Borrower or any such Subsidiary; or (ii) any legal action, litigation, investigation or proceeding pending or threatened in writing against Borrower or any of its Subsidiaries (A) that could reasonably be expected to result in uninsured damages or costs to Borrower or any of its Subsidiaries, individually or together with any other such action, litigation, investigation or proceeding, in an amount in excess of $[***], or (B) that alleges violations of any Health Care Laws, FDA Laws, EU Laws, Japanese Laws, Data Protection Laws or any other applicable statutes, rules, regulations, standards, guidelines, policies and orders, or applicable foreign equivalents, administered or issued by any U.S. or foreign Governmental Authority which, individually or together with any other such allegations, could reasonably be expected to result in a Material Adverse Change; and in each case of sub-clause (i) or (ii) above, provide such additional information (including a description in reasonable detail regarding any material development) as the Collateral Agent may reasonably request in relation thereto.
d.Accounting Changes. Written notice as promptly as practicable (and in any event within five (5) Business Days) after any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary.
Notwithstanding the foregoing, any documents, materials, notices or other information, that Borrower, any Credit Party or any Subsidiary of Borrower is required to deliver under Sections 5.2(a)(i), (a)(ii), (c) or (d) above shall be deemed to have been made if such item shall have been made available within the time period specified above on the SEC’s EDGAR system (or any successor system adopted by the SEC), provided, however, that in the case of any notice required to be delivered under Section 5.2(c) above, such notice shall be deemed to have been so made with respect to additional information the Collateral Agent may reasonably request only if it includes such additional information.
e.Assignment Notice. Prompt written notice of any Credit Party’s obtaining Knowledge of any assignment of any of Borrower’s or OrbiMed’s obligations or rights under the Royalty Revenue Contract or any other Royalty Revenue Document to which Borrower or any of its Subsidiaries is a party, or any acquisition of any interest in OrbiMed’s rights under the Royalty Revenue Contract or any other Royalty Revenue Document to which Borrower or any of its Subsidiaries is a party.
f.Material Statements and Reports.
i.Promptly after entering into the same, copies of any amendments, restatements, amendment and restatements, supplements, modifications, consents, approvals or waivers to or otherwise in respect of the Royalty Revenue Documents (including a description in reasonable detail regarding any fees or payments made in connection therewith);
ii.Promptly after the furnishing thereof, copies of any statement or report furnished to OrbiMed pursuant to Section 5.01 or Section 5.02 of the Royalty Revenue Contract; and

iii.Upon request by the Collateral Agent, copies of any material statement or report furnished to any holder of debt securities of Borrower or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement.
5.3 Taxes. Timely file all required U.S. federal and material state, local and foreign income and other material Tax returns and reports or extensions therefor and timely pay all U.S. federal and material state, local and foreign Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrue thereon; provided, however, that no such Tax or any claim for Taxes that have become due and payable and have or may become a Lien on any Collateral shall be required to be paid if (a) it can be lawfully withheld and it is being contested in good faith, so long as adequate reserves therefor have been set aside on its books and maintained in conformity with GAAP, and (b) solely in the case of a Tax or claim that has or may become a Lien against any Collateral, such contest proceedings conclusively operate to stay the sale or forfeiture of any portion of any Collateral to satisfy such Tax or claim.
5.4 Insurance. Maintain with financially sound and reputable independent insurance companies or underwriters, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons of comparable size engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons of comparable size engaged in the same or similar businesses as Borrower and its Subsidiaries) as are customarily carried under similar circumstances by such other Persons. Subject to the timing requirements of Section 5.14 (solely with respect to any such policies in effect as of the Closing Date), any products liability or general liability insurance maintained in the United States regarding Collateral shall name the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, as applicable (the additional insured clauses or endorsements for which, in form and substance reasonably satisfactory to the Collateral Agent). So long as no Event of Default shall have occurred and be continuing, Borrower and its Subsidiaries may retain all or any portion of the proceeds of any insurance of Borrower and its Subsidiaries (and each Lender shall promptly remit to Borrower any proceeds received by it with respect to any such insurance).
5.5 Operating Accounts.
a.In the case of any Credit Party, promptly following the establishment of any new Collateral Account at or with any bank or other depository or financial institution located in the United States, subject such account to a Control Agreement or other appropriate instrument that is reasonably acceptable to the Collateral Agent. For each Collateral Account that each Credit Party at any time maintains in the United States, such Credit Party shall, within thirty (30) days of establishing such Collateral Account, cause the applicable bank or other depository or financial institution located in the United States, at or with which any Collateral Account is maintained to execute and deliver, and such Credit Party shall execute and deliver, to the Collateral Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without the prior written consent of the Collateral Agent. The provisions of the previous two (2) sentences shall not apply to (1) accounts exclusively used for payroll, payroll Taxes and other employee wage and benefit payments to or for the benefit of any Credit Party’s employees, (2) zero balance accounts, provided that, within two (2) Business Days of any deposit made into any such zero balance account, such deposit is swept in full to an account subject to a Control Agreement, (3) accounts (including trust accounts) used exclusively for escrow, customs, insurance or fiduciary purposes, (4) merchant accounts, (5) accounts used exclusively for compliance with any Requirements of Law to the extent such Requirements of Law prohibit the granting of a Lien thereon, (6) accounts which constitute cash collateral in respect of a Permitted Lien and (7) any other account established and maintained in the ordinary course of business or in furtherance of a bona fide general corporate purpose, and designated as an Excluded Account by a Responsible Officer of Borrower in writing delivered to the Collateral Agent, the cash balance of which such account, together with all other such accounts excluded under this sub-clause 7, do not exceed $[***] in the aggregate at any time (all such accounts in sub-clauses (1) through (7) above, collectively, the “Excluded Accounts”). Notwithstanding the foregoing, the Credit Parties shall have until the date that is ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) following (i) the Closing Date to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties in existence on the Closing Date (or opened during such 90-day period (or such longer period as the Collateral Agent may agree in its sole discretion)) and (ii) the closing date of any Acquisition or other Investment to comply with the provisions of this Section 5.5 with regards to Collateral Accounts (other than Excluded Accounts) of the Credit Parties acquired in connection with such Acquisition or other Investment. The parties hereto agree that the Cash Collateral Account shall constitute a Collateral Account and shall not constitute or be deemed to be an Excluded Account.
b.In the case of Borrower and in the event that, as of September 15, 2024, the outstanding aggregate principal amount of the 2025 Convertible Notes is greater than $50,000,000.00, Borrower shall, no later than September 15, 2024: (i) establish the Cash Collateral Account, with an initial balance in an amount no less than 1.2 times the amount by which the outstanding aggregate principal amount of the 2025 Convertible Notes as of September 15, 2024 exceeds $50,000,000.00, and maintain such account at or with any bank or other depository or financial institution located in the United States; (ii) subject such account to a Control Agreement or other appropriate instrument that is reasonably acceptable to the Collateral Agent; and (iii) execute and deliver, and cause such bank or other institution to execute and deliver, to the Collateral Agent, a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, in such Collateral Account in accordance with the terms hereunder; provided, that such Control Agreement shall provide, among other things, that (x) such bank or other institution will not permit the withdrawal or other disposition of any funds in the Cash Collateral Account to pay principal and interest on the 2025 Convertible Notes when due or except with the prior written consent of the Collateral Agent, not to be unreasonably withheld, conditioned or delayed (it being acknowledged and agreed that it is reasonable for the Collateral Agent to withhold such consent in connection with any withdrawal or other disposition of any such funds to, directly or indirectly, cash settle the principal amount of any Indebtedness under the 2025 Convertible Notes (or the indenture relating thereto) prior to maturity if such cash settlement is not permitted hereunder, and (y) such Control Agreement may not be terminated without the prior written consent of the Collateral Agent.
5.6 Compliance with Laws.
a.Comply in all respects with the Requirements of Law and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or its assets or properties (including Environmental Laws, ERISA, Anti-Money Laundering Laws, OFAC, FCPA, UKBA, Health Care Laws, FDA Laws, EU Laws, Japanese Laws, Data Protection Laws and the Federal Fair Labor Standards Act and any foreign or United States state equivalents), including in connection with governing the research, development, testing, approval, clearance, authorization, exclusivity, licensure, designation, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring requirements or commitments, reporting (including post-marketing safety reports for combination products), manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, except, in each case, if the failure to comply therewith could not, individually or taken together with any other such failures, reasonably be expected to result in a Material Adverse Change.
b.Borrower and its Subsidiaries have instituted and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions, Anti-Money Laundering Laws, Export and Import Laws and applicable anti-corruption laws, including the FCPA and UKBA.
5.7 Protection of Intellectual Property Rights.
a.Except as expressly permitted under clause (b) below, use commercially reasonable efforts to: (i) protect, defend and maintain the validity and enforceability of the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including defending any future or current oppositions, interference proceedings, reissue proceedings, reexamination proceedings, inter partes review proceedings, derivation proceedings, post grant review proceedings, cancellation proceedings, injunctions, lawsuits, hearings, investigations, complaints, arbitrations, mediations, demands, International Trade Commission investigations, decrees, or any other disputes, disagreements, or claims, challenging the legality, validity, patentability, enforceability, inventorship or ownership of such Company IP; (ii) maintain the confidential nature of any material trade secrets and trade secret rights which are used in the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; and (iii) not allow any Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory to be abandoned, disclaimed, forfeited or dedicated to the public by a Credit Party or any of its Subsidiaries (other than through the abandonment of Current Company IP in the exercise of the Credit Parties’ normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application) or any Company IP Agreement to be terminated, as applicable, without the Collateral Agent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that with respect to any such Company IP that is not owned by a Credit Party or any of its Subsidiaries, the obligations in sub-clauses (i) and (iii) above shall apply only to the extent a Credit Party or any of its Subsidiaries have the right to take such actions or to cause any licensee or other third party to take such actions pursuant to applicable agreements or contractual rights.
b.Except as a Credit Party may otherwise determine in its reasonable business judgment, (i) use commercially reasonable efforts, at its (or its Subsidiary’s) sole expense, either directly or indirectly, with respect to any licensee or licensor under the terms of any Credit Party’s (or any of its Subsidiary’s) agreement with the respective licensee or licensor, as applicable, to take any actions (including taking legal action to specifically enforce the applicable terms of any license agreement) and prepare, execute, deliver and file agreements, documents or instruments which are necessary to (A) prosecute and maintain the Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory and (B) diligently defend or assert the Company IP material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory against material infringement, misappropriation, violation or interference by any other Persons and, in the case of Copyrights, Trademarks and Patents within such material Company IP, against any claims of invalidity, unpatentability or unenforceability (including by bringing any legal action for infringement, dilution, violation, derivation or defending any counterclaim of invalidity or action of a non-Affiliate third party for declaratory judgment of non-infringement or non-interference); and (ii) use commercially reasonable efforts to cause any licensee or licensor of any material Company IP not to, and such Credit Party shall not, disclaim, forfeit, dedicate to the public or abandon, or fail to take any action necessary to prevent the disclaimer, forfeiture or abandonment of such Company IP material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory (other than through the lapse, expiration or abandonment of Current Company IP in the exercise of the Credit Parties’ normal prosecution practices and reasonable business judgment, e.g., the abandonment of a continuation application that is no longer needed to maintain the pendency of another patent application); except, that sub-clauses (i) and (ii) above shall apply only to the extent a Credit Party or any of its Subsidiaries have the right to take such actions or to cause any licensor, licensee or other third party to take such actions pursuant to applicable agreements or contractual rights, and taking such actions would not otherwise breach, terminate or otherwise violate the terms of the applicable agreements. Each Credit Party agrees to (1) notify the Collateral Agent in writing, promptly (and in any event within five (5) Business Days), of, and (2) keep the Collateral Agent reasonably informed regarding, (x) any infringement or violation any of the rights of any Credit Party or its Subsidiary in or to any material Company IP, or any misappropriation by any Person of any material Company IP or any of the subject matter thereof, and (y) any Product that infringes or violates any Third Party IP or constitutes a misappropriation of any Third Party IP.
c.Save as contemplated by any Permitted License, use commercially reasonable efforts to protect, defend and maintain market and data exclusivity for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory through the Term Loan Maturity Date, and use commercially reasonable efforts to not allow for the manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of an equivalent or bioequivalent version of Product in the Territory before the Term Loan Maturity Date, in each case if such equivalent or bioequivalent version infringes or violates, or could reasonably be expected to infringe or violate, any of the rights of any Credit Party or its Subsidiary in or to any material Company IP, unless, in any such case, the Borrower has determined to do so in the exercise of its reasonable business judgement. Borrower agrees to promptly notify the Collateral Agent in writing of the commencement of any material opposition, interference proceeding, reissue proceeding, reexamination proceeding, inter partes review proceeding, post-grant review proceeding, derivation proceeding, cancellation proceeding, injunction, lawsuit, hearing, investigation, complaint, arbitration, mediation, demand, International Trade Commission investigation, decree, or any other dispute, disagreement, or claim, in each case challenging the legality, validity, patentability, enforceability, inventorship or ownership of any material Company IP (including any claim in any Patent within the Company IP that is material to the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory).
5.8 Books and Records. Maintain proper Books, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets, properties and business of such Credit Party (or such Subsidiary).
5.9 Access to Collateral; Audits. Allow the Collateral Agent, or its agents or representatives, at any time after the occurrence and during the continuance of an Event of Default, during normal business hours and upon reasonable advance notice, to visit and inspect any of the Collateral or to inspect and copy and (at the sole discretion of the Collateral Agent) audit any Credit Party’s Books. The foregoing inspections and audits, if any, shall be at the relevant Credit Party’s expense.
5.10 Use of Proceeds. (a) Use the proceeds of the Term Loans solely to fund its general corporate and working capital requirements; and (b) not use the proceeds of the Term Loans, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock, for the purpose of extending credit to any other Person for the purpose of purchasing or carrying any Margin Stock or for any other purpose that might cause any Term Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board; and (c) shall ensure that at any time during the term of this Agreement no proceeds of any Term Loan shall be on-lent or made otherwise available, directly or indirectly, to any member of the Group incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act, or, will otherwise be used or made available, directly or indirectly in each case in a manner which would constitute a "use of proceeds in Switzerland" (Mittelverwendung in der Schweiz) as interpreted by the Swiss Federal Tax Administration for purposes of Swiss Withholding Tax, unless and until a written confirmation or countersigned tax ruling application from the Swiss Federal Tax Administration has been obtained (in form and substance satisfactory to the Collateral Agent) confirming that such use of proceeds is permitted without payments under any Loan Document becoming subject to Swiss Withholding Tax. If requested by the Collateral Agent, Borrower shall complete and sign Part I of a copy of Federal Reserve Form G-3 referred to in Regulation U and deliver such copy to the Collateral Agent.
5.11 Further Assurances. Promptly upon the reasonable written request of the Collateral Agent, execute, acknowledge and deliver such further documents and do such other acts and things in order to effectuate or carry out more effectively the purposes of this Agreement and the other Loan Documents at its expense, including after the Closing Date taking such steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain, protect and enforce its Lien, for the benefit of Lenders and the other Secured Parties, on Collateral securing the Obligations created under the Collateral Documents and the other Loan Documents in accordance with the terms of the Collateral Documents and the other Loan Documents, subject to Permitted Liens.
5.12 Additional Collateral; Guarantors.
a.From and after the Closing Date, except as otherwise approved in writing by the Collateral Agent, each Credit Party (other than Borrower) shall, and Borrower and each other Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries), and Borrower may at its election cause any Excluded Subsidiaries (and the Collateral Agent and Lenders shall cooperate with any such election), to guarantee the Obligations (and to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto) and a joinder to the Intercompany Subordination Agreement, and each Credit Party (other than Borrower) shall, and Borrower and each other Credit Party shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of such Credit Party’s or Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure such guaranty (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security

Agreement (in the form(s) attached thereto), and a joinder to the Intercompany Subordination Agreement, as applicable); provided, that Borrower’s and each such other Credit Party’s obligations to take the foregoing actions with respect to any assets acquired as part of an Asset Acquisition and to cause any Subsidiaries incorporated, organized, formed or acquired (including by Stock Acquisition) after the Closing Date, including all such Subsidiary’s properties and assets (including in connection with an Asset Acquisition), to take the foregoing actions shall, in each case, be subject to the timing requirements of Section 5.13 or Section 5.14, as and only to the extent applicable. Additionally, from and after the Closing Date, Borrower and each other Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of Borrower’s and each such other Credit Party’s or Subsidiary’s properties and assets constituting Collateral, whether now existing or hereafter acquired or existing (including in connection with an Asset Acquisition), to secure the payment and performance in full of all of the Obligations (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto) and a joinder to the Intercompany Subordination Agreement, as applicable); provided, that Borrower and each such Credit Party’s obligations to take the foregoing actions with respect to any assets acquired as part of an Asset Acquisition and to cause any Subsidiaries incorporated, organized, formed or acquired (including by Stock Acquisition) after the Closing Date, including all such Subsidiary’s properties and assets (including in connection with an Asset Acquisition), to take the foregoing actions shall, in each case, be subject to the timing requirements of Section 5.13 or Section 5.14, as and only to the extent applicable. Furthermore, except as otherwise approved in writing by the Collateral Agent, from and after the Closing Date, Borrower and each other Credit Party shall, and shall cause each of its Subsidiaries (other than Excluded Subsidiaries) to, grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a first priority security interest in and Lien upon (subject to Permitted Liens, the limitations set forth herein and the limitations set forth in the other Loan Documents), and pledge to the Collateral Agent for the benefit of Lenders and the other Secured Parties, all of the Equity Interests (other than Excluded Equity Interests) in each of its Subsidiaries (other than Excluded Subsidiaries) (and to execute and deliver to the Collateral Agent a joinder or pledge amendment to the Security Agreement (in the form(s) attached thereto) and a joinder to the Intercompany Subordination Agreement, as applicable). In connection with each pledge of certificated Equity Interests required under the Loan Documents, the Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, in addition to a pledge amendment to the Security Agreement (in the form attached thereto), such certificate(s) together with stock powers or assignments, as applicable, properly endorsed for transfer to the Collateral Agent or duly executed in blank, in each case reasonably satisfactory to the Collateral Agent. In connection with each pledge of uncertificated Equity Interests required under the Loan Documents, Borrower and the other Credit Parties shall deliver, or cause to be delivered, to the Collateral Agent, in addition to a pledge amendment to the Security Agreement (in the form attached thereto), an executed uncertificated stock control agreement among the issuer, the registered owner and the Collateral Agent, substantially in the form attached to the Security Agreement.
b.In the event any Credit Party acquires any fee title to real estate in the U.S. with a fair market value (reasonably determined in good faith by a Responsible Officer of such Credit Party) in excess of $[***], unless otherwise agreed by the Collateral Agent, such Person shall execute or deliver, or cause to be executed or delivered, to the Collateral Agent, (i) within sixty (60) days after such acquisition, an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (ii) within forty-five (45) days after receipt of notice from the Collateral Agent that such real estate is located in a Special Flood Hazard Area, Federal Flood Insurance, (iii) within sixty (60) days after such acquisition, a fully executed Mortgage, in form and substance reasonably satisfactory to the Collateral Agent, together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Collateral Agent, in form and substance (including any endorsements) and in an amount reasonably satisfactory to the Collateral Agent insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens (other than Permitted Liens), (iv) simultaneously with such acquisition, then-current A.L.T.A. surveys, certified to the Collateral Agent by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception and (v) within sixty (60) days after such acquisition, an environmental site assessment prepared by a qualified firm reasonably acceptable to the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent.

c.[Reserved]
d.Notwithstanding anything to the contrary herein, in no event shall any Credit Party or any Subsidiary be required to enter into or deliver any foreign law-governed documents, file or record any documents or agreements (including any agreements relating to Intellectual Property) with any foreign Governmental Authority or take any other actions under foreign law with respect to Collateral held in any jurisdiction other than the United States, Switzerland, The Netherlands, Ireland and Japan or the jurisdiction of such Credit Party or Subsidiary, or, solely upon the occurrence and during the continuance of an Event of Default and by written notice to the Credit Parties, as the Collateral Agent may in its sole discretion otherwise require.
e.In relation to any Credit Party that is incorporated in Ireland, a guarantee provided by such Credit Party under the terms of this Agreement does not apply to any liability to the extent that it would result in the guarantee constituting unlawful financial assistance within the meaning of section 82 of the Irish Companies Act, 2014.
5.13 Formation or Acquisition of Subsidiaries. If any Credit Party or any of its Subsidiaries at any time after the Closing Date incorporates, organizes, forms or acquires (including by a Stock Acquisition) a Subsidiary (including by division), including any Intercompany Reorganization Subsidiary, other than an Excluded Subsidiary (a “New Subsidiary”) or if any Credit Party makes an Asset Acquisition (including pursuant to the Intercompany Reorganization), such Credit Party shall (x) notify the Collateral Agent in writing no later than five (5) days prior to such incorporation, organization, formation or acquisition or Asset Acquisition (to the extent such incorporation, organization, formation or acquisition or Asset Acquisition will result in an entity becoming a Credit Party under the terms hereof) or the election of an Excluded Subsidiary to become a Credit Party, and (y) as promptly as practicable but in no event later than thirty (30) days (or such longer period as Collateral Agent may agree in its sole discretion) after such incorporation, organization, formation or acquisition or Asset Acquisition or if an Excluded Subsidiary elects to become a Credit Party: (a) without limiting the generality of clause (c) below, such Credit Party or Excluded Subsidiary, as applicable, will cause such New Subsidiary, Credit Party or Excluded Subsidiary, as applicable, to the extent required or applicable to execute and deliver to the Collateral Agent a joinder to the Security Agreement (in the form attached thereto), a joinder to the Intercompany Subordination Agreement and any relevant IP Agreement or other Collateral Documents, as applicable; (b) such Credit Party or Excluded Subsidiary, as applicable, will deliver (or cause to be delivered) to the Collateral Agent (i) true, correct and complete copies of the Operating Documents of such New Subsidiary or Excluded Subsidiary, as applicable, (ii) a Secretary’s Certificate, certifying that the copies of the Operating Documents of such New Subsidiary or Excluded Subsidiary, as applicable, are true, correct and complete (such Secretary’s Certificate to be in form and substance reasonably satisfactory to the Collateral Agent) and (iii) a good standing certificate for such New Subsidiary or Excluded Subsidiary, as applicable, certified by the Secretary of State (or the equivalent thereof) of its jurisdiction of organization, incorporation or formation (where applicable in the subject jurisdiction); and (c) such Credit Party or Excluded Subsidiary, as applicable, will cause such New Subsidiary or Excluded Subsidiary, as applicable, to satisfy all requirements contained in this Agreement (including Section 5.12) and each other Loan Document if and to the extent applicable to such New Subsidiary or Excluded Subsidiary, as applicable. The parties hereto agree that any New Subsidiary or Excluded Subsidiary, as applicable, shall constitute a Credit Party for all purposes hereunder as of the date of the execution and delivery of any joinder contemplated by clause (a) above or the date such New Subsidiary or Excluded Subsidiary, as applicable, provides any guarantee of the Obligations as contemplated by Section 5.12. Any document, agreement or instrument executed or issued pursuant to this Section 5.13 shall be a Loan Document.
5.14 Post-Closing Requirements. Borrower will, and will cause each of its Subsidiaries, as applicable, to take each of the actions set forth on Schedule 5.14 of the Disclosure Letter within the time period prescribed therefor on such schedule (or such longer period as the Collateral Agent may agree in its sole discretion), which shall include, among other things, that:
a.notwithstanding anything to the contrary in Section 3.1(g) or Section 5.4, the Credit Parties shall have until the date that is thirty (30) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.4 with regards to naming the Collateral Agent, on behalf of the Lenders and the other Secured Parties, as additional insured or loss payee, on any products liability or general liability insurance in the United States regarding Collateral in effect on the Closing Date;

b.notwithstanding anything to the contrary in Section 5.5, the Credit Parties shall have until the date that is ninety (90) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 5.5 with regards to Collateral Accounts of the Credit Parties in existence on the Closing Date or opened during such 90-day period;
c.notwithstanding anything to the contrary in Section 6.2(b), the Credit Parties shall have until the date that is thirty (30) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to comply with the provisions of Section 6.2(b)(ii) with regards to the location of the primary Books of any Credit Party or any of its Subsidiaries or the location of any material portion of the Collateral on the Closing Date or during such 30-day period;
d.notwithstanding anything to the contrary in Section 3.1, the Credit Parties shall have until the date that is:
i.45 days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to deliver to the Collateral Agent (v) the Dutch Security Documents, (w) the opinion of Loyens & Loeff N.V., Dutch counsel to the Lenders and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, (x) the Irish Collateral Documents, (y) the opinion of Matheson LLP, Irish counsel to the Lenders and the Collateral Agent, in form and substance reasonably satisfactory to the Collateral Agent, and (z) the Swiss Security Documents;
ii.60 days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to deliver the Japanese Security Documents, except with respect to the Japanese Equity Pledge, which shall be delivered on the Closing Date pursuant to Section 3.1(a)(ii) hereof;
iii.2 days after the Closing Date to deliver, or cause to be delivered, to the Collateral Agent, or its designee, the original signature pages to each Term Loan Note issued by Borrower on the Closing Date; and
iv.10 days after the Closing Date to deliver, or cause to be delivered, to the Collateral Agent, or its designee, the original signature pages to the Uncertificated Stock Control Agreement (as defined in the Security Agreement) of Borrower, Insmed Gene Therapy LLC and Celtrix Pharmaceuticals, Inc. executed on the Closing Date; and
e.notwithstanding anything to the contrary in Section 3.1, the applicable Subsidiaries shall have until the date that is thirty (30) days following the Closing Date (or such longer period as the Collateral Agent may agree in its sole discretion) to cause such Subsidiaries to become a party to the Intercompany Subordination Agreement to the extent permitted under Requirements of Law.
All representations and warranties and covenants contained in this Agreement and the other Loan Documents shall be deemed modified to the extent necessary to take the actions set forth on Schedule 5.14 of the Disclosure Letter within the time periods set forth therein, rather than elsewhere provided in the Loan Documents, such that to the extent any such action set forth in Schedule 5.14 of the Disclosure Letter is not overdue, the applicable Credit Party shall not be in breach of any representation or warranty or covenant contained in this Agreement or any other Loan Document applicable to such action for the period from the Closing Date until the date on which such action is required to be fulfilled as set forth on Schedule 5.14 of the Disclosure Letter.
5.15 Environmental.
a.Deliver to the Collateral Agent:
i.as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Borrower or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change;
ii.promptly upon a Responsible Officer of any Credit Party or any of its Subsidiaries obtaining knowledge of the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency under any applicable Environmental Laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any remedial action taken by (or on behalf of) any Credit Party or any other Person in response to (x) any Hazardous Materials Activities, the existence of which, individually or in the aggregate, could reasonably be expected to result in one or more Environmental Claims resulting in a Material Adverse Change, or (y) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any Credit Party’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, provided, that with respect to real property adjoining or in the vicinity of any Facility, Borrower shall have no duty to affirmatively investigate or make any efforts to become or stay informed regarding any such adjoining or nearby properties;
iii.as soon as practicable following the sending or receipt thereof by any Credit Party, a copy of any and all written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, (B) any Release required to be reported to any federal, state, local or foreign governmental or regulatory agency that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (C) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether any Credit Party or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change; and
iv.prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to affect the ability of Borrower or any of its Subsidiaries to maintain in full force and effect all material Governmental Approvals required under any Environmental Laws for their respective operations, and (B) any proposed action to be taken by Borrower or any of its Subsidiaries to modify current operations, in each case of sub-clause (A) and (B) above, that, individually or taken together with any other such proposed acquisitions or actions, expose Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to result in a Material Adverse Change.
b.Each Credit Party shall, and shall cause each of its Subsidiaries to, promptly take any and all actions reasonably necessary to (i) cure any violation of applicable Environmental Laws by Borrower or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change, and (ii) make an appropriate response to any Environmental Claim against Borrower or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.
5.16 Inventory; Returns; Maintenance of Properties. Keep all Inventory which constitutes Product in good and marketable condition, free from material defects and otherwise keep all Inventory which constitutes Product in compliance with all applicable FDA Laws, EU Laws, Japanese Laws, and all other foreign equivalents, as applicable, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change. Returns and allowances between a Credit Party and its Account Debtors shall follow such Credit Party’s customary practices. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all material tangible properties used or useful in its respective business, and from time to time will make or cause to be made all commercially reasonable repairs, renewals and replacements thereof except where failure to do so could not reasonably be expected to result in a Material Adverse Change.

5.17 Regulatory Obligations; Maintenance of Regulatory Approval or Licensure; Licensure and Designation; Manufacturing, Marketing and Distribution.

a.(i) Comply in all material respects with Governmental Authority post-marketing approval, authorization, clearance, or licensure requirements and commitments and monitoring for Product in the Territory, as applicable; (ii) maintain all Regulatory Approvals or Licensures required or otherwise material to manufacture, market and distribute Product in the Territory; (iii) with respect to each calendar year commencing with calendar year 2022, use commercially reasonable efforts to maintain manufacturing capacity to sell Product in the U.S. in sufficient quantities to satisfy or exceed either (x) the net sales amount for such calendar year set forth in the Product Revenue Forecast or (y) the expected needs of patients with the disease or condition for which Product was designated as an Orphan Drug for such calendar year, as reasonably determined by a Responsible Officer of Borrower in good faith (provided such calendar year occurs during the full term of Orphan Drug exclusive approval granted under 21 C.F.R. § 316.34); unless, however, that, with respect to any such calendar year, if the net sales amount for such calendar year set forth in the Product Revenue Forecast would not be sufficient to meet reasonably anticipated demand for such calendar year, in which case, maintain manufacturing capacity to sell Product in the U.S. in sufficient quantities to satisfy or exceed the needs of patients with the disease or condition for which Product was designated as an Orphan Drug for such calendar year, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change; and (iv) manufacture Product in a manner that supports Orphan Drug designation under EU Law or Japanese Law, as applicable.
b.Deliver to the Collateral Agent, as promptly as practicable after a Responsible Officer of Borrower shall have obtained knowledge thereof, written notice describing in reasonable detail any instance where the Credit Party or any of its Subsidiaries has a reasonable expectation that there are grounds for imposition of a clinical hold, as described in 21 C.F.R. § 312.42, or withdrawal of an Investigational Device Exemption, as defined in 21 C.F.R. § 812.30, in each case with respect to Product.
5.18 Material Contracts; Collateral Documents. Comply (a) with all of its covenants, agreements, undertakings and obligations arising under, and fulfill all of its obligations under, each Material Contract to which it is a party, except as could not reasonably be expected to have a Material Adverse Change, and (b) in all respects with all of its covenants, agreements, undertakings and obligations arising under, and fulfill all of its obligations under, each Collateral Document to which it is a party.
6.NEGATIVE COVENANTS
Each Credit Party covenants and agrees that, until payment in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), such Credit Party shall not, and shall cause each of its Subsidiaries not to:
6.1 Dispositions. Convey, sell, lease, transfer, exchange, assign, covenant not to sue, enter into a coexistence agreement, exclusively or nonexclusively license out, or otherwise dispose of (including any sale-leaseback or any transfer of assets pursuant to a plan of division), directly or indirectly and whether in one or a series of transactions (collectively, “Transfer”), all or any part of its properties or assets constituting Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) or any Company IP that does not constitute Collateral under the Loan Documents but is related to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; except, in each case of this Section 6.1, for Permitted Transfers not otherwise expressly prohibited under Section 6.6(b).
6.2 Fundamental Changes; Location of Collateral.
a.Without at least ten (10) days’ prior written notice to the Collateral Agent (or, solely with respect to the Intercompany Reorganization, at least two (2) Business Days’ prior written notice to the Collateral Agent), solely in the case of a Credit Party: (i) change its jurisdiction of organization, incorporation or formation, (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization, incorporation or formation.
b.Maintain its primary Books at or deliver any Collateral with a fair market value (reasonably determined in good faith by a Responsible Officer of Borrower), individually or together with any other Collateral, in excess of $[***] to, one or more mortgaged or leased locations or one or more warehouses, processors or bailees, as applicable, unless, subject to the timing requirements of Section 5.14 (solely with respect to such locations, warehouses, processors or bailees where such Books or Collateral is located on the Closing Date or during the 60-day period following the Closing Date), such Credit Party uses commercially reasonable efforts to obtain a Collateral Access Agreement for such mortgaged or leased location or such warehouse, processor or bailee governing such Books or such Collateral (as applicable), in form and substance reasonably satisfactory to the Collateral Agent, to the extent such Collateral is located in the United States. Notwithstanding anything to the contrary herein, such obligation to deliver Collateral Access Agreements will not apply to any inventory or assets while in transit.
c.Establish or maintain any bank account other than the bank accounts set forth on Schedule 6.2(c) of the Disclosure Letter (which bank accounts constitute all of the deposit accounts, securities accounts or other similar accounts maintained by any Credit Party on the Closing Date), unless (i) in the case of any bank account that is not an Excluded Account, the Collateral Agent is provided at least ten (10) Business Days’ written notice from such Credit Party prior to the establishment or maintenance of such account and (ii) to the extent such account is established or maintained in the United States, such account is made subject to a Control Agreement in accordance with Section 5.5 hereof.
d.Maintain cash in any bank account located in Japan or the Netherlands that would be in excess of the amount of cash that would be appropriate for (i) the continued operations in the ordinary course of business in Japan or the Netherlands, as applicable, and (ii) such other business needs in Japan or the Netherlands (including, for the avoidance of doubt, as a result of the Intercompany Reorganization), as applicable, as reasonably determined by a Responsible Officer of the Borrower consistent with prudent cash management practices, and not with an intent to hinder the security interests available under the Loan Documents.
e.Take any action or engage in any transaction (or series of actions or transactions), whether by reorganization, sale of assets, merger, dissolution, amendment of Operating Documents or otherwise (including, for the avoidance of doubt, the Intercompany Reorganization), the primary purpose of which is to evade, avoid or seek to avoid the performance or observance of any of the covenants, agreements or obligations of any Credit Party under the Loan Documents (including under the Collateral Documents).
6.3 Mergers, Acquisitions, Liquidations or Dissolutions.
a.Merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve, or permit any of its Subsidiaries to merge, divide itself into two (2) or more entities, consolidate, liquidate or dissolve with or into any other Person, except that:
i.(x) any Subsidiary of Borrower may merge or consolidate with or into a Credit Party, provided that the Credit Party is the surviving entity and (y) any Subsidiary of Borrower may liquidate or dissolve, provided that prior to or concurrent with such liquidation or dissolution, the remaining assets of such Subsidiary shall be distributed to another Subsidiary, provided, further, that if the liquidating or dissolving Subsidiary is a Credit Party, the assets of such Subsidiary shall be distributed to an existing or newly-formed Credit Party,
ii.any Subsidiary of Borrower may merge or consolidate with any other Subsidiary of Borrower, provided that if any party to such merger or consolidation is a Credit Party then either (x) such Credit Party is the surviving entity or (y) the surviving or resulting entity executes and delivers to the Collateral Agent a joinder to the Security Agreement in the form attached thereto, a joinder to the Intercompany Subordination Agreement and any relevant IP Agreement or other Collateral Documents, as applicable, and otherwise satisfies the requirements of Section 5.13 substantially contemporaneously with completion of such merger or consolidation;
iii.any Subsidiary of Borrower may divide itself into two (2) or more entities or be dissolved or liquidated, provided that if such Subsidiary is a Credit Party, the properties and assets of such Subsidiary are allocated or distributed to an existing or newly-formed Credit Party;
iv.any Subsidiary that is not a Credit Party may be dissolved or liquidated; provided that (x) all of its assets and business are transferred to a Credit Party and (y) neither such dissolution or liquidation nor such transfer could reasonably be expected to result in a Material Adverse Change; and

v.any Permitted Acquisition or Permitted Investment may be structured as a merger or consolidation.
b.make, or permit any of its Subsidiaries to make, Acquisitions outside the ordinary course of business, including any purchase of all or substantially all of the assets of, or any division or line of business of, any other Person, other than Permitted Acquisitions or Permitted Investments. For the avoidance of doubt, nothing in this Section 6.3 shall prohibit the completion of the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such merger, division, consolidation, liquidation or dissolution is described in Exhibit F hereto) or any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided that, in each case of this clause (b), no Indebtedness not otherwise permitted hereunder is incurred or assumed in connection therewith.
6.4 Indebtedness. Directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (including any Indebtedness consisting of obligations evidenced by a bond, debenture, note or other similar instrument) that is not Permitted Indebtedness; provided, however, that the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.4.
6.5 Encumbrances. Except for Permitted Liens, (i) create, incur, allow, or suffer to exist any Lien on any Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party), or (ii) permit (other than pursuant to the terms of the Loan Documents) any material portion of the Collateral (including, for the avoidance of doubt, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party) not to be subject to the first priority security interest granted in the Loan Documents or otherwise pursuant to the Collateral Documents, in each case of this clause (ii), other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.
6.6 No Further Negative Pledges; Negative Pledge.
a.No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of such Credit Party or Subsidiary to create, incur, assume or suffer to exist any Lien upon any Collateral, whether now owned or hereafter acquired, in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, with respect to the Obligations or under the Loan Documents, in each case of this Section 6.6, other than Permitted Negative Pledges.
b.Notwithstanding Section 6.1 and except pursuant to the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such transfer, Indebtedness or other transaction is described in Exhibit F hereto), no Credit Party will Transfer, or create, incur, allow or suffer to exist any Lien on, any Equity Interests constituting Collateral issued by any Subsidiary which are owned or otherwise held by such Credit Party, except for: (i) Permitted Liens; (ii) transfers between or among Credit Parties, provided that any and all steps as may be reasonably required to be taken in order to create and maintain a first priority security interest in and Lien upon such Equity Interests in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, are taken contemporaneously with the completion of any such transfer; and (iii) sales, assignments, transfers, exchanges or other dispositions to qualify directors if required by Requirements of Law or otherwise permitted under this Agreement, provided that such sale, assignment, transfer, exchange or other disposition shall be for the minimum number of Equity Interests as are necessary for such qualification under Requirements of Law.
6.7 Maintenance of Collateral Accounts.
a.Maintain any Collateral Account except in accordance with the terms of Section 5.5 hereof.
b.Without limiting the generality of clause (a) above, at any time from and after September 15, 2024, maintain the Cash Collateral Account except in accordance with the terms of Section 5.5(b) hereof, and at any such time permit the balance of such account to be less than an amount equal to at least 1.2 times the amount by which the outstanding aggregate principal amount of the 2025 Convertible Notes exceeds $50,000,000.00 as of such time.
6.8 Distributions; Investments.
a.Pay any dividends or make any distribution or payment on, or redeem, retire or repurchase any of its Equity Interests, except, in each case of this Section 6.8, for Permitted Distributions, Permitted Transactions and Permitted Equity Derivatives.
b.Directly or indirectly make any Investment other than Permitted Acquisitions and Permitted Investments.
For the avoidance of doubt, nothing in this Section 6.8 shall prohibit any Credit Party or its Subsidiaries from entering into in-licensing agreements; provided, however, that, in each case, no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith.
6.9 No Restrictions on Subsidiary Distributions. No Credit Party nor any of its Subsidiaries shall enter into any agreement, document or instrument directly or indirectly prohibiting (or having the effect of prohibiting) or limiting the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer, lease or license any Collateral to Borrower or any other Subsidiary of Borrower, except, in each case of this Section 6.9, for Permitted Subsidiary Distribution Restrictions.
6.10 No Restrictions on Subsidiary Distributions. Notwithstanding anything to the contrary in this Agreement:
a.Make or permit any voluntary or optional prepayment or repayment of the outstanding principal amount of any Subordinated Debt other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent;
b.Make or permit any payment of interest (including accrued and unpaid interest) in cash on or in respect of any Subordinated Debt at any time that a Default or Event of Default shall have occurred and be continuing other than in accordance with the express terms of a subordination, intercreditor or other similar agreement relating to such Subordinated Debt, if any, that is in form and substance reasonably satisfactory to the Collateral Agent; or
c.Amend, restate, supplement or otherwise modify any terms, conditions or other provisions of any Subordinated Debt, or any agreement, instrument or other document relating thereto, in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt, if any, is subject, without the prior written consent of the Collateral Agent (in its sole discretion).
d.For the avoidance of doubt, no Credit Party shall, and each Credit Party shall cause each of its Subsidiaries not to, directly or indirectly, create, incur, assume or guaranty, or otherwise become directly or indirectly liable with respect to, any Subordinated Debt except as otherwise expressly permitted hereunder.
e.Make or permit any voluntary or optional prepayment or repayment of the outstanding amount of any Indebtedness under the Royalty Revenue Contract or other Royalty Revenue Documents (including any principal or interest), exercise or consummate any Call Option (as defined in the Royalty Revenue Contract) or amend, restate, supplement or otherwise modify any terms, conditions or other provisions of such Indebtedness or the Royalty Revenue Contract or other Royalty Revenue Documents in any manner which would contravene in any respect any of the foregoing or adversely affect the payment or priority subordination thereof (as applicable) to Obligations owed to Lenders, in each case other than to the extent permitted by the express terms of the OrbiMed Intercreditor Agreement.

f.Make or cause any of its Subsidiaries to make (or exercise any option with respect thereto), directly or indirectly, any payment, prepayment, repurchase or redemption for cash of any Indebtedness under the 2025 Convertible Notes (or the indenture relating thereto), the 2028 Convertible Notes (or the indenture relating thereto) or any Permitted Convertible Indebtedness unless and until all of the Obligations are paid in full; provided, however, that nothing in this Section 6.10(f) shall prohibit or otherwise restrict (i) any Permitted Convertible Redemption or other Permitted Transaction, (ii) scheduled cash interest payments, (iii) required cash payments of accrued but unpaid interest upon repurchase or redemption thereof, (iv) cash payments in lieu of any fractional share issuable upon conversion thereof, (v) required cash payments of any amounts due upon the scheduled maturity thereof using Equity Cash Proceeds, or (vi) any ordinary course fees or other expenses in connection therewith.
6.11 Amendments or Waivers of Organizational Documents. Amend, restate, supplement or otherwise modify, or waive, any provision of its Operating Documents in a manner that would reasonably be expected to result in a Material Adverse Change.
6.12 Compliance.
a. Become an “investment company” under the Investment Company Act of 1940, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose;
b.With respect to any ERISA Affiliate, cause or suffer to exist (i) any event that would result in the imposition of a Lien under ERISA on any assets or properties of any Credit Party or a Subsidiary of a Credit Party with respect to any Plan or (ii) any other ERISA Event that, in the case of clauses (i) and (ii) above, could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
c.Permit the occurrence of any other event with respect to any present pension, profit sharing or deferred compensation plan which could reasonably be expected to result in a Material Adverse Change.
6.13 Compliance with Sanctions and Anti-Money Laundering Laws.
a.The Collateral Agent and each Lender hereby notifies each Credit Party that pursuant to the requirements of Sanctions and Anti-Money Laundering Laws, and such Person’s policies and practices, the Collateral Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies each Credit Party and its principals, which information includes the name and address of each Credit Party and its principals and such other information that will allow the Collateral Agent and each Lender to identify such party in accordance with Sanctions and Anti-Money Laundering Laws.
b.No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or controlled Affiliates to, directly or indirectly, knowingly enter into any documents or contracts with any Sanctioned Person.
c.Each Credit Party shall notify the Collateral Agent and each Lender in writing promptly (but in any event within five (5) Business Days after) a Responsible Officer of any Credit Party becomes aware that any Credit Party or any Subsidiary or Affiliate of any Credit Party is a Sanctioned Person or that any Credit Party or any Subsidiary or Affiliate of any Credit Party or any of their respective directors, officers or employees (i) is convicted on, (ii) pleads nolo contendere to, (iii) is indicted on, or (iv) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
d.No Credit Party will, nor will any Credit Party permit any of its Subsidiaries or Affiliates to, directly or indirectly, (i) conduct any prohibited business or engage in any prohibited investment, activity, transaction or deal with any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any investment, activity, transaction or dealing relating to, any property or interests in property blocked pursuant to Sanctions, or (iii) engage in or conspire to engage in any investment, activity, transaction or dealing that evades or avoids or violates, or has the purpose of evading or avoiding, or attempts to violate, any of prohibitions under Sanctions or Anti-Money Laundering Laws.
e.Borrower will not, directly or, to the Knowledge of Borrower, indirectly (including through an agent or any other Person), use any of the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds of any Credit Extension to any Subsidiary, joint venture partner or other Person, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else, in order to obtain, retain or direct business, or to obtain any improper advantage, in violation in any respect of the FCPA, UKBA or any other applicable anti-corruption laws, (ii) in violation in any respect of any Anti-Money Laundering Laws, (iii) in violation of Sanctions or (iv) in violation in any material respect of Export or Import Laws.
f.Borrower shall not, and shall not permit any of its Subsidiaries to, directly or, to the Knowledge of Borrower, indirectly, fund all or part of any repayment of the Credit Extensions or other payments under this Agreement out of proceeds derived from criminal activity or activity or transactions in violation in any respect of the FCPA, UKBA, or any applicable anti- corruption laws, Export or Import Laws, Anti-Money Laundering Laws or Sanctions, or that would otherwise cause any Person (including any Person participating in the Credit Extensions, whether as agent, lender, sponsor, underwriter, advisor, investor, or otherwise) to be in violation in any respect of the FCPA, UKBA, or any applicable anti-corruption laws, Export or Import Laws, Anti-Money Laundering Laws or Sanctions.
6.14 Material Contracts.
a.Waive, amend, cancel or terminate, exercise or fail to exercise, any material rights constituting or relating to any of the Material Contracts or (b) breach, default under, or take any action or fail to take any action that, with the passage of time or the giving of notice or both, would constitute a default or event of default under any of the Material Contracts, in each case of this Section 6.14, which, individually or taken together with any other such waivers, amendments, cancellations, terminations, exercises or failures, could reasonably be expected to have a Material Adverse Change.
b.From and after the Closing Date, enter into any Manufacturing Agreement (excluding, for the avoidance of doubt, any Manufacturing Agreement listed on Schedule 12.1 of the Disclosure Letter and all amendments, restatements, extensions, supplements or other modifications thereto) relating to active pharmaceutical ingredients or finished products relating to ARIKAYCE® (i) under which a default or of which a termination could interfere with the Collateral Agent’s or any Lender’s right to sell or lease, assign, license out, convey, transfer or grant options to purchase any Collateral, (ii) that cannot be collaterally assigned to secure the Obligations, (iii) that cannot be assigned to a purchaser in a foreclosure sale of all or any portion of the Collateral (subject to assumption by the purchaser of all obligations under such Material Contract) in the event of any exercise of rights or remedies under the Loan Documents, (iv) that contains provisions that restrict or penalize the granting of a security interest in or Lien on such Material Contract or the assignment of such Material Contract upon the sale or other disposition of all or a portion of a product to which such Material Contract relates, or (v) that does not permit the disclosure of information to be provided thereunder to the Collateral Agent and Lenders, to any purchaser or prospective purchaser in a foreclosure sale of all or any portion of the Collateral, to any assignee or prospective assignee of Borrower or any of its Subsidiaries or to any company in the business of purchasing or financing financial assets, in each case without using its commercially reasonable efforts to ensure such Manufacturing Agreement does not contain the terms listed in sub-clauses (i) to (v) above.
c.Without limitation to any other provision herein or in any other Loan Document, until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder, make, and such Credit Party shall cause its Affiliates not to make, any payment (whether of principal, interest or otherwise) on account of the Obligations (as such term is defined in the Royalty Revenue Contract) of the Purchaser, other than (i) any payments due and payable to OrbiMed pursuant to the Royalty Revenue Documents as in effect on the date of this Agreement and taking into account any modification thereto permitted under Section 5.2 of the OrbiMed Intercreditor Agreement, but excluding in all cases, for the avoidance of doubt, any advance payment, prepayment or similar payment that Borrower has the right, but not the obligation, to make pursuant to the Royalty Revenue Documents or that Borrower agrees to make pursuant to any amendment, restatement, amendment and restatement, supplement or modification thereto or any approval, consent or waiver in respect thereof, (ii) any indemnity payment due and payable to OrbiMed pursuant to the Royalty Revenue Documents as in effect on the date of this Agreement, (iii) any payment of any underpayment due and payable to OrbiMed pursuant to the Royalty Revenue Documents as in effect on the date of this Agreement or any payment of out-of-pocket expenses of OrbiMed by Borrower or any of its Subsidiaries pursuant to the Royalty Revenue Documents as in effect on the date of this Agreement, or (iv) any reimbursement of documented costs reasonably incurred by OrbiMed related to perfection and enforcement and due and payable to OrbiMed pursuant to the Royalty Revenue Documents as in effect on the date of this Agreement, except, in each case of in each case of sub-clauses (i) through (iv) above so long as any such payment or reimbursement is not in contravention of any other term or condition set forth in this Agreement or any other Loan Document.
6.15 Fiscal Unity. With respect to a Credit Party incorporated under Dutch law, create or become a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax or value added tax purposes (unless such fiscal unity should consist solely of Credit Parties), unless a fiscal unity for value added tax purposes is imposed by the Dutch tax authorities.
7.EVENTS OF DEFAULT
Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
7.1 Payment Default. Any Credit Party fails to (a) make any payment of any principal of the Term Loans when and as the same shall become due and payable, whether at the due date thereof (including pursuant to Section 2.2(c)) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise, or (b) within five (5) Business Days after the same becomes due and payable, any payment of interest or premium pursuant to Section 2.2, including any applicable Additional Consideration, Makewhole Amount or Prepayment Premium, or any other Obligations (which such five (5) Business Day cure period shall not apply to any such payments due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof). A failure to pay any such interest, premium or Obligations pursuant to the foregoing clause (b) prior to the end of such five (5) Business Day-period shall not constitute an Event of Default (unless such payment is due on the Term Loan Maturity Date or such earlier date pursuant to Section 2.2(c)(ii) or Section 2.2(c)(iii) hereof or the date of acceleration pursuant to Section 8.1(a) hereof).
7.2 Covenant Default.
a.The Credit Parties: (i) fail or neglect to perform any obligation in Sections 5.3, 5.4, 5.5, 5.10, 5.13, 5.14 or 5.17(a) or (ii) violate or breach any covenant or agreement in Section 6; or
b.The Credit Parties fail or neglect to perform any obligation in Section 5.2, 5.6, 5.7 or 5.17(b), such failure or neglect is capable of being cured and continues for ten (10) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been given to Borrower by the Collateral Agent or any Lender. Cure periods provided under this Section 7.2(b) shall not apply, among other things, to any of the covenants referenced in clause (a) above.
c.The Credit Parties fail or neglect to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents on its part to be performed, kept or observed and such failure or neglect is capable of being cured and continues for twenty (20) days, after the earlier of the date on which (i) a Responsible Officer of any Credit Party becomes aware of such failure or neglect and (ii) written notice thereof shall have been given to Borrower by the Collateral Agent or any Lender. Cure periods provided under this Section 7.2(c) shall not apply, among other things, to any of the covenants referenced in clause (a) or (b) above.
7.3 Withdrawal Event; Material Adverse Change. A (a) Withdrawal Event occurs with respect to ARIKAYCE® in the United States, or (b) a Material Adverse Change occurs; provided, however, that, notwithstanding anything in this Agreement to the contrary, if any of the formations, transfers, contributions, Indebtedness, transactions or arrangements described in Exhibit F hereto could reasonably be expected to result in a Material Adverse Change, the parties hereto agree to cooperate in good faith to modify any such formation, transfer, contribution, Indebtedness, transaction or arrangement in a commercially reasonable manner in order to resolve or cure any such Material Adverse Change; provided, further, that if the parties hereto cannot mutually agree on such resolution or cure within twenty (20) days (or, if such Material Adverse Change cannot in a diligent manner be resolved or cured within such 20-day period, such longer period as the parties hereto mutually agree) after any party hereto notifies the other parties hereto in writing of the occurrence of such Material Adverse Change, such Material Adverse Change shall be deemed an Event of Default hereunder and nothing herein shall preclude, prevent, bar or impede the Collateral Agent or any Lender from exercising any and all of its rights and remedies hereunder with respect to such Material Adverse Change.
7.4 Attachment; Levy; Restraint on Business.
a.(i) The service of process seeking to attach, by trustee or similar process, any funds of any Credit Party or of any entity under the control of any Credit Party (including a Subsidiary) in excess of $[***] on deposit or otherwise maintained with the Collateral Agent, or (ii) a notice of lien or levy is filed against any of material portion of Collateral by any Governmental Authority, and the same under sub-clauses (i) or (ii) above is not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or
b.(i) Any material portion of Collateral is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower and its Subsidiaries from conducting any material part of their business, taken as a whole.
7.5 Insolvency.
a.An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking: (i) relief in respect of any Credit Party, or of a substantial part of the property of any Credit Party, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party; or (iii) the winding-up or liquidation of any Credit Party, and such proceeding or petition shall continue undismissed or unstayed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or
b.Any Credit Party shall: (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other existing or future federal, state or foreign bankruptcy, insolvency, receivership, examinership, relief of debtors or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) above; (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, administrative receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Credit Party or for any portion of the property or assets of any Credit Party; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors, or enter into a composition, compromise, assignment or arrangement with any of its creditors (whether by way of a voluntary arrangement, schedule of arrangement, deed of compromise or otherwise); (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (except as otherwise expressly permitted hereunder);
c.Any Credit Party shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally;
d.A receiver, interim receiver, receiver and manager, trustee, administrator, administrative receiver, custodian, examiner or other similar official is appointed, either voluntarily or involuntarily, to or in respect of any Credit Party or the whole or any part of the property, assets or undertaking of any Credit Party;
e.There shall be commenced against any Credit Party a case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against (i) all or a substantial portion of its assets or (ii) a material portion of the Collateral, which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal within sixty (60)days from the entry thereof;
f.Any Credit Party or any Subsidiary shall be insolvent as defined in any statute of the Bankruptcy Code or in the fraudulent conveyance or fraudulent transfer statutes of the Commonwealth of Virginia or other applicable jurisdiction of organization; or

g.An affirmative vote by the applicable Board of Directors to commence any case, proceeding or other action described in clause (a) above or any other action by any Credit Party or any Subsidiary to otherwise cause, consent to, approve or acquiesce in any of the acts described in clauses (a) through (f) above.
h.Without limiting the generality of clauses (a) through (g) above, in relation to any Credit Party incorporated in Switzerland and/or having its registered office in Switzerland, the (insolvency) terms referred to above shall include any steps and actions under Swiss law which are analogous to those described above, in particular, without limitation of the scope of clauses (a) through (g) above, in respect of the following proceedings: "Zahlungsunfähigkeit" (inability to pay its debts), "Zahlungseinstellung" (suspending making payments), "hälftiger Kapitalverlust or Überschuldung" within the meaning of art. 725 and art. 820 para. 1 of the Swiss Code of Obligations (half of the share capital and the legal reserves not covered; over-indebtedness, i.e. liabilities not covered by the assets), duty of filing of the balance sheet with the judge due to over-indebtedness or insolvency pursuant to art. 725a and art. 820 para. 1 of the Swiss Code of Obligations, "Nachlassverfahren" (composition with creditors) including in particular "Nachlassstundung" (moratorium) and proceedings regarding "Nachlassvertrag" (composition agreements) and "Notstundung" (emergency moratorium), "Fälligkeitsaufschub" (postponement of maturity of indebtedness) and actions for "Auflösung / Liquidation" (dissolution/liquidation).
7.6 Other Agreements.
a.Any Credit Party fails to pay any Indebtedness (other than the Indebtedness represented by this Agreement and the other Loan Documents) within any applicable grace period after such payment is due and payable (including at final maturity) or after the acceleration of any such Indebtedness by the holder(s) thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $[***].
b.(i) A Put Option (as defined in the Royalty Revenue Contract) or a Change in Control Purchase Option (as defined in the Royalty Revenue Contract) or a Call Option (as defined in the Royalty Revenue Contract) (including a Change of Control Call Option (as defined in the Royalty Revenue Contract)), has been exercised under the terms of the Royalty Revenue Contract or other Royalty Revenue Document, (ii) upon the occurrence of a Put Option Event (as defined in the Royalty Revenue Contract) or any other event that would give OrbiMed the right to require Borrower to pay the Buy-Out Price (as defined in the Royalty Revenue Contract), or (iii) upon any prepayment, payment, repurchase, redemption, conversion, exchange or similar action of any Permitted Convertible Indebtedness not expressly permitted under this Agreement.
7.7 Judgements. One or more final, non-appealable judgments, orders, or decrees for the payment of money in an amount in excess of $[***] (but excluding any final judgments, orders, or decrees for the payment of money that are covered by independent third-party insurance as to which liability has not been denied by such insurance carrier or by an indemnification claim against a solvent and unaffiliated Person that is not a Credit Party as to which such Person has not denied liability for such claim), shall be rendered against one or more Credit Parties and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.
7.8 Misrepresentations. Any Credit Party or any Person acting for any Credit Party makes or is deemed to make any representation or warranty now or later in, or pursuant to, this Agreement or any other Loan Document, and such representation or warranty is incorrect in any material respect (or, to the extent any such representation or warranty is qualified by materiality or Material Adverse Change, in any respect) when made or deemed to be made.
7.9 Loan Documents; Collateral. Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Credit Party, or any Credit Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any material portion of the Collateral purported to be covered thereby or such security interest shall for any reason (other than pursuant to the terms of the Loan Documents) cease to be a perfected and first priority security interest in any material portion of the Collateral subject thereto, subject only to Permitted Liens, in each case, other than as a direct result of any action by the Collateral Agent or any Lender or failure of the Collateral Agent or any Lender to perform an obligation thereof under the Loan Documents.

7.10 ERISA Event. An ERISA Event occurs that, individually or taken together with any other ERISA Events, results or could reasonably be expected to result in a Material Adverse Change, or the imposition of a Lien under Section 303(k) of ERISA on any Collateral that could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change.
7.11 Intercreditor Agreement. A material default or breach occurs under the OrbiMed Intercreditor Agreement, the Intercompany Subordination Agreement or any other subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or Permitted Convertible Indebtedness, or any creditor party to such an agreement with the Collateral Agent (or Lenders) and any Credit Party breaches any of the terms of such agreement in any material respect; provided, that material defaults or breaches for the purposes of this Section 7.11 shall include breaches of any payment, enforcement or subordination provisions or restrictions set forth in such agreement. For the avoidance of doubt, default or breaches by any Secured Party shall not constitute an Event of Default hereunder.
8.RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT
8.1 Rights and Remedies. While an Event of Default occurs and continues, the Collateral Agent may, or at the request of the Required Lenders, will, without notice or demand:
a.declare all Obligations (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) immediately due and payable (but if an Event of Default described in Section 7.5 occurs, all Obligations, including any and all amounts payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, are automatically and immediately due and payable without any notice, demand or other action by the Collateral Agent or any Lender), whereupon all Obligations for principal, interest, premium or otherwise (including, for the avoidance of doubt, any and all amounts payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable) shall become due and payable by Borrower without presentment for payment, demand, notice of protest or other demand or notice of any kind, which are all expressly waived by the Credit Parties hereby;
b.stop advancing money or extending credit for Borrower’s benefit under this Agreement;
c.settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that the Collateral Agent considers advisable, notify any Person owing Borrower money of the Collateral Agent’s security interest, for the benefit of the Lenders and the other Secured Parties, in such funds, and verify the amount of the Collateral Accounts;
d.make any payments and do any acts it considers necessary or reasonable to protect the Collateral or the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral. Borrower shall assemble the Collateral if the Collateral Agent or the Required Lenders requests and make it available as the Collateral Agent designates or the Required Lenders designate. The Collateral Agent or its agents or representatives may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien that appears to be prior or superior to its security interest, for the benefit of Lenders and the other Secured Parties, and pay all expenses incurred. Borrower grants the Collateral Agent an irrevocable, royalty-free license or other right to enter, use, operate and occupy (and for its agents or representatives to enter, use, operate and occupy), without charge, any such premises to exercise any of the Collateral Agent’s or any Lender’s rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral);
e.apply to the Obligations (i) any balances and deposits of Borrower it holds, (ii) any amount held by the Collateral Agent owing to or for the credit or the account of Borrower or (iii) any balance from any Collateral Account of any Credit Party or instruct the bank at which any such Collateral Account is maintained to pay the balance of any such Collateral Account to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or to any Lender on behalf of itself and the other Secured Parties, as the Collateral Agent shall direct;
f.ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. With respect to any and all Intellectual Property owned or held by any Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties: (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties;
g.place a “hold” on any account maintained with the Collateral Agent or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
h.demand and receive possession of the Books of any Credit Party regarding Collateral; and
i.exercise all rights and remedies available to the Collateral Agent or any Lender under the Collateral Documents or any other Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
Each of the Collateral Agent and Lender agrees that in connection with any foreclosure or other exercise of rights under this Agreement or any other Loan Document with respect to any Intellectual Property included in the Collateral, the rights of the licensees under any license of such Intellectual Property will not be terminated, limited or otherwise adversely affected so long as no default exists thereunder in a way that would permit the licensor to terminate such license (commonly termed a non-disturbance). Without limitation to any other provision herein or in any other Loan Document, while an Event of Default occurs and continues, at the Collateral Agent’s or the Required Lenders’ request, representatives from Borrower and the Collateral Agent shall promptly meet (in person or telephonically) to discuss in good faith how to collect, receive, appropriate and realize upon Borrower’s rights and interests in, to and under any Company IP Agreement, including in connection with any foreclosure or other exercise of the Collateral Agent’s or any Lender’s rights with respect thereto. If Borrower and the Collateral Agent do not mutually agree with respect thereto within ten (10) Business Days after such request by the Collateral Agent (or such later date as agreed by the Collateral Agent), then the Collateral Agent may request Borrower to, and Borrower (promptly following the receipt of such request) shall, use reasonable best efforts to obtain the written consent of any counterparty to the exercise by the Collateral Agent or any Lender of any and all rights and remedies under this Agreement or any other Loan Document with respect to any Company IP Agreement, in form and substance reasonably satisfactory to the Collateral Agent.
8.2 Power of Attorney. Borrower hereby irrevocably appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Collateral Accounts directly with depository banks where the Collateral Accounts are maintained, for amounts and on terms the Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s products liability or general liability insurance policies maintained in any jurisdiction regarding Collateral; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of the Collateral Agent or a third party as the Code permits. Borrower hereby appoints the Collateral Agent and any Related Party thereof as its lawful attorney-in-fact to file or record any documents necessary to perfect or continue the perfection of the Collateral Agent’s security interest, for the benefit of Lenders and the other Secured Parties, in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been satisfied in full and no Lender is under any further obligation to make Credit Extensions hereunder. The foregoing appointment of the Collateral Agent and any Related Party thereof as Borrower’s attorney in fact, and all of the Collateral Agent’s (or such Related Party’s) rights and powers, coupled with an interest, are irrevocable until all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) have been fully repaid and performed and each Lender’s obligation to provide Credit Extensions terminates.
8.3 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, the Collateral Agent shall apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Collateral Accounts or disposition of any other Collateral, or otherwise, to the Obligations in such order as the Collateral Agent shall determine in its sole discretion. Subject to the OrbiMed Intercreditor Agreement, any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lenders for any deficiency. If the Collateral Agent or any Lender directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, the Collateral Agent or such Lender, as applicable, shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by the applicable Lender(s) of cash therefor.
8.4 Collateral Agent’s Liability for Collateral. So long as the Collateral Agent complies with Requirements of Law regarding the safekeeping of the Collateral in the possession or under the control of the Collateral Agent, the Collateral Agent shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; or (c) any act or default of any other Person. In no event shall the Collateral Agent or any Lender have any liability for any diminution in the value of the Collateral for any reason. Borrower bears all risk of loss, damage or destruction of the Collateral.
8.5 No Waiver; Remedies Cumulative. The Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by Borrower or any other Person of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of the Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Each of the Collateral Agent’s and Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Each of the Collateral Agent and Lenders has all rights and remedies provided under the Code, by law, or in equity. The exercise by the Collateral Agent or any Lender of one right or remedy is not an election and shall not preclude the Collateral Agent or any Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and the waiver by the Collateral Agent or any Lender of any Event of Default is not a continuing waiver. The Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.
8.6 Demand Waiver; Makewhole Amount; Prepayment Premium. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable. Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.
9.NOTICES
All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address (if any) indicated below. Any party to this Agreement may change its mailing or electronic mail address or facsimile number by giving all other parties hereto written notice thereof in accordance with the terms of this Section 9.
If to Borrower or any other Credit Party:
c/o Insmed Incorporated
700 US Highway 202/206
Bridgewater, New Jersey 08807
Attn: Chief Financial Officer Email: [***]
with copies to (which shall not constitute notice) to:
Covington & Burling LLP
620 Eighth Avenue
New York, New York 10018-1000
Attn: Peter Schwartz Tel: +1 212-841-1268
Email: [***]

If to Collateral Agent: BioPharma Credit PLC
c/o Beaufort House
51 New North Road
Exeter EX4 4EP
United Kingdom
Attn: Company Secretary
Tel: +44 01 392 477 500
Fax: +44 01 392 498 288
Email: [***]
with copies (which shall not constitute notice) to:
Pharmakon Advisors, LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: [***]
and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: [***]
If to any Lender: To the address of such Lender set forth on Exhibit D attached hereto with copies (which shall not constitute notice) to:
Pharmakon Advisors, LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: [***]

and
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: [***]
10.CHOICE OF LAW, VENUE, AND JURY TRIAL WAIVER
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION, PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL APPLY TO THAT EXTENT. Except as contemplated by the immediately succeeding paragraph, each party hereto submits to the exclusive jurisdiction of the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Requirements of Law, in such Federal court; provided, however, that nothing in this Agreement shall be deemed to operate to preclude the Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Collateral Agent or any Lender. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Credit Party hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Credit Party hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to such party at the address set forth in (or otherwise provided in accordance with the terms of) Section 9 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of such party’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY CLAIM, SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN OR RELATED HERETO OR THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PARTY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10 AND (C) HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
11.GENERAL PROVISIONS
11.1 Successors and Assigns.

a.This Agreement binds and is for the benefit of the parties hereto and their respective successors and permitted assigns.
b.No Credit Party may transfer, pledge or assign this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder without the prior written consent of each Lender. Subject to Section 11.1(d), any Lender may at any time sell, transfer, assign or pledge this Agreement or any other Loan Document or any of its rights or obligations hereunder or thereunder, or grant a participation in all or any part of, or any interest in, such Lender’s obligations, rights or benefits under this Agreement and the other Loan Documents, including with respect to any Term Loan (or any portion thereof), to any other Lender, any Affiliate of any Lender or any third Person without Borrower’s consent (any such sale, transfer, assignment, pledge or grant of a participation, a “Lender Transfer”); provided, however, that no Lender may make a Lender Transfer to a Disqualified Assignee without Borrower’s prior written consent except after the occurrence and during the continuance of an Event of Default (in which case such consent is not required); provided, further, that no Lender may make a Lender Transfer to a Non-Public Lender.
c.In the case of a Lender Transfer in the form of a participation granted by any Lender to any third party, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, (iii) Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) any agreement or instrument pursuant to which such Lender sells such participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, restatement, supplement or other modification hereto, in each case subject to the terms and conditions of this Agreement. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.5 and 2.6 (subject to the requirements and limitations therein, including the requirements under Section 2.6(d) (it being understood that the documentation required under Section 2.6(d) shall be delivered to the applicable Lender)) to the same extent as if it were a Person that had acquired its interest by assignment pursuant to clause (b) above; provided that, with respect to any participation, such participant shall not be entitled to receive any greater payment under Sections 2.5 or 2.6 than the applicable Lender (i.e., the party that participated the interest) would have been entitled to receive, except to the extent of any entitlement to receive a greater payment resulting from a Change in Law that occurs after such participant acquired the applicable participation.
d.Borrower shall record any Lender Transfer in the Note Register. Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated. If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations). The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
e.Any attempted transfer, pledge or assignment of this Agreement or any other Loan Document or any rights or obligations hereunder or thereunder in violation of this Section 11.1 shall be null and void and neither Borrower nor any transfer agent shall give any effect in the Note Register to such attempted transfer.
11.2 Indemnification.
a.Borrower agrees to indemnify and hold harmless each of the Collateral Agent, the Intercreditor Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities;

provided, however, that Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person (or the gross negligence or willful misconduct of such Indemnified Person’s affiliates or controlling Persons or any of their respective managers, members, partners, controlling Persons, directors, officers, employees, agents or sub-agents, advisors or affiliates), (ii) result from a claim brought by Borrower against an Indemnified Person for material breach in bad faith of any of such Indemnified Person’s obligations hereunder or under any other Loan Document, if Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (z) result from a claim not involving an act or omission of Borrower or any of its Subsidiaries that is brought by an Indemnified Person against another Indemnified Person (other than against the Collateral Agent or the Intercreditor Agent in their capacities as such). This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.
b.To the extent permitted by Requirements of Law, no party to this Agreement shall assert, and each party to this Agreement hereby waives, any claim against any other party hereto (and its or their successors and assigns), and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Credit Extension or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each party to this Agreement hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
c.Any action taken by any Credit Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of the Collateral Agent, the Intercreditor Agent or any Lender, shall be at the expense of such Credit Party, and neither the Collateral Agent, the Intercreditor Agent nor any Secured Party shall be required under any Loan Document to reimburse any Credit Party or any Subsidiary of any Credit Party therefor except as expressly provided therein. In addition, and without limiting the generality of Section 2.4, Borrower agrees to pay or reimburse upon demand each of the Collateral Agent, the Intercreditor Agent and Lenders (and their respective successors and assigns) and each of their respective Related Parties, if applicable, for any and all fees, expenses and disbursements of the kind or nature described in clause (b) of the definition of “Lender Expenses” incurred by it.
11.3 Severability of Provisions. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.4 Correction of Loan Documents. The Collateral Agent or Required Lenders may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties hereto so long as the Collateral Agent or Required Lenders, as applicable, provides the Credit Parties and the other parties hereto with written notice of such correction and allows the Credit Parties at least ten (10) days to object to such correction in writing delivered to the Collateral Agent and each Lender. In the event of such objection, such correction shall not be made except by an amendment to this Agreement in accordance with Section 11.5.
11.5 Amendments in Writing; Integration.
a. No amendment, restatement or modification of or supplement to any provision of this Agreement or any other Loan Document, or waiver, discharge or termination of any obligation hereunder or thereunder, no approval or consent hereunder or thereunder (including any consent to any departure by Borrower or any other Credit Party herefrom or therefrom), shall in any event be effective unless the same shall be in writing and signed by Borrower (on its own behalf and on behalf of each other Credit Party) and the Required Lenders; provided, however, that no such amendment, restatement, modification, supplement, waiver, discharge, termination, approval or consent shall, unless in writing and signed by the Collateral Agent and the Required Lenders, affect the rights or duties of, or any amounts payable to, the Collateral Agent under this Agreement or any other Loan Document. Any such waiver, approval or consent granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver, approval or consent.
b.This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations among the parties hereto about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
11.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.
11.7 Survival. Termination Prior to Term Loan Maturity Date. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to this Section 11.7 and all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied in accordance with the terms of this Agreement. The obligation of Borrower or any other the Credit Parties in Section 11.2 to indemnify Indemnified Persons shall survive until the statute of limitations with respect to such claim or cause of action shall have run. So long as all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) have been paid in full and satisfied in accordance with the terms of this Agreement, this Agreement shall be terminated (a) prior to the Term Loan Maturity Date by Borrower, effective five (5) Business Days (or such shorter period as the Collateral Agent may agree in its sole discretion) after written notice of termination is delivered to the Collateral Agent and the Lenders, or (b) if no such notice is delivered, automatically on the Term Loan Maturity Date.
11.8 Confidentiality. Any information regarding the Credit Parties and their Subsidiaries and their businesses provided to the Collateral Agent or any Lender by or on behalf of any Credit Party pursuant to the Loan Documents shall be deemed “Confidential Information”; provided, however, that Confidential Information does not include information that is either: (i) in the public domain or in the possession of the Collateral Agent, any Lender or any of their respective Affiliates or when disclosed to the Collateral Agent, any Lender or any of their respective Affiliates, or becomes part of the public domain after disclosure to the Collateral Agent, any Lender or any of their respective Affiliates, in each case, other than as a result of a breach by the Collateral Agent, any Lender or any of their respective Affiliates of the obligations under this Section 11.8; or (ii) disclosed to the Collateral Agent, any Lender or any of their respective Affiliates by a third party if the Collateral Agent, such Lender or such Affiliate, as applicable, does not know (following reasonable inquiry) that the third party is prohibited from disclosing the information. Neither the Collateral Agent nor any Lender shall disclose any Confidential Information to a third party or use Confidential Information for any purpose other than the administration of the Loan Documents, the exercise of its rights or remedies under the Loan Documents or the performance of its duties or obligations under the Loan Documents. The foregoing in this Section 11.8 notwithstanding, the Collateral Agent and each Lender may disclose Confidential Information: (a) to any of its Subsidiaries or Affiliates; (b) to prospective transferees, purchasers or participants of any interest in the Term Loans (including, for the avoidance of doubt, in connection with any proposed Lender Transfer), provided that no such disclosure to any Disqualified Assignees shall be permitted hereunder without Borrower’s prior written consent (which consent shall not be required after the occurrence and during the continuance of an Event of Default); (c) as required by law, regulation, subpoena, or other order, provided, that (x) prior to any disclosure under this clause (c), the Collateral Agent or such Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower pursuant to the terms hereof, and (y) any disclosure under this clause (c) shall be limited solely to that portion of the Confidential Information as may be specifically compelled by such law, regulation, subpoena or other order; (d) as the Collateral Agent or any Lender otherwise deems necessary or prudent under Sanctions, Anti-Money Laundering Laws, the FCPA, UKBA or other applicable anti-corruption laws, or Export and Import Laws, provided, that prior to any disclosure under this clause (d), the Collateral Agent or such

Lender, as applicable, agrees to endeavor to provide Borrower with prior written notice thereof to the extent practicable, and with respect to any law, regulation, subpoena or other order, to the extent that the Collateral Agent or such Lender is permitted to provide such prior notice to Borrower; (e) to the extent requested by regulators having jurisdiction over the Collateral Agent or such Lender or as otherwise required in connection with the Collateral Agent’s or such Lender’s examination or audit by such regulators; (f) to third-party service providers of the Collateral Agent or such Lender; and (g) to any of the Collateral Agent’s or such Lender’s Related Parties; provided, however, that the third parties to which Confidential Information is disclosed pursuant to clauses (a), (b), (f) and g) are bound by obligations of confidentiality and non-use that are no less restrictive than those contained herein.
The provisions of this Section 11.8 shall survive the termination of this Agreement.
11.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between, on the one hand, any Credit Party and, on the other hand, the Collateral Agent or any Lender, arising out of or relating to the Loan Documents other than in connection with the enforcement against any Credit Party of this Agreement or any other Loan Document, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
11.10 Right of Set-Off. In addition to any rights now or hereafter granted under Requirements of Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and at any time thereafter during the continuance of any Event of Default, each Lender is hereby authorized by each Credit Party at any time or from time to time, without prior notice to any Credit Party, any such notice being hereby expressly waived by Borrower (on its own behalf and on behalf of each other Credit Party), to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto or with any other Loan Document, irrespective of whether or not (a) the Collateral Agent or such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Lender agrees promptly to notify Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set off and application.
11.11 Marshalling; Payments Set Aside. Neither the Collateral Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to any Lender, or the Collateral Agent or any Lender enforces any Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver, examiner or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
11.12 Electronic Execution of Documents. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.13 Captions. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

11.14 Construction of Agreement. The parties hereto mutually acknowledge that they and their respective attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty, this Agreement shall be construed without regard to which of the parties hereto caused the uncertainty to exist.
11.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) except as expressly provided in Section 11.2(a), confer any benefits, rights or remedies under or by reason of this Agreement on any Persons other than the express parties to it and their respective successors and permitted assigns; (b) relieve or discharge the obligation or liability of any Person not an express party to this Agreement; or (c) give any Person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.
11.16 No Advisory or Fiduciary Duty. The Collateral Agent and each Lender may have economic interests that conflict with those of the Credit Parties. Each Credit Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries, and any of their respective stockholders or affiliates, on the other hand. Each Credit Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between each Lender and the Collateral Agent, on the one hand, and such Credit Party, its Subsidiaries and their respective affiliates, on the other hand, (ii) in connection therewith and with the process leading to such transaction, the Collateral Agent and each Lender is acting solely as a principal and not the advisor, agent or fiduciary of such Credit Party, its Subsidiaries or their respective affiliates, management, stockholders, creditors or any other Person, (iii) neither the Collateral Agent nor any Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its Subsidiaries or their respective affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Collateral Agent or any Lender or any of their respective affiliates has advised or is currently advising such Credit Party, its Subsidiaries or their respective affiliates on other matters) or any other obligation to such Credit Party, its Subsidiaries or their respective affiliates except the obligations expressly set forth in the Loan Documents, and (iv) each Credit Party, its Subsidiaries and their respective affiliates have consulted their own legal and financial advisors to the extent each deemed appropriate. Each Credit Party further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that the Collateral Agent or any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, its Subsidiaries or their respective affiliates in connection with such transaction or the process leading thereto.
11.17 Credit Parties’ Agent. Each of the Credit Parties hereby irrevocably appoints Borrower, as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loans and receiving account statements and other notices and communications to Credit Parties (or any of them) from the Collateral Agent or the Lenders, executing amendments, waivers or other modifications of or supplements to Loan Documents and executing or designating new Loan Documents. The Collateral Agent or the Lenders may rely, and shall be fully protected in relying, on any request for the Term Loans, disbursement instruction, report, information or any other notice or communication made or given by Borrower and any amendment, waiver or other modification of or supplement to a Loan Document or the execution or designation of new Loan Documents executed or made by Borrower, whether in its own name or on behalf of one or more of the other Credit Parties, and the Collateral Agent or the Lenders shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Credit Party as to the binding effect on it of any such request, instruction, report, information, other notice, communication, amendment, supplement, waiver, other modification, execution or designation, nor shall the joint and several character of the Credit Parties’ obligations hereunder be affected thereby.
12.COLLATERAL AGENT
12.1 Appointment and Authority. Each Lender hereby irrevocably appoints BioPharma Credit PLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the first two (2) sentences of Section 12.7 and the first sentence and penultimate paragraph of Section 12.9, the provisions of this Section 12 are solely for the benefit of the Collateral Agent and Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. Subject to Section

12.9 and Section 11.5, any action required or permitted to be taken by the Collateral Agent hereunder shall be taken with the prior approval of the Required Lenders.
12.2 Rights as a Lender. The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Collateral Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any Lender.
12.3 Swiss Collateral Document. Without limiting any other rights of the Collateral Agent under this Agreement, in relation to the Swiss Security Documents:
a.the Collateral Agent holds:
i.any security interest constituted by such Swiss Security Document (but only in relation to an assignment or any other non-accessory (nicht akzessorische) security interest);
ii.the benefit of this clause (a); and
iii.any proceeds of such security interest,
as fiduciary (treuhänderisch) in its own name but for the account of all relevant Secured Parties which have the benefit of such security interest in accordance with this Agreement and the respective Swiss Security Documents;
b.each present and future Secured Party hereby authorizes the Collateral Agent:
i.acting for itself and in the name and for the account of such Secured Party to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security interest made or expressed to be made to such Secured Party in relation to the Swiss Security Documents, to hold, administer and, if necessary, enforce any such security interest on behalf of each relevant Secured Party which has the benefit of such security interest;
ii.to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) security interest;
iii.to effect as its direct representative (direkter Stellvertreter) any release of a security interest created under a Swiss Security Document in accordance with this Agreement; and
iv.to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Collateral Agent hereunder or under the relevant Swiss Security Document.
c.the Collateral Agent, when acting in its capacity as creditor of the Parallel Liability, holds:
i.any Swiss law pledge or any other Swiss law accessory (akzessorische) security interest;
ii.any proceeds of such security interest; and
iii.the benefit of this paragraph and of the Parallel Liability, as creditor in its own right but for the benefit of the Secured Parties in accordance with this Agreement;
d.each present and future Secured Party hereby authorizes the Collateral Agent, including when acting in its capacity as creditor of the Parallel Liability, to appoint a security agent under the OrbiMed Intercreditor Agreement:
i.acting for itself and in the name and for the account of such Secured Party and the Collateral Agent to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security interest made or expressed to be made to such Secured Party and the Collateral Agent in relation to the Swiss Security Documents, to hold, administer and, if necessary, enforce any such security interest on behalf of each relevant Secured Party and the Collateral Agent which has the benefit of such security interest;
ii.to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) security interest;
iii.to effect as the direct representative (direkter Stellvertreter) of each Secured Party and the Collateral Agent any release of a security interest created under a Swiss Security Document in accordance with this Agreement and the OrbiMed Intercreditor Agreement; and
iv.to exercise as the direct representative (direkter Stellvertreter) of each Secured Party and the Collateral Agent such other rights granted to the Collateral Agent hereunder and under the OrbiMed Intercreditor Agreement or under the relevant Swiss Security Document.
12.4 Exculpatory Provisions.
a.The Collateral Agent shall not have any duties or obligations to the Lenders except those expressly set forth herein and in the other Loan Documents to which it is a party. Without limiting the generality of the foregoing, with respect to the Lenders, the Collateral Agent:
i.shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
ii.shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in such other Loan Documents), provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Loan Document or Requirements of Law; and
iii.shall not, except as expressly set forth herein and in the other Loan Documents to which it is a party, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.
b.The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.5) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Collateral Agent in writing by Borrower or a Lender.
c.The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.
12.5 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper

Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants, manufacturing consultants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, consultants or experts.
12.6 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
12.7 Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon the receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s prior written consent so long as no Event of Default has occurred and is continuing, to appoint a successor; provided, however, that Borrower’s consent shall not be required to the extent the successor is an Affiliate of the Collateral Agent or any Lender (provided that such Collateral Agent shall consult with the Borrower regarding such appointment prior to the effectiveness thereof). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent that is a Related Party of the Collateral Agent or any Lender; provided that, whether or not a successor has been appointed or has accepted such appointment, such resignation shall become effective upon delivery of the notice thereof. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations under the Loan Documents (if not already discharged therefrom as provided above in this Section 12.7), other than its obligations under Section 11.8. After the retiring Collateral Agent’s resignation, the provisions of this Section 12 and Section 10 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any resignation by the Collateral Agent, all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by, to or through each Lender directly, until such time as a Person accepts an appointment as Collateral Agent in accordance with this Section 12.7.
12.8 Non-Reliance on Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and make Credit Extensions hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
12.9 Collateral and Guaranty Matters. Each Lender agrees that any action taken by the Collateral Agent or the Required Lenders in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Without limiting the generality of the foregoing, the Lenders irrevocably authorize and instruct the Collateral Agent, and the Collateral Agent agrees:
a.to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document (i) upon payment and satisfaction in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with the terms of this Agreement, (ii) that is sold, transferred, disposed or to be sold, transferred, disposed as part of or in connection with any sale, transfer or other disposition (other than any sale to a Credit Party) permitted hereunder, (iii) subject to Section 11.5, if approved, authorized or ratified in writing by the Required Lenders, or (iv) to the extent such property is owned by a Guarantor, upon the release of such Guarantor from its obligations under the Loan Documents pursuant to clause (c) below;
b.to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (d), (i), (j), (m), (n) and (r) of the definition of “Permitted Liens” (solely with respect to modifications, replacements, extensions or renewals of Liens permitted under clauses (d), (i), (j), (m) and (n) of the definition of “Permitted Liens”);
c.to release any Guarantor from its obligations under each Collateral Document if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction permitted hereunder or upon payment and satisfaction in full of all Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with this Agreement;
d.to enter into non-disturbance and similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of this Agreement; and
e.to enter into any subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt.
Without prejudice to the obligation to fulfill the foregoing, upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under each Collateral Document pursuant to this Section 12.9.
In each case as specified in this Section 12.9, the Collateral Agent will (and each Lender irrevocably authorizes and instructs the Collateral Agent to), at Borrower’s expense, (A) deliver to Borrower any Collateral that is in the Collateral Agent’s possession in connection with the release of the Collateral Agent’s Lien thereon, and (B) execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the Liens and security interests granted under the Collateral Documents, (ii) to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property, (iii) to enter into any subordination, intercreditor or other similar agreement with respect to any Permitted Indebtedness that constitutes Subordinated Debt or (iv) to evidence the release of any Guarantor (as applicable) from its obligations under each Collateral Document, in each case in accordance with the terms of the Loan Documents and this Section 12.9 and in form and substance reasonably acceptable to the Collateral Agent.
Without limiting the generality of Section 12.10 below, the Collateral Agent shall deliver to the Lenders notice of any action taken by it under this Section 12.9 promptly after the taking thereof; provided that delivery of or failure to deliver any such notice shall not affect the Collateral Agent’s rights, powers, privileges and protections under this Section 12.
12.10 Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under Section 2.4 to be paid by it to the Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based upon the percentages as used in determining the Required Lenders as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, damage, liability or related expense, as the case may be, was incurred by or asserted against the Collateral Agent (or any such sub-agent) in its capacity as such or against any Related Party of any of the foregoing acting for the Collateral Agent (or any sub-agent) in connection with such capacity.
12.11 Parallel Liability.
a.Each Credit Party irrevocably and unconditionally undertakes to pay to the Collateral Agent an amount equal to the aggregate amount of its Corresponding Liabilities (as these may exist from time to time).
b.The parties hereto agree that:

i.a Credit Party's Parallel Liability is due and payable at the same time as, for the same amount of and in the same currency as its Corresponding Liabilities;
ii.a Credit Party's Parallel Liability is decreased to the extent that its Corresponding Liabilities have been irrevocably paid or discharged and its Corresponding Liabilities are decreased to the extent that its Parallel Liability has been irrevocably paid or discharged;
iii.a Credit Party's Parallel Liability is independent and separate from, and without prejudice to, its Corresponding Liabilities, and constitutes a single obligation of that Credit Party to the Collateral Agent (even though that Credit Party may owe more than one Corresponding Liability to the Secured Parties under the Loan Documents) and an independent and separate claim of the Collateral Agent to receive payment of that Parallel Liability (in its capacity as the independent and separate creditor of that Parallel Liability and not as a co-creditor in respect of the Corresponding Liabilities);
iv.for purposes of this Section 12.11, the Collateral Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly holds neither its claim resulting from a Parallel Liability nor any Lien securing a Parallel Liability on trust; and
v.a Credit Party's Parallel Liability will never exceed its Corresponding Obligations.
c.For purposes of this Section 12.11:
i.“Corresponding Liabilities” means Obligations excluding each Parallel Liability.
ii.“Parallel Liability” means a Credit Party's undertaking pursuant to this Section 12.11.
d.This Section 12.11 shall apply only in respect of any Corresponding Liabilities relating to, arising out of or in connection with, the Japanese Security Documents or the Dutch Security Documents or any of the Collateral (as such term is defined in such Japanese Security Documents or Dutch Security Documents, as applicable).
12.12 Notices and Items to Lenders. The Collateral Agent shall deliver to the Lenders each notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or other item received by it pursuant to this Agreement or any other Loan Document (including any item received by it pursuant to Section 3 or set forth on Schedule 5.14 of the Disclosure Letter); provided, that any delivery of or failure to deliver any such notice, report, statement, approval, direction, consent, exemption, authorization, waiver, certificate, filing or item shall not otherwise alter or effect the rights of the Lenders or the Collateral Agent under this Agreement or any other Loan Document or the validity of such item. In addition, to the extent the Collateral Agent or the Required Lenders deliver any notices, approvals, authorizations, directions, consents or waivers to Borrower pursuant to this Agreement or any other Loan Document, the Collateral Agent or the Required Lenders, as applicable, will also deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders on or about the same time such notice, approval, authorization, direction, consent or waiver is provided to Borrower; provided, that the delivery of or failure to deliver such notice, approval, authorization, direction, consent or waiver to the other Lenders shall not in any way effect the obligations of Borrower, or the rights of the Collateral Agent or the Required Lenders, in respect of such notice, approval, authorization, direction, consent or waiver or the validity thereof.
12.13 Dutch Terms. In this Agreement, where it relates to a Person incorporated or established in the Netherlands and unless a contrary intention appears, a reference to:
a.“authorization”, where applicable, includes without limitation:
i.any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and
ii.obtaining a positive or neutral advice (advies) from the competent works council(s);
b.financial assistance means any act contemplated by section 2:98(c) of the Dutch CC;
c.a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention-of-title arrangement (recht van retentie), right to reclaim goods (recht van reclame), right of retention (recht van retentive), privilege (voorrecht) and, in general, any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht);

d.a director in relation to a Dutch Person, means a managing director (bestuurder) and board of directors means its managing board (bestuur);
e.gross negligence means grove schuld;
f.moratorium includes surséance van betaling and a moratorium declared includes surséance verleend;
g.willful misconduct means opzet;
h.a winding-up, administration or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);
i.any step or procedure taken in connection with a insolvency proceeding includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990);
j.a receiver or trustee in bankruptcy includes a trustee in bankruptcy (curator);
k.an attachment includes a beslag and attaching or taking possession of (any of those terms) includes serving an attachment order (beslag leggen); and
l.works council means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) having jurisdiction over that Person.
13.DEFINITIONS
13 Definitions. For the purposes of and as used in the Loan Documents: (a) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (b) except as the context otherwise requires (including to the extent otherwise expressly provided in any Loan Document), (i) references to any law, statute, treaty, order, policy, rule or regulation include any amendments, supplements and successors thereto and (ii) references to any contract, agreement, consent, waiver, instrument or other document include any amendments, restatements, amendments and restatements, supplements or modifications thereto or thereof from time to time to the extent permitted by the provisions thereof; (c) the word “shall” is mandatory; (d) the word “may” is permissive; (e) the word “or” has the inclusive meaning represented by the phrase “and/or”; (f) the words “include”, “includes” and “including” are not limiting; (g) the singular includes the plural and the plural includes the singular; (h) numbers denoting amounts that are set off in parentheses are negative unless the context dictates otherwise; (i) each authorization herein shall be deemed irrevocable and coupled with an interest; (j) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP; (k) references to any time of day shall be to New York time; (l) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole; and (m) unless otherwise expressly provided, references to specific sections, articles, clauses, sub-clauses, annexes and exhibits are to this Agreement and references to specific schedules are to the Disclosure Letter. The provisions of this Section 13.1 shall survive the termination of this Agreement. As used in this Agreement, the following capitalized terms have the following meanings:
“2025 Convertible Notes” means the 1.75% Convertible Senior Notes due January 15, 2025 issued by Borrower pursuant to that certain First Supplemental Indenture, dated as of January 26, 2018, by and between Borrower and Wells Fargo Bank, National Association.
“2028 Convertible Notes” means the 0.75% Convertible Senior Notes due June 1, 2028 issued by Borrower pursuant to that certain Second Supplemental Indenture, dated as of May 13, 2021, by and between Borrower and Wells Fargo Bank, National Association.
“Account” means any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes all accounts receivable, book debts, and other sums owing to Credit Parties.
“Account Debtor” means any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.
“Acquisition” means (a) any Stock Acquisition, or (b) any Asset Acquisition.
“Additional Consideration” is defined in Section 2.7.

“Advance Request Form” means a Loan Advance Request Form in substantially the form attached hereto as Exhibit A.
“Adverse Proceeding” means any action, suit, proceeding, hearing (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the Knowledge of such Credit Party, threatened against or adversely affecting any Credit Party or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.
“Affiliate” means, with respect to any Person, each other Person that owns or controls, directly or indirectly, such Person, any other Person that controls or is controlled by or is under common control with such Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company or limited liability partnership, that Person’s managers and members. As used in this definition, “control” means (a) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in a Person or (b) the power to direct or cause the direction of the management of such Person by contract or otherwise. In no event shall the Collateral Agent, the Intercreditor Agent or any Lender be deemed to be an Affiliate of Borrower or any of its Subsidiaries.
“Agreement” is defined in the preamble hereof.
“Anti-Money Laundering Laws” is defined in Section 4.18(b).
“APPI” means the Japanese Act on the Protection of Personal Information (Act No. 57 of 2003 as amended in 2015), as amended by the Amended Act on the Protection of Personal Information (Act No. 57 of 2003 as amended in 2020), and including all related guidelines issued by the Japanese Personal Information Protection Commission or other relevant Governmental Authority.
“Applicable Margin” means, for any day, as to any Term Loan, a rate per annum equal to seven and three-quarters percent (7.75%).
“Applicable Percentage” means, with respect to each Lender at any time of determination, the percentage equal to a fraction, the numerator of which is the amount of such Lender’s Term Loan Commitment and the denominator of which is the outstanding principal amount of the Term Loan.
“ARIKAYCE®” is defined in the definition of Product.
“ASC” is defined in Section 1.
“Asset Acquisition” means, with respect to Borrower or any of its Subsidiaries, any purchase, exclusive or nonexclusive in-license or other acquisition of any properties or assets of any other Person (including any purchase or other acquisition of any business unit, line of business or division of such Person). Notwithstanding the foregoing, “Asset Acquisition” does not include any in-license or any collaboration, co-promotion or co-marketing arrangement pursuant to which Borrower or any Subsidiary acquires rights to research, develop, use, make, promote, sell, lease or market the products of another Person.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if the then-current Benchmark is a term rate, any tenor for such Benchmark or that is or may be used for determining the length of an Interest Period or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date. means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(f).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute (and any foreign equivalent).
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(f).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:
(a) the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); and
(b) the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;
provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:
(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and
(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(f) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(f).
“Board of Directors” means, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, or if there is none, the Board of Directors of the managing member of such Person, (iii) in the case of any partnership or exempted limited partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.
“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Books” means all books and records including ledgers, records regarding a Credit Party’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
“Borrower” is defined in the preamble hereof.
“Borrowing Resolutions” means, with respect to any Credit Party, those resolutions adopted by such Credit Party’s Board of Directors and delivered by such Credit Party to the Collateral Agent pursuant to Section 3.1(d) approving the Loan Documents to which such Credit Party is a party and the transactions contemplated thereby (including the Term Loans).
“Brensocatib” is defined in the definition of Product.
“Business Day” means any day that is not a Saturday or a Sunday or a day on which banks are authorized or required to be closed in New York, New York or London, England.
“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property by that Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP (subject to Section 1 hereof).
“Capital Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such

Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.
“Cash Collateral Account” means a cash collateral account (a) established in Borrower’s name at or with any bank or other depository or financial institution located in the United States that serves to secure and service the Indebtedness outstanding under the 2025 Convertible Notes (and the indenture relating thereto), and (b) made subject to a Control Agreement or other appropriate instrument that is reasonably acceptable to the Collateral Agent, in each case of clause (a) and (b) above, in accordance with the terms of Section 5.5(b) hereof.
“Cash Equivalents” means:
(a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government or by the government of any other member country of the Organisation for Economic Co-operation and Development (“OECD”) (provided that the full faith and credit of the United States or such other member country of OECD, as applicable, is pledged in support of those securities) or any agency or instrumentality of the OECD, in each case, having maturities of not more than two (2) years from the date of acquisition;
(b) certificates of deposit, time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits and demand deposits, in each case, with any commercial bank having (i) capital and surplus in excess of $500,000,000 in the case of U.S. banks or (ii) capital and surplus in excess of $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks or a rating for its long-term unsecured and noncredit enhanced debt obligations of “A” or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or “A2” or higher by Moody’s Investors Service Limited;
(c) commercial paper or marketable short-term money market or readily marketable direct obligations and similar securities having a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher Moody’s Investors Service Limited, and, in each case, maturing within two (2) years after the date of acquisition;
(d) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (c) above entered into with any financial institution meeting the qualifications specified in clause (b) above;
(e) investment funds investing ninety-five percent (95.0%) of their assets in securities of the types described in clauses (a) through (d) above and clause (f) below;
(f) investments in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Service or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited (or, if at any time none of Fitch Ratings Ltd, Moody’s Investors Service Limited or Standard & Poor’s Rating Service shall be rating such obligations, an equivalent rating from another rating agency) and that have portfolio assets of at least $1,000,000,000; and
(g) other investments in accordance with the Borrower’s investment policy as of the Closing Date or otherwise approved in writing by the Collateral Agent (such approval not to be unreasonably withheld, conditioned or delayed).
“CCPA” means the provisions and implementing regulations of the California Consumer Privacy Act, as amended and codified at Cal. Civ. Code § 1798.100 et seq.
“Change in Control” means: (a) a transaction or series of transactions (including any merger or consolidation involving Borrower) whereby any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a more than fifty percent (50.0%) of any class of outstanding Equity Interests of Borrower ordinarily entitled to vote in the election of directors (or compatible voting Equity Interests), or (ii) obtains the power (whether or not exercised) to elect a majority of directors of Borrower; (b) a sale, directly or indirectly, of all or substantially all of the consolidated assets of Borrower and its Subsidiaries in one transaction or a series of transactions (whether by way of merger, stock purchase, asset purchase or otherwise); or (c) a merger or consolidation involving Borrower in which Borrower is not the surviving Person or in which Persons holding more than fifty percent (50.0%) of the power to elect a majority of directors of Borrower immediately prior to such merger or consolidation do not continue to hold at least fifty percent (50.0%) of such power immediately after such merger or consolidation.
“Change in Control Notice” is defined in Section 2.2(c)(ii).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, published interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” is defined in the preamble hereof.
“CMIA” means the California Confidentiality of Medical Information Act, Cal. Civ. Code pt. 2.6 § 56 et seq.
“Code” means the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, the Collateral Agent’s Lien, for the benefit of Lenders and the other Secured Parties, on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
“Collateral” means, collectively, “Collateral”, as such term is defined in the Security Agreement, “Collateral,” as such term is defined in the Dutch Security Documents, “Secured Assets,” as such term is defined in the Irish Collateral Documents and “Pledged Portfolio,” as such term is defined in the Japanese Equity Pledge, any tangible or intangible assets, equity or other property pledged under the Swiss Security Documents, and any and all other assets and properties of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document, but in any event excluding all Excluded Property.
“Collateral Access Agreement” means an agreement, in form and substance reasonably satisfactory to the Collateral Agent and to which the Collateral Agent is a party, pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Credit Party, acknowledges the Liens and security interests of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, and waives (or, if approved by the Collateral Agent in its sole discretion, subordinates) any Liens or security interests held by such Person on any such Collateral, and, in the case of any such agreement with a mortgagee or lessor, permits the Collateral Agent and any Lender (and its representatives and designees) reasonable access to any Collateral stored or otherwise located thereon.
“Collateral Account” means any Deposit Account of a Credit Party maintained with a bank or other depository or financial institution located in the United States (including the Cash Collateral Account), any Securities Account of a Credit Party maintained with a securities intermediary located in the United States, or any Commodity Account of a Credit Party maintained with a commodity intermediary located in the United States, in each case, other than an Excluded Account.

“Collateral Agent” is defined in the preamble hereof.
“Collateral Documents” means the Security Agreement, the Japanese Security Documents, the Swiss Security Documents, the Irish Collateral Documents, the Dutch Security Documents, the Control Agreements, the IP Agreements, any Mortgages and all other instruments, documents and agreements delivered by any Credit Party pursuant or incidental to this Agreement or any of the other Loan Documents, in each case, in order to grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or perfect a Lien on any Collateral as security for the Obligations, and all amendments, restatements, modifications or supplements thereof or thereto.
“Commodity Account” means any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.
“Common Rule” means the U.S. Federal Policy for the Protection of Human Subjects, codified at 45 C.F.R. part 46, and any foreign (or United States state) equivalents.
“Company IP” means any and all of the following, as they exist in and throughout the Territory: (a) Current Company IP; (b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications with respect to any Current Company IP, any patent issued with respect to any of the Current Company IP, including any patent right claiming the apparatus, system, component or composition of matter of, or the method of making or using, Product in the Territory, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent and all foreign and international counterparts of any of the foregoing, and any confirmation patent or registration patent or patent of addition based on any such patent; (c) trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and the results of experimentation and testing, including samples, in each case, as specifically related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory; and (d) to the extent not described in clauses (a), (b) or (c) above, any and all IP Ancillary Rights specifically relating to any of the foregoing (other than all income, royalties, proceeds and liabilities at any time due and payable or asserted under or with respect to any of the foregoing), including, for the avoidance of doubt, all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“Company IP Agreement” means each material contract or agreement, pursuant to which Borrower or any of its Subsidiaries has the legal right to exploit Current Company IP or other Intellectual Property that is owned by another Person and material to the business of Borrower and its Subsidiaries, to research, develop, manufacture, produce, use, supply, commercialize, market, import, store, transport, offer for sale or lease, distribute or sell or lease Product, including: (a) the License Agreement, dated as of April 25, 2008, between Borrower (as successor in interest to Transave, Inc.) and PARI Pharma GmbH, as amended by Amendment No. 1 to License Agreement effective June 24, 2009, Assignment and Amendment No. 2 to License Agreement effective December 22, 2010, Amendment No. 3 to License Agreement effective March 6, 2012, Amendment No. 4 to License Agreement effective May 21, 2012, Amendment No. 5 to License Agreement effective October 5, 2015, Amendment No. 6 to License Agreement effective October 9, 2015, Amendment No. 7 to License Agreement effective July 21, 2017 and Amendment No. 8 to License Agreement effective December 19, 2018; (b) the Commercialization Agreement, dated as of July 8, 2014, between Borrower and PARI Pharma GmbH, as amended by Amendment No. 1 to Commercialization Agreement effective as of July 21, 2017 and Amendment No. 2 to Commercialization Agreement effective July 20, 2018; (c) the Technology Transfer Agreement, dated as of October 20, 2017, between Borrower and Patheon UK Limited; (d) the Amendment to Technology Transfer Agreement and Manufacturing and Supply Agreement, dated as of March 11, 2021, between Borrower and Patheon UK Limited; (e) the Master Agreement for Pharmaceutical Development and Technology Transfer Services, effective May 23, 2018, between Borrower and Patheon Inc.; (f) the License Agreement, dated as of October 4, 2016, between Borrower and AstraZeneca AB; (g) the Contract Manufacturing Agreement, dated February 7, 2014, between Borrower and Resilience Biotechnologies Inc. (as successor in interest to Therapure Biopharma Inc.), as amended by the

Amending Agreement dated March 13, 2014; and (h) the API Supply Agreement, dated as of November 11, 2015, between ACS Dobfar, Interchem Corporation and Borrower, as amended.
“Competitor” means, at any time of determination, any Person (and each other Person that owns or controls, directly or indirectly, such Person, or that controls or is controlled by or is under common control with such Person) that is directly and primarily engaged in the same, substantially the same, or similar line of business as Borrower and its Subsidiaries, taken as a whole, as of such time.
“Compliance Certificate” means that certain certificate in the form attached hereto as Exhibit E.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contingent Obligation” means, for any Person, (a) any direct or indirect liability, contingent or not, of that Person for any indebtedness, lease, dividend, letter of credit or other obligation of another Person directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable (other than by endorsements of instruments in the course of collection) and (b) any obligation of that Person to pay an earn-out payment, milestone payment or similar contingent payment or contingent compensation (including purchase price adjustments but excluding royalties payable and sales milestones based on net sales) to a counterparty incurred or created in connection with an Acquisition, Transfer or Investment or otherwise in connection with any collaboration, development or similar agreement, in each instance where such contingent payment or compensation becomes due and payable upon the occurrence of an event or the performance of an act (and not solely with the passage of time). The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the amount required to be shown as liability on the balance sheet of such Person in accordance with GAAP (or, if not required to be so shown, the maximum reasonably anticipated amount reasonably determined by a Responsible Officer of such Person in good faith); but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement. Notwithstanding anything to the contrary in the foregoing, Permitted Equity Derivatives shall not constitute a Contingent Obligation.
“Control Agreement” means, with respect to any Credit Party, any control agreement entered into among such Credit Party, the Collateral Agent and, in the case of a Deposit Account, the bank or other depository or financial institution located in the United States at which such Credit Party maintains such Deposit Account, or, in the case of a Securities Account or a Commodity Account, the securities intermediary or commodity intermediary located in the United States at which such Credit Party maintain such Securities Account or Commodities Account, in either case, pursuant to which the Collateral Agent obtains control (within the meaning of the Code), or otherwise has a perfected first priority security interest (subject to any Permitted Liens), over such Collateral Account.
“Convertible Indebtedness Redemption” is defined in Section 2.2(c)(iii).
“Convertible Indebtedness Redemption Notice” is defined in Section 2.2(c)(iii).

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (and all related IP Ancillary Rights).
“CPRA” means the California Privacy Rights Act.
“Credit Extension” means any Term Loan or any other extension of credit by any Lender for Borrower’s benefit pursuant to this Agreement.
“Credit Party” means Borrower and each Guarantor.
"CRR" means Regulation (EU) no. 575/2013 of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012.
“Current Company IP” is defined in Section 4.6(c).
“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.
“Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to the privacy, security, notification of breaches or confidentiality of Personal Data, including, to the extent applicable to the Borrower or any of its Subsidiaries, HIPAA, Section 5 of the FTC Act and other consumer protection laws, GDPR, APPI, CCPA, CPRA and other comprehensive state privacy laws, CMIA and other U.S. state medical information privacy laws and genetic testing laws.
“Default” means any breach of or default under any term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document or any other event, in each case that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.
“Default Rate” is defined in Section 2.3(b).
“Delayed Amortization Notice” is defined in Section 2.2(b)(i).
“Deposit Account” means any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.
“Disclosure Letter” means the disclosure letter, dated the Closing Date, delivered by the Credit Parties to the Collateral Agent pursuant to Section 3.1(a).
“Disqualified Assignee” means (a) any Competitor, or (b) any Person listed on Schedule 13.1 of the Disclosure Letter.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition: (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any and all rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) in accordance with the terms of this Agreement); (b) is redeemable at the option of the holder thereof, in whole or in part (except if redeemable or convertible into other Equity Interest that would not constitute a Disqualified Equity Interest or as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full in cash of the Term Loans and the satisfaction in full of all other Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto have been asserted) in accordance with this Agreement); (c) provides for the scheduled payments of dividends or distributions in cash; or (d) is convertible into or exchangeable for (i) Indebtedness which is not Permitted Indebtedness or (ii) any other Equity Interest that would constitute a Disqualified Equity Interest; in each case described in clauses (a) through (d) above, prior to the date that is 120 days after the Term Loan Maturity Date; provided that, if any such Equity Interest is issued pursuant to any plan for the benefit of any employee, director, manager or consultant of the Borrower or its Subsidiaries or by any such plan to such employee, director, manager or consultant, such Equity Interest shall not constitute a “Disqualified Equity Interest” solely because it may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of such employee, director, manager or consultant.
“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.
“Domestic Subsidiary” means, with respect to any Credit Party, a Subsidiary of such Credit Party that is incorporated or organized under the laws of the United States.
"Dutch CC" means the Dutch Civil Code (Burgerlijk Wetboek).
"Dutch Obligor" means a Credit Party incorporated under Netherlands law.
“Dutch Security Documents” means
1.the Dutch law governed deed of pledge of receivables, moveable assets and IP security assets between (i) Insmed Netherlands B.V. as a pledgor, (ii) Insmed Netherlands Holdings B.V., as a pledgor and (ii) the Collateral Agent as pledgee; and
1.the Dutch law governed deed of pledge of shares in the capital of Insmed Netherlands B.V. between Insmed Ireland Limited as pledgor, the Collateral Agent as pledgee and Insmed Netherlands B.V. as company.
“ENCORE Event” means the occurrence of a statistically significant improvement in the change from baseline to Month 13 in the respiratory symptom score and the proportion of subjects achieving durable culture conversion at Month 15 between the ARIKAYCE® treatment group and the placebo control group.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Laws” means any and all current or future, foreign or domestic, statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries or any Facility.
“Equity Cash Proceeds” means, with respect to any issuance of Equity Interests after the Closing Date, the amount in excess of $[***] in cash proceeds (net of reasonable costs associated therewith) actually received by Borrower from all such issuances, which have not been previously used to redeem Permitted Convertible Indebtedness.
“Equity Interests” means, with respect to any Person, collectively, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in such Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire (by purchase, conversion, dividend, distribution or otherwise) any of the foregoing (and all other rights, powers, privileges, interests, claims and other property in any manner arising therefrom or relating thereto); provided, however, that any Permitted Convertible Indebtedness or other Indebtedness convertible into Equity Interests (or into any combination of cash and Equity Interests based on the value of such Equity Interests) shall not constitute Equity Interests unless and until (and solely to the extent) so converted into Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, and the regulations promulgated thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) that, together with such Person, is treated as a single employer under Section 414(b) or (c) of the IRC or, solely for purposes of Section 302 of ERISA or Section 412 of the IRC, Section 414(m) or (o) of the IRC.
“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Plan, the failure by Borrower or its Subsidiaries or their ERISA Affiliates to satisfy the minimum funding standard of Section 412 of the IRC and Section 302 of ERISA, whether or not waived; (c) the failure by Borrower or its Subsidiaries or their ERISA Affiliates to make by its due date a required installment under Section 430(j) of the IRC with respect to any Plan or to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the IRC or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates from the Pension Benefit Guaranty Corporation (referred to and defined in ERISA) or a plan administrator of any notice relating to the intention to terminate any Plan under Section 4041 or any Multiemployer Plan under 4041A of ERISA or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan under Section 4041 Section or 4042 of ERISA; (g) the incurrence by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any liability with respect to the withdrawal from any Plan pursuant to Section 4063 of ERISA or Multiemployer Plan; (h) the receipt by Borrower or its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Section 4245 of ERISA; (i) the “substantial cessation of operations” by Borrower or its Subsidiaries or their ERISA Affiliates within the meaning of Section 4062(e) of ERISA with respect to a Plan; or (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) with respect to a Plan which could reasonably be expected to result in a material liability to Borrower or its Subsidiaries.
“EU Laws” means all applicable statutes, rules and regulations implemented administered or enforced by the European Commission, the European Medicines Agency (“EMA”) or the competent authorities of the EU Member States including, but not limited to, the EU Community Code on medicinal products (Directive 2001/83/EC), the EMA Regulation (Regulation (EC) No 726/2004), the Manufacturing Directive (Commission Directive 2003/94/EC), the Clinical Trials Regulation (Regulation (EU) No 536/2014), and related implementing legislation of individual EU Member States and related guidance at EU level and national level in individual EU Member States.
“Event of Default” is defined in Section 7.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Act Documents” means any and all documents filed by Borrower with the SEC pursuant to the Exchange Act.
“Excluded Accounts” is defined in Section 5.5.
“Excluded Equity Interests” means, collectively: (i) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law; (ii) any Equity Interests in any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party and such consent, approval or waiver has not been obtained by Borrower following Borrower’s commercially reasonable efforts to obtain the same; (iii) any Equity Interests in any Subsidiary that is a non-Wholly-Owned Subsidiary that the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Equity Interests, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, the Operating Documents or the joint venture agreement or shareholder agreement with respect to, or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) all or a portion of the Equity Interests in a Foreign Subsidiary the pledge of which would, as a result of a change in Requirements of Law following the date hereof, be reasonably be expected to result in an income inclusion for Borrower under Section 956 of the IRC (or a successor or similar provision) or Treasury Regulations promulgated thereunder that causes a material adverse tax consequence to Borrower and its Subsidiaries, taken as a whole; and (v) any Equity Interests in any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost (including the Tax costs) of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Equity Interests, to secure the Obligations (and any guaranty thereof) are excessive, relative to the value to be afforded to the Secured Parties thereby.
“Excluded License” means an exclusive or non-exclusive license or exclusive or non-exclusive sublicense, to a Person other than a Subsidiary of Borrower, of any Intellectual Property within the U.S., Japan, France, Germany, Italy, Spain or the United Kingdom covering Product that conveys to the licensee or sublicensee exclusive rights to practice all or substantially all rights to such Intellectual Property in the U.S., Japan, France, Germany, Italy, Spain or the United Kingdom, for which the consideration (i) does not consist of the type based upon (x) future development or commercialization of Product in the U.S., Japan, France, Germany, Italy, Spain or the United Kingdom (such as earn-out payments, milestone (whether financial, regulatory or otherwise in nature) payments or royalties based on net sales) or (y) performance of services by Borrower or any of its Subsidiaries (such as transition services), and (ii) consists only of upfront advances or initial license fees or similar initial payments, with no anticipated subsequent payments or only de minimis payments to Borrower or any of its Subsidiaries.
“Excluded Property” has the meaning set forth for such term in the Security Agreement.
“Excluded Subsidiaries” means, collectively: (i) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) are validly prohibited by Requirements of Law (for the avoidance of doubt, not including the Operating Documents of such Subsidiary, except to the extent covered in sub-clause (ii) or (iii) below); (ii) any Subsidiary with respect to which the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests in such Subsidiary to secure the Obligations (and any guaranty thereof) require the consent, approval or waiver of any Governmental Authority or other third party (other than Borrower or an Affiliate of Borrower) and any such consent, approval or waiver has not been obtained, directly or indirectly, by Borrower following Borrower’s direct and indirect commercially reasonable efforts to obtain the same; (iii) any Subsidiary that is a non-Wholly-Owned Subsidiary, with respect to which, the grant to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of a security interest in and Lien upon, and the pledge to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, of, the properties and assets of such non-Wholly-Owned Subsidiary, to secure the Obligations (and any guaranty thereof) are validly prohibited by, or would give any third party (other than Borrower or an Affiliate of Borrower) the right to terminate its obligations under, such non-Wholly-Owned Subsidiary’s Operating Documents or the joint venture agreement or shareholder agreement with respect thereto or any other contract with such third party relating to such non-Wholly-Owned Subsidiary, including any contract evidencing Indebtedness of such non-Wholly-Owned Subsidiary (other than customary non-assignment provisions which are ineffective under Article 9 of the Code or other Requirements of Law), but only, in each case, to the extent, and for so long as such Operating Document, joint venture agreement, shareholder agreement or other contract is in effect; (iv) any Subsidiary that owns properties and assets with an aggregate fair market value (as reasonably determined in good faith by a Responsible Officer of Borrower) of less than $[***]; (v) each of (A) Celtrix Pharmaceuticals, Inc., (B) any Foreign Subsidiary organized under the laws of France, the United Kingdom, Italy or Germany and existing as of the Closing Date, and (C) any other Subsidiary not organized in Japan, Ireland, the Netherlands, Switzerland and the United States, unless, in each case of sub-clauses (A), (B) and (C) above, such Subsidiary at any time (w) owns, co-owns or otherwise maintains any material Company IP, (x) licenses any Company IP from any third party, (y) enters into any Material Contract or otherwise becomes a party thereto or bound thereby or (z) otherwise engages in any business operations material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory (in which case the parties hereto agree that any such Subsidiary shall constitute a Credit Party for all purposes under the Loan Documents as of the date of such ownership, co-ownership, maintenance, license, entry or becoming so bound, or engagement); and (vi) any other Subsidiary with respect to which, Borrower and the Collateral Agent reasonably determine by mutual agreement that the cost (including Tax costs) of granting the Collateral Agent, for the benefit of Lenders and the other Secured Parties, a security interest in and Lien upon, and pledging to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, such Subsidiary’s properties and assets subject or purported to be subject from time to time to a Lien under any Collateral Document and the Equity Interests of such Subsidiary to secure the Obligations (and any guaranty thereof) are excessive relative to the value to be afforded to the Secured Parties thereby. Notwithstanding the foregoing or any other provision of this Agreement, no Subsidiary existing as of the Closing Date or organized, formed or acquired, directly or indirectly, by any Credit Party from and after the Closing Date (including any Intercompany Reorganization Subsidiary), that at any time (A) owns, co-owns or otherwise maintains any material Company IP, (B) licenses any Company IP from any third party, (C) enters into any Material Contract or otherwise becomes a party thereto or bound thereby or (D) otherwise engages in any business operations material to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the U.S., Japan, France, Germany, Italy, Spain or the United Kingdom shall be (or shall be deemed to be) an Excluded Subsidiary for any purpose under the Loan Documents without the prior written consent of the Collateral Agent or the Required Lenders.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to any Obligation pursuant to a law in effect on the date on which (i) Lender acquires such interest in any Obligation or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.6, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to Lender’s failure to comply with Section 2.6(d), and (d) any withholding Taxes imposed under FATCA.
“Export and Import Laws” means any applicable law, regulation, order or directive that applies to the import, export, re-export, transfer, disclosure or provision of goods, software, technology or technical assistance including, without limitation, restrictions or controls administered pursuant to the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774, administered by the U.S. Department of Commerce, Bureau of Industry and Security; U.S. Customs regulations; and similar import and export laws, regulations, orders and directives of other jurisdictions to the extent applicable.

“Facility” means, with respect to any Credit Party, any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by such Credit Party or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“FATCA” means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (including, for the avoidance of doubt, any agreements between the governments of the United States and the jurisdiction in which the applicable Lender is resident implementing such provisions), or any amended or successor version that is substantively comparable and not materially more onerous to comply with, and any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the IRC, any intergovernmental agreement entered into in connection with the implementation of the foregoing sections of the IRC and any fiscal or regulatory legislation, regulations, rules or practices adopted pursuant to, or official interpretations implementing such Sections of the IRC or intergovernmental agreements.
“FCPA” is defined in Section 4.18(a).
“FDA” means the United States Food and Drug Administration (and any United States state equivalent).
“FDA Laws” means all applicable statutes (including the FDCA and PHSA), rules and regulations implemented, administered, or enforced by the FDA (and any United States state equivalents), and as interpreted through applicable guidance documents by the FDA.
“FDCA” is defined in Section 4.19(b).
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“Floor” means a rate of interest equal to 2.50% per annum.
“Foreign Lender” means a Lender that is not a “United States person” as defined in Section 7701(a)(30) of the IRC.
“Foreign Subsidiary” means, with respect to any Credit Party, any Subsidiary of such Credit Party that is not a Domestic Subsidiary.
“GAAP” means with respect to Borrower and its Subsidiaries, generally accepted accounting principles in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“GDPR” means, collectively, (i) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC (General Data Protection Regulation) (the “EU GDPR”) and (ii) the EU GDPR as it forms part of the laws of the United Kingdom by virtue of section 3 of the European Union (Withdrawal) Act 2018 and as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019 (the “UK GDPR”).
“Good Clinical Practices” means the standards set forth in 21 C.F.R. Parts 50, 54, 56, 312, 314 and 316 (and any foreign equivalents), and as interpreted through applicable guidance documents by FDA (and foreign equivalents).
“Good Laboratory Practices” means the standards set forth in 21 C.F.R. Part 58 (and any foreign equivalent), and as interpreted through applicable guidance documents by FDA (and foreign equivalents).
“Good Manufacturing Practices” means the good manufacturing practice and quality system standards set forth in 21 C.F.R. Parts 4, 210, 211, 600, 610, and 820 (and any foreign equivalents), and as interpreted through applicable guidance documents by FDA (and foreign equivalents).
“Governmental Approval” means any consent, authorization, approval, licensure, clearance, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies, data protection authorities, and agencies acting as supervisory governmental organizations on issues of privacy protection), government department, authority (including state attorneys general), instrumentality, regulatory body, ministry, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
“Governmental Payor Programs” means all governmental third party payor programs in which any Credit Party or its Subsidiaries participates, including Medicare, Medicaid, TRICARE or any other U.S. federal or state health care programs.
“Guarantor” means, at any time, any Person that is, pursuant to the terms of any Loan Document, a guarantor of any of the Obligations at that time.
“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means, collectively: (a) applicable federal, state or local laws, rules, regulations, codes, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) applicable federal and state laws and regulations governing the privacy, security, notification of breaches regarding and other confidentiality of health information, including HIPAA and Section 5 of the FTC Act; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173) and the regulations promulgated thereunder; (e) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (f) any applicable reporting and disclosure requirements, including any arising under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; (g) applicable federal, state or local laws, rules, regulations, ordinances, statutes and requirements relating to (x) the regulation of managed care, third party payors and Persons bearing the financial risk for the provision or arrangement of health care services, (y) billings to insurance companies, health maintenance organizations and other Managed Care Plans or otherwise relating to insurance fraud and (z) any insurance, health maintenance organization or managed care Requirements of Law; (h) regulations for the protection of human research subjects (including 45 C.F.R. part 46); and (i) any other applicable Requirements of Law, including any EU, Japanese or other foreign equivalents, relating to any aspect of the research, development, testing, approval, exclusivity, licensure, clearance, authorization, designation, post-authorization (or post-licensure, post-clearance, or post-approval, as applicable) monitoring or commitments, reporting (including post-marketing safety reports for combination products), manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale or lease, distribution or sale or lease of or payment for Product.
“Hedging Agreement” means any interest rate, currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity or equity prices or values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation execution in connection with any such agreement or arrangement. Notwithstanding anything to the contrary in the foregoing, any Permitted Equity Derivative shall not constitute a Hedging Agreement.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health (HITECH) Act of 2009, any and all rules or regulations promulgated from time to time thereunder, and any U.S. state or federal laws with regard to the security, privacy, or notification of breaches of the confidentiality of health information which are not preempted pursuant to 45 C.F.R. Part 160, Subpart B.
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.
“Indebtedness” means, with respect to any Person, without duplication: (a) all indebtedness for advanced or borrowed money of, or credit extended to, such Person; (b) all obligations issued, undertaken or assumed by such Person as the deferred purchase price of assets, properties, services or rights (other than (i) accrued expenses and trade payables entered into in the ordinary course of business which are not more than one hundred and eighty (180) days past due or subject to a bona fide dispute, (ii) obligations to pay for services provided by employees and individual independent contractors in the ordinary course of business which are not more than one hundred and twenty (120) days past due or subject to a bona fide dispute, (iii) liabilities associated with customer prepayments and deposits, and (iv) prepaid or deferred revenue arising in the ordinary course of business), including (A) any obligation or liability to pay deferred purchase price or other similar deferred consideration for such assets, properties, services or rights where such deferred purchase price or consideration becomes due and payable solely upon the passage of time, and (B) any obligation described in clause (b) of the definition of “Contingent Obligation;” (c) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds, performance bonds and other similar instruments issued by such Person; (d) all obligations of such Person evidenced by notes, bonds, debentures or other debt securities or similar instruments (including debt securities convertible into Equity Interests, including Permitted Convertible Indebtedness), including obligations so evidenced incurred in connection with the acquisition of properties, assets or businesses; (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement or incurred as financing, in either case with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations of such Person; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product by such Person; (h) Disqualified Equity Interests; (i) all indebtedness referred to in clauses (a) through (g) above of other Persons secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in assets or properties (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness of such other Persons; and (i) all Contingent Obligations of such Person described in clause (a) of the definition thereof. For the avoidance of doubt, “Indebtedness” shall include Permitted Convertible Indebtedness, but shall not include any Permitted Equity Derivative.
“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs, reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and disbursements of counsel for Indemnified Persons (it being agreed that such legal counsel fees and expenses shall be limited to one primary legal counsel, one local legal counsel in each applicable jurisdiction and one intellectual property legal counsel (as and to the extent applicable) for the Indemnified Persons)) incurred by any Indemnified Person or asserted against any Indemnified Person by any Person (including Borrower) relating to or arising out of or in connection with, or as a result of, this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)), including (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Term Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any liability relating to any Environmental Law, any Release of Hazardous Materials or any Hazardous Materials Activity, (iv) any actual or prospective claim, suit, litigation, investigation, hearing or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by, commenced or threatened in writing by any Person (including Borrower or any of its affiliates), and regardless of whether any Indemnified Person is or is designated as a party or a potential party thereto, and (v) the enforcement of the indemnity hereunder, in each case whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner.
“Indemnified Person” is defined in Section 11.2(a).
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Insolvency Proceeding” means, with respect to any Person, any proceeding by or against such Person under the Bankruptcy Code, or any other domestic or foreign bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, examinership or other relief; provided, however, that, solely with respect to any Person incorporated, organized or formed in any jurisdiction other than the United States, “Insolvency Proceeding” shall not include any winding-up petition against such Credit Party which is frivolous or vexatious and is discharged or dismissed within thirty (30) days of the commencement thereof or any step or procedure in connection with any transaction otherwise permitted under this Agreement.
“Intellectual Property” means all:
(a) Copyrights, Trademarks, and Patents;
(b) trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals;
(c) (i) all computer programs, including source code and object code versions, (ii) all data, databases and compilations of data, whether machine readable or otherwise, and (iii) all documentation, training materials and configurations related to any of the foregoing (collectively, “Software”);
(d) all right, title and interest arising under any contract or Requirements of Law in or relating to Internet Domain Names;
(e) design rights;
(f) IP Ancillary Rights (including all IP Ancillary Rights related to any of the foregoing); and
(g) all other intellectual property or industrial property rights.
“Intercompany Reorganization” means any and all entity formations, asset transfers, capital contributions, Indebtedness, licensing and supply transactions and any other arrangements solely between or among Borrower and its wholly-owned Subsidiaries or Borrower’s wholly-owned Subsidiaries, to effect the reorganization of the organizational structure or capital structure of Borrower and its Subsidiaries for the purpose of optimizing the overall economic performance and efficiency of Borrower and its Subsidiaries as a whole, to occur and be consummated: (a) on or before March 31, 2023 as to the agreements and transactions described on Exhibit F hereto; and (b) thereafter; provided, however, that in each case under clause (b) above, such formation, transfer, contribution, Indebtedness, transaction or arrangement has been approved by the Collateral Agent or the Required Lenders prior to the consummation thereof, such approval not to be unreasonably withheld or delayed.
“Intercompany Reorganization Subsidiary” means any direct or indirect wholly-owned Subsidiary of the Borrower that is formed pursuant to the Intercompany Reorganization.
“Intercompany Subordination Agreement” means that certain New York law-governed intercompany subordination agreement, dated as of the Closing Date, among Borrower, its Subsidiaries party thereto from time to time, OrbiMed and the Collateral Agent (for the benefit of Lenders and the other Secured Parties).

“Intercreditor Agent” has the meaning set forth for such term in the OrbiMed Intercreditor Agreement.
“Interest Date” means the last day of each calendar quarter.
“Interest Period” means, as to each Term Loan, (a) the period commencing on (and including) the Closing Date and ending on (and including) the first Interest Date occurring in the calendar quarter during which the Closing Date occurs, provided, that if such Interest Period would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar quarter, in which case such Interest Period shall end on the immediately preceding Business Day, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if such Interest Date is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, (y) the next Payment Date, provided, that if such Payment Date is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, and (z) the Term Loan Maturity Date. For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next succeeding Interest Date, the next succeeding Payment Date or the Term Loan Maturity Date, as described above.
“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any contract or Requirements of Law in or relating to Internet domain names.
“Inventory” means all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes all merchandise (including Product), materials (including raw materials), parts, components (including component materials and component raw materials), supplies, packing and shipping materials, work in process and finished products, technology (including software, systems, and solutions), and all elements needed to fulfill obligations related to Product under any Manufacturing Agreements including such inventory as is temporarily out of a Credit Party’s or Subsidiary’s custody or possession or in transit (prior to title having transferred) and including any returned goods and any documents of title representing any of the above.
“Investment” means (a) any beneficial ownership interest in any Person (including Equity Interests), (b) any Acquisition or (c) the making of any advance, loan, extension of credit or capital contribution in or to, any Person. The amount of an Investment shall be the amount actually invested (which, in the case of any Investment by a Credit Party or any of its Subsidiaries constituting the contribution of an asset or property, shall be based on the good faith estimate of the fair market value of such asset or property at the time such Investment is made as reasonably determined by a Responsible Officer of such Credit Party), less the amount of cash received or returned for such Investment, without adjustment for subsequent increases or decreases in the value of such Investment or write-ups, write-downs or write-offs with respect thereto; provided that in no event shall such amount be less than zero.
“IP Agreements” means, collectively, (a) those certain IP Security Agreement(s) entered into by and between Borrower and the Collateral Agent, dated as of the Closing Date, and (b) any IP Security Agreement entered into by and between any relevant Credit Party and the Collateral Agent after the Closing Date in accordance with the Loan Documents.
“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, Software, trade secrets or trade secret rights.
“IP Security Agreement” means “IP Security Agreement”, as such term is defined in the Security Agreement.

“IRC” means the Internal Revenue Code of 1986, as amended, or any successor statute.
“Irish Companies Act” means the companies Act 2014 of Ireland (as amended).
"Irish Collateral Documents" means:
(a) the Irish law debenture entered into by (i) BioPharma Credit, PLC (as collateral agent), and (ii) Insmed Holdings Limited and Insmed Ireland Limited (as chargors); and
(b) the Irish law share charge entered into by (i) BioPharma Credit, PLC (as collateral agent), and (ii) Insmed Incorporated (as chargor) in relation to the shares in Insmed Holdings Limited.
“IRS” means the United States Internal Revenue Service or any successor agency.
“Japanese Equity Pledge” means the Japanese law membership interest pledge agreement dated on or about the date of this Agreement and entered into by (i) the Collateral Agent, (ii) Insmed Incorporated, and (iii) Insmed Godo Kaisha in relation to the membership interests in Insmed Godo Kaisha.
“Japanese Laws” means all applicable statutes, rules and regulations implemented administered or enforced by Japan’s Pharmaceuticals and Medical Devices Agency (“PMDA”), Ministry of Health, Labour and Welfare (“MHLW”), and other relevant agencies, including the PMDL.
“Japanese Security Documents” means the Japanese Equity Pledge, and any other documents designated as a Japanese Security Documents by the Collateral Agent and the Borrower (or that is specified in such document as being a Japanese Security Documents).
“Knowledge” means, with respect to any Person, the actual knowledge, after reasonable investigation, of the Responsible Officers of such Person.
“Lender” means each Person signatory hereto as a “Lender” and its successors and assigns.
“Lender Expenses” means, collectively:
(a) all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent, the Intercreditor Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel (it being agreed that such legal counsel fees, expenses and disbursements shall be limited to one primary legal counsel, one local legal counsel in each applicable jurisdiction and one intellectual property legal counsel (as and to the extent applicable) for the Collateral Agent, the Intercreditor Agent, Lenders and Related Parties, taken as a whole)), manufacturing consultants or intellectual property experts (it being agreed that such consultant or expert fees, expenses and disbursements shall be limited to one such consultant and one such expert for the Collateral Agent, the Intercreditor Agent, Lenders and such Related Parties, taken as a whole) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and
(b) all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent, the Intercreditor Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, the Intercreditor Agent, Lenders and such Related Parties taken as a whole) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto).
“Lender Transfer” is defined in Section 11.1(b).
“Lien” means a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind or assignment for security purposes, whether voluntarily incurred or arising by operation of law or otherwise against any property or assets.
“Loan Documents” means, collectively, this Agreement, the Disclosure Letter, the Term Loan Notes, the Security Agreement, the Dutch Security Documents, the Irish Collateral Documents, the Swiss Security Documents, the Japanese Security Documents, the OrbiMed Intercreditor Agreement, the Intercompany Subordination Agreement, the IP Agreements, the Perfection Certificate, any Control Agreement, any Collateral Access Agreement, any other Collateral Document, any guaranties executed by a Guarantor in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties in connection with this Agreement, and any other present or future agreement between or among a Credit Party, the Collateral Agent and any Lender in connection with this Agreement, including in each case, for the avoidance of doubt, any annexes, exhibits or schedules thereto, and any related ancillary documents, agreements, waivers or consents.
“Makewhole Amount” means, as of any date of prepayment of the Term Loan occurring prior to the 3rd-year anniversary of the Closing Date, an amount equal to the sum of all interest that would have accrued and been payable (or would have accrued and been capitalized, as the case may be) from such date of prepayment through the 3rd-year anniversary of the Closing Date on the amount of principal prepaid; provided, for the avoidance of doubt, that any interest that has accrued, been capitalized and been added to the principal amount of the Term Loans in accordance with Section 2.3(a)(iv) hereof shall be included in the principal amount of the Term Loan in calculating such sum.
“Managed Care Plans” means all health maintenance organizations, preferred provider organizations, individual practice associations, competitive medical plans and similar arrangements.
“Manufacturing Agreement” means any contract or agreement entered into on or prior to the Closing Date by any Credit Party or any of its Subsidiaries with third parties for (i) the clinical or commercial manufacture or in-bound supply in the Territory of Product for any indication, or (ii) for the commercial manufacture or in-bound supply of any active pharmaceutical ingredient, prodrug, or medical device component material incorporated therein that was included in the NDA for Product (with the Manufacturing Agreements in effect as of the Closing Date being set forth in Schedule 12.1 of the Disclosure Letter), and (b) any future contract or agreement entered into after the Closing Date by any Credit Party or any of its Subsidiaries with third parties for (i) the clinical or commercial manufacture or in-bound supply in the Territory of Product for any indication or (ii) for the commercial manufacture or in-bound supply of any active pharmaceutical ingredient, prodrug, or medical device component material incorporated therein.
“Margin Stock” means “margin stock” within the meaning of Regulations U and X of the Federal Reserve Board as now and from time to time hereafter in effect.
“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock of the Borrower on a date of determination multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock on the NASDAQ exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the thirty (30) consecutive Trading Days immediately preceding the date of determination.

“Material Adverse Change” means any material adverse change in or material adverse effect on: (a) the business, operations, condition (financial or otherwise), properties or assets (including all or any portion of the Collateral), liabilities (actual or contingent), operations or performance of the Credit Parties, taken as a whole, since December 31, 2021; (b) without limiting the generality of clause (a) above, (i) any of the rights or remedies of the Credit Parties, taken as a whole, in or related to the research, development, exclusivity, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory or (ii) the period of regulatory exclusivity granted by the FDA (or foreign equivalent) for Product (including Orphan Drug exclusivity); (c) any ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under this Agreement or any other Loan Document; (d) any ability of the Credit Parties, taken as a whole, to fulfill the payment or performance obligations under the Royalty Revenue Contract or any other Royalty Revenue Document; (e) the binding nature or validity of, or the ability of the Collateral Agent, the Intercreditor Agent or any Lender to enforce, the Loan Documents or any of its rights or remedies under the Loan Documents; or (f) the validity, perfection (except to the extent expressly permitted under the Loan Documents) or priority of Liens in favor of the Collateral Agent, for the benefit of Lenders and the other Secured Parties, or the Intercreditor Agreement, as gratuitous bailee and non-fiduciary agent for the benefit of OrbiMed, (except to the extent expressly permitted under the OrbiMed Intercreditor Agreement or resulting solely from any actions or inactions on the part of the Collateral Agent or the Intercreditor Agent despite timely receipt of information regarding Borrower and its Subsidiaries as required by this Agreement).
“Material Contract” means any contract or other arrangement to which any Credit Party or any of its Subsidiaries is a party (other than the Loan Documents) or by which any of its assets or properties are bound, in each case, relating to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, for which the breach of, default or nonperformance under, cancellation or termination of or the failure to renew could reasonably be expected to result in a Material Adverse Change under clause (a), (b), (c), (e) or (f) of the definition thereof. For the avoidance of doubt, each Manufacturing Agreement and each Company IP Agreement is deemed to be a Material Contract for all purposes hereunder and the Royalty Revenue Contract and each other Royalty Revenue Document is deemed to be a Material Contract for all purposes hereunder.
“Medicaid” means the health care assistance program established by Title XIX of the SSA (42 U.S.C. 1396 et seq.).
“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the SSA (42 U.S.C. 1395 et seq.).
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on real estate or any interest in real estate.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which Borrower or its Subsidiaries or their respective ERISA Affiliates is then making or accruing an obligation to make contributions; (b) to which Borrower or its Subsidiaries or their respective ERISA Affiliates has within the preceding five (5) plan years made contributions; or (c) with respect to which Borrower or its Subsidiaries could incur material liability.
“NDA” means a new drug application, submitted to the FDA pursuant to 21 U.S.C. § 355 seeking authorization to market a new drug in the United States, or any foreign equivalent.
“Non-Public Lender” means: (i) until interpretation of “public” as referred to in the CRR by the relevant authority or authorities, an entity that provides repayable funds to a Dutch Obligor for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or an entity otherwise qualifying as not forming part of the public; and (ii) following the publication of an interpretation of “public” as referred to in the CRR by the relevant authority or authorities, such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.
“Note Register” is defined in Section 2.8.
“Obligations” means, collectively, the Credit Parties’ obligations to pay when due any and all debts, principal, interest, Lender Expenses, the Additional Consideration, the Makewhole Amount, the Prepayment Premium and any other fees, expenses, indemnities and amounts any Credit Party owes any Lender or the Collateral Agent now or later, under this Agreement or any other Loan Document, including interest accruing after Insolvency Proceedings begin (whether or not allowed), and to perform Borrower’s duties under the Loan Documents.
“OFAC” is defined in Section 4.18(c).

“Operating Documents” means, collectively with respect to any Person, such Person’s formation and constitutional documents and, (a) if such Person is a corporation, its bylaws (or similar organizational regulations), (b) if such Person is an exempted company or a company limited by shares, its memorandum and articles of association (or similar organizational regulations), (c) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (d) if such Person is a partnership, its partnership agreement (or similar agreement), in each case including all amendments, restatements, supplements and modifications thereto.
“OrbiMed” means, collectively, OrbiMed Royalty & Credit Opportunities IV, LP and its Affiliates.
“OrbiMed Intercreditor Agreement” means that certain New York law-governed intercreditor agreement, dated as of the Closing Date, among Borrower, OrbiMed and the Collateral Agent (for the benefit of Lenders and the other Secured Parties).
“ordinary course of business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, undertaken by such Person in good faith and not for purposes of evading any covenant, prepayment obligation or restriction in any Loan Document.
“Orphan Drug” means a drug or biologic that meets the definition for “orphan drug” provided in 21 C.F.R. § 316.3(b)(10) that has been granted an orphan drug designation by the Secretary of U.S. Department of Health and Human Services under 21 U.S.C. § 360bb, and any foreign equivalents.
“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, excise, filing, value added Taxes, mortgage or property Taxes, charges or similar levies or similar Taxes that arise from any payment made hereunder, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to a Lender Transfer.
“Participant Register” is defined in Section 11.1(d).
“Patents” means all patents and patent applications (including any continuations, continuations-in-part, divisions, provisionals or any substitute applications), any patent issued with respect to any of the foregoing patent applications, any reissue, reexamination, renewal or patent term extension or adjustment (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign and international counterparts of any of the foregoing. For the avoidance of doubt, patents and patent applications under this definition include individual patent claims and include all patents and patent applications filed with the U.S. Patent and Trademark Office or which could be nationalized in the United States.
“Patriot Act” is defined in Section 3.1(h).
“Payment Date” means, with respect to the Term Loans and as the context dictates: (a) the first Interest Date occurring in the calendar quarter immediately following the Closing Date; (b) thereafter, each succeeding Interest Date; and (c) the Term Loan Maturity Date.
“PCI Cap” means an amount equal to the sum of (a) $[***] plus (b) such amount of proceeds that will be used solely to repay or retire existing Permitted Convertible Indebtedness and is placed into an escrow account solely dedicated to such use plus, (c) so long as (i) no Default or Event of Default has occurred and is continuing, (ii) no Material Adverse Change or Withdrawal Event has occurred and (iii) the ENCORE Event has occurred, $[***].
“Perfection Certificate” is defined in Section 4.6.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Acquisition” means any Acquisition, so long as:

(a) no Default or Event of Default shall have occurred and be continuing as of, or could reasonably be expected to result from, the consummation of such Acquisition;
(b) the properties or assets being acquired or licensed, or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, (i) the same, similar or related line of business as that then-conducted by Borrower and its Subsidiaries, or (ii) a line of business that is related or ancillary to or in furtherance of a line of business as that then-conducted by Borrower and its Subsidiaries;
(c) in the case of any Asset Acquisition, any and all assets are being acquired or licensed in such Acquisition by a Credit Party and, within the timeframes expressly set forth in Section 5.12 with respect to all such assets constituting Collateral, such Credit Party shall have executed and delivered or authorized, as applicable, any and all joinders, security agreements, financing statements and any other documentation, and made such other deliveries, required by Section 5.12 or reasonably requested by the Collateral Agent in order to include such newly acquired or licensed assets within the Collateral, in each case to the extent required by Section 5.12;
(d) in the case of any Stock Acquisition, any and all Equity Interests are being acquired in such Acquisition by a Credit Party and, such Credit Party shall have complied with its obligations under Section 5.13, in each case to the extent such Equity Interests are subject thereto; and
(e) any Indebtedness or Liens assumed in connection with such Acquisition are otherwise permitted under Section 6.4 or 6.5, respectively.
“Permitted Convertible Indebtedness” means Indebtedness of the Borrower or any Subsidiary of Borrower that is a Credit Party having a feature which entitles the holder thereof in certain circumstances to convert or exchange all or a portion of such Indebtedness into Equity Interests in Borrower or such Subsidiary (or other securities or property following a merger event or other change of the common stock of Borrower or such Subsidiary), cash or any combination of cash and such Equity Interests (or such other securities or property) based on the market price of such Equity Interests (or such other securities or property); provided, however, that (a) such Indebtedness shall be unsecured, (b) such Indebtedness shall not be guaranteed by any Subsidiary of Borrower, (c) such Indebtedness shall bear interest at a rate per annum not to exceed the greater of [***] percent ([***]%) and such rate as is customary in the market at such time, as determined by the Borrower in its reasonable commercial judgment, (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans, as determined by Borrower in its good faith judgment) that are, taken as a whole, more restrictive on the Credit Parties than the provisions of this Agreement (as determined by Borrower in its good faith judgment), (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom (after giving effect to this Agreement), (f) such Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for the scheduled payment of dividends or distributions (other than scheduled cash interest payments) in cash, in each case of the foregoing sub-clauses (i), (ii) and (iii), earlier than twelve (12) months after the Term Loan Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of Borrower or such Subsidiary in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with a “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (f)); (g) immediately after giving effect to the incurrence of any such Indebtedness, the difference of (x) the amount of all Permitted Convertible Indebtedness (including all Indebtedness under the 2025 Convertible Notes and the 2028 Convertible Notes and the indentures relating thereto) permitted hereunder and then outstanding less (y) the amount of proceeds of such Indebtedness that (1) will be used solely to repay or retire existing Permitted Convertible Indebtedness and (2) is placed into an escrow account solely dedicated to such use, shall not exceed the PCI Cap; and (h) Borrower shall have delivered to the Collateral Agent a certificate of a Responsible Officer of Borrower certifying as to the foregoing clauses (a) through (g) with respect to any such Indebtedness.
“Permitted Convertible Redemption” means (a) the payment of the principal amount of any Indebtedness under the 2025 Convertible Notes or the 2028 Convertible Notes (or the indentures relating thereto) prior to maturity, with cash (other than any cash in the Cash Collateral Account), unless the last reported sale price of Borrower’s common stock is at least 1.3 times the conversion price of such Indebtedness then in effect for at least twenty (20) Trading Days (whether or not consecutive) during any thirty (30) consecutive Trading Day period ending on the Trading Day prior to the date on which Borrower provides the redemption notice in accordance with the indenture governing such Indebtedness, or (b) the redemption of the 2025 Convertible Notes with Equity Cash Proceeds.
“Permitted Distributions” means, in each case subject to Section 6.8 if applicable:
(a) dividends, distributions or other payments by any Wholly-Owned Subsidiary of Borrower on its Equity Interests to, or the redemption, retirement or purchase by any Wholly-Owned Subsidiary of Borrower of its Equity Interests from, Borrower or any other Wholly-Owned Subsidiary of Borrower;
(b) dividends, distributions or other payments by any non-Wholly-Owned Subsidiary on its Equity Interests to, or the redemption, retirement or purchase by any non-Wholly-Owned Subsidiary of its Equity Interests from, Borrower or any other Subsidiary or each other owner of such non-Wholly-Owned Subsidiary’s Equity Interests based on their relative ownership interests of the relevant class of such Equity Interests;
(c) exchanges, redemptions or conversions by Borrower in whole or in part any of its Equity Interests for or into another class of its Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests;
(d) any such payments arising from (i) the Intercompany Reorganization (but only to the extent pursuant to any distribution described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such payments are described in Exhibit F hereto), (ii) a Permitted Acquisition or (iii) other Permitted Investment, in each case of this clause (d) by Borrower or any of its Subsidiaries;
(e) the payment of dividends by Borrower solely in non-cash pay and non-redeemable capital stock (including, for the avoidance of doubt, dividends and distributions payable solely in Equity Interests);
(f) cash payments in lieu of the issuance of fractional shares arising out of stock dividends, splits or combinations or in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests, including the 2025 Convertible Notes, the 2028 Convertible Notes and Permitted Convertible Indebtedness;
(g) in connection with any Acquisition or other Investment by Borrower or any of its Subsidiaries, (i) the receipt or acceptance of the return to Borrower or any of its Subsidiaries of Equity Interests of Borrower constituting a portion of the purchase price consideration in settlement of indemnification claims, or as a result of a purchase price adjustment (including earn-outs or similar obligations) and (ii) payments or distributions to equity holders pursuant to appraisal rights required under Requirements of Law;
(h) the distribution of rights pursuant to any shareholder rights plan or the redemption of such rights for nominal consideration in accordance with the terms of any shareholder rights plan;
(i) dividends, distributions or payments on its Equity Interests by any Subsidiary to any Credit Party;
(j) dividends, distributions or payments on its Equity Interests by any Subsidiary that is not a Credit Party to any other Subsidiary that is not a Credit Party;
(k) purchases of Equity Interests of Borrower or its Subsidiaries in connection with the exercise of stock options by way of cashless exercise, or in connection with the satisfaction of withholding tax obligations;
(l) issuance to directors, officers, employees or contractors of Borrower or its Subsidiaries of awards or common stock of Borrower pursuant to awards, of restricted stock, restricted stock units, or other rights to acquire common stock of Borrower, in each case pursuant to plans or agreements approved by Borrower’s Board of Directors (or committee thereof) or stockholders;
(m) the repurchase, retirement or other acquisition or retirement for value of Equity Interests of Borrower or any of its Subsidiaries held by any future, present or former employee, consultant, officer or director (or spouse, ex-spouse or estate of any of the foregoing or trust for the benefit of any of the foregoing or any lineal descendants thereof) of Borrower or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement or employment agreement; provided, however, that the aggregate payments made under this clause (m) do not exceed in any calendar year the sum of (i) $[***] plus (ii) the amount of any payments received in such calendar year under key-man life insurance policies;
(n) dividends or distributions on its Equity Interests by Borrower or any of its Subsidiaries payable solely in additional shares of its common stock; and
(o) solely in connection with Permitted Convertible Indebtedness and any Refinancing Convertible Debt relating thereto, the Credit Parties or its Subsidiaries may enter into Permitted Equity Derivatives (and may settle, terminate or unwind any such Permitted Equity Derivatives in connection with any refinancing, early conversion or maturity of such Permitted Convertible Indebtedness).
“Permitted Equity Derivative” means any call or capped option (or substantively equivalent equity derivative transaction) or call spread transaction relating to the Equity Interests of Borrower or any other Credit Party purchased by Borrower or such Credit Party in connection with the issuance of Permitted Convertible Indebtedness and any Refinancing Convertible Debt relating thereto by Borrower or such other Credit Party, provided, that the purchase price for such call or capped option does not exceed the net cash proceeds received by Borrower or such other Credit Party from the issuance of such Permitted Convertible Indebtedness or Refinancing Convertible Debt.
“Permitted Indebtedness” means:
(a) Indebtedness of the Credit Parties to Secured Parties under this Agreement and the other Loan Documents;
(b) Indebtedness existing on the Closing Date and shown on Schedule 12.2 of the Disclosure Letter;
(c) Permitted Convertible Indebtedness (including, for the avoidance of doubt, all Indebtedness under the 2025 Convertible Notes and the 2028 Convertible Notes and the indentures relating thereto); provided that, the difference of (x) the amount of such Permitted Convertible Indebtedness permitted hereunder and then outstanding less (y) the amount of proceeds of such Indebtedness that (1) will be used solely to repay or retire existing Permitted Convertible Indebtedness and (2) is placed into an escrow account solely dedicated to such use, shall not at any time exceed the PCI Cap;
(d) (i) Indebtedness incurred to finance the purchase, construction, repair, or improvement of fixed assets and (ii) Capital Lease Obligations; provided, however, that all such Indebtedness does not exceed $[***] in the aggregate at any time outstanding;
(e) Indebtedness in connection with trade credit, corporate credit cards, purchasing cards or bank card products, provided, that any such Indebtedness that is secured shall not exceed $[***] in the aggregate at any time outstanding;
(f) guarantees of Permitted Indebtedness;
(g) Indebtedness assumed in connection with any Permitted Acquisition, Permitted Transfer or Permitted Investment, so long as such Indebtedness was not incurred in connection with, or in anticipation of, such Permitted Acquisition, Permitted Transfer, Permitted Investment;
(h) Indebtedness of Borrower or any of its Subsidiaries with respect to letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments outstanding and to the extent secured, secured solely by cash or Cash Equivalents, in each case entered into in the ordinary course of business;
(i) Indebtedness owed: (i) by a Credit Party to another Credit Party; (ii) by a Subsidiary of Borrower that is not a Credit Party to another Subsidiary of Borrower that is not a Credit Party; (iii) by a Credit Party to a Subsidiary of Borrower that is not a Credit Party; or (iv) by a Subsidiary of Borrower that is not a Credit Party to a Credit Party, not to exceed $[***] in the aggregate at any time outstanding;
(j) Indebtedness consisting of Contingent Obligations described in clause (a) of the definition thereof: (i) of a Credit Party of Permitted Indebtedness of another Credit Party (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder); (ii) of a Subsidiary of Borrower which is not a Credit

Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of another Subsidiary of Borrower which is not a Credit Party; (iii) of a Subsidiary of Borrower which is not a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Credit Party; or (iv) of a Credit Party of Permitted Indebtedness (or obligations that do not constitute Indebtedness hereunder and are not prohibited hereunder) of a Subsidiary of Borrower which is not a Credit Party not to exceed $[***] in the aggregate at any time outstanding;
(k) Indebtedness consisting of Contingent Obligations described in clause (b) of the definition thereof, not to exceed $[***] in the aggregate at any time outstanding, incurred in connection with any Permitted Acquisition, Permitted Transfer, Permitted Investment or any in-licensing or any collaboration, co-promotion or co-marketing arrangement;
(l) Indebtedness of any Person that becomes a (direct or indirect) Subsidiary of Borrower (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder, including pursuant to the Intercompany Reorganization, but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such Indebtedness is described in Exhibit F hereto) after the Closing Date; provided, that all such Indebtedness was not made in contemplation of or in connection with such Person becoming a (direct or indirect) Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or the Permitted Acquisition of related assets;
(m) (i) Indebtedness with respect to workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations or (ii) Indebtedness related to employee benefit plans, including annual employee bonuses, accrued wage increases and 401(k) plan matching obligations; in each case, incurred in the ordinary course of business;
(n) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations arising in the ordinary course of business;
(o) Indebtedness in respect of netting services, overdraft protection and other cash management services, in each case in the ordinary course of business;
(p) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(q) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by any Credit Party in the ordinary course of business;
(r) unsecured Indebtedness incurred in connection with any items of Permitted Distributions in clause (m) of the definition of “Permitted Distributions”;
(s) to the extent constituting Indebtedness, Permitted Equity Derivatives;
(t) other unsecured Indebtedness in an aggregate amount not to exceed $[***] at any one time outstanding;
(u) any Indebtedness arising under a declaration of joint and several liability used for the purpose of section 2:403 of the Dutch CC (and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to section 2:404(2) of the Dutch CC);
(v) Indebtedness in respect of any liability arising as a result of a fiscal unity (fiscale eenheid) between Credit Parties incorporated in the Netherlands (or equivalent in any other jurisdiction);
(w) Indebtedness under any (i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to interest rates that are secured by cash or Cash Equivalents and entered into for hedging and not speculative purposes; and
(x) subject to the proviso immediately below, extensions, refinancings, renewals, modifications, amendments, restatements and, in the case of any items of Permitted Indebtedness in clause (b) of the definition thereof or Permitted Indebtedness constituting notes governed by an indenture (including Permitted Convertible Indebtedness), exchanges, of any items of Permitted Indebtedness in clauses (a) through (v) above, provided, that in the case of clause (b) above, the principal amount thereof is not increased (other than by any reasonable amount of premium (if any), interest (including post-petition interest), fees, expenses, charges or additional or contingent interest reasonably incurred in connection with the same and the terms thereof); provided, further, that in the case of any Indebtedness permitted under clause (c) above, (x) the maturity thereof is not shortened to before the Term Loan Maturity Date, (y) the difference of (A) the amount of all Permitted Convertible Indebtedness permitted hereunder and then outstanding less (B) the amount of proceeds of such Indebtedness that (1) will be used solely to repay or retire existing Permitted Convertible Indebtedness and (2) is placed into an escrow account solely dedicated to such use, does not exceed the PCI Cap, and (z) there is no change to or addition of any direct or indirect obligor with respect thereto unless such new obligor thereto is or shall become a Guarantor hereunder.
Notwithstanding the foregoing or anything in this Agreement to the contrary, except with respect to the Royalty Revenue Contract and the other Royalty Revenue Documents, (x) no direct or indirect synthetic royalty or similar financing transaction involving the sale of revenues or royalties entered into after the Closing Date, and (y) except to the extent incurred in connection with any Permitted Acquisitions, Permitted Investments, in-licensing agreements or any collaboration, co-promotion or co-marketing arrangements, no Indebtedness constituting royalty payments or sales milestones based on net sales that is, directly or indirectly, created, incurred, assumed or guaranteed after the Closing Date, in each case of clause (x) or (y) above, by a Credit Party or any of its Subsidiaries, shall in any instance be permitted under this Agreement without the prior written consent of the Collateral Agent or the Required Lenders.
“Permitted Investments” means:
(a) Investments (including Investments in Subsidiaries) existing on the Closing Date and shown on Schedule 12.3 of the Disclosure Letter, including any extensions, renewals or reinvestments thereof;
(b) Investments consisting of cash and Cash Equivalents;
(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;
(d) subject to Section 5.5, Investments consisting of deposit accounts or securities accounts;
(e) Investments in connection with (i) the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such Investments are described in Exhibit F hereto), (ii) Permitted Transfers, and (iii) the establishment and maintenance of an Intercompany Reorganization Subsidiary;
(f) Investments consisting of (i) travel advances and employee relocation loans and other employee advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors (or a committee thereof);
(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;
(h) Investments consisting of accounts receivable of, or prepaid royalties and other credit extensions or advances, to customers, suppliers or manufacturers who are not Affiliates, in the ordinary course of business or otherwise to support capacity demand; provided that this clause (h) shall not apply to Investments of any Credit Party in any of its Subsidiaries;
(i) joint ventures or strategic alliances consisting of the licensing or development of technology or the providing of technical support;
(j) Investments (i) required in connection with a Permitted Acquisition (including the formation of any Subsidiary for the purpose of effectuating such Permitted Acquisition, the capitalization of such Subsidiary whether by capital contribution or intercompany loans to the extent otherwise permitted by the terms of this Agreement, related Investments in Subsidiaries necessary to consummate such Permitted Acquisition and the receipt of any non-cash consideration in such Permitted Acquisition) and (ii) consisting of earnest money or escrow deposits required in connection with a Permitted Acquisition or other acquisition of properties or assets not otherwise prohibited hereunder;
(k) Investments constituting the formation of any Subsidiary for the purpose of consummating a merger or acquisition transaction permitted by Section 6.3(a)(i) through (iv) hereof, which such transaction is otherwise a Permitted Investment;
(l) Investments of any Person that (i) becomes a Subsidiary of Borrower (or of any Person not previously a Subsidiary of Borrower that is merged or consolidated with or into a Subsidiary of Borrower in a transaction permitted hereunder) after the Closing Date, or (ii) are assumed after the Closing Date by Borrower or any Subsidiary of Borrower in connection with an acquisition of assets from such Person by Borrower or such Subsidiary, in either case, in a Permitted Acquisition; provided, that in each case, any such Investment (w) does not constitute Indebtedness of such Person, (x) exists at the time such Person becomes a Subsidiary of Borrower (or is merged or consolidated with or into a Subsidiary of Borrower) or such assets are acquired, (y) was not made in contemplation of or in connection with such Person becoming a Subsidiary of Borrower (or merging or consolidating with or into a Subsidiary of Borrower) or such acquisition of assets, and (z) could not reasonably be expected to result in a Default or an Event of Default;
(m) Investments arising as a result of the licensing of Intellectual Property in the ordinary course of business and not prohibited under this Agreement;
(n) to the extent constituting an Investment, any Permitted Equity Derivative, including the payment of premiums in connection therewith;
(o) Investments by: (i) any Credit Party in any other Credit Party; (ii) any Subsidiary of Borrower which is not a Credit Party in another Subsidiary of Borrower which is not a Credit Party; (iii) any Subsidiary of Borrower which is not a Credit Party in any Credit Party; (iv) any Credit Party in a Subsidiary of Borrower which is not a Credit Party, not to exceed $[***] in the aggregate outstanding at any time; and (v) Borrower and its Subsidiaries consisting of Equity Interests in their respective Subsidiaries existing on the Closing Date;
(p) Repurchases of capital stock of Borrower or any of its Subsidiaries deemed to occur upon the exercise of options, warrants or other rights to acquire capital stock of Borrower or such Subsidiary solely to the extent that shares of such capital stock represent a portion of the exercise price of such options, warrants or such rights;
(q) Investments consisting of non-cash consideration received for any Permitted Transfer;
(r) Investments consisting of acquisitions from third parties of inventory, equipment, office supplies, software and other similar assets in the ordinary course of business;
(s) Investments consisting of in-licensing agreements, provided that no Indebtedness that is not Permitted Indebtedness is incurred or assumed in connection therewith;
(t) other Investments, not to exceed $[***] outstanding at any time; and
(u) (i) unsecured Hedging Agreements entered into for hedging and not speculative purposes, and (ii) Hedging Agreements with respect to interest rates that are secured by cash or Cash Equivalents and entered into for hedging and not speculative purposes provided, however, that, none of the foregoing Investments shall be a “Permitted Investment” if any Indebtedness or Liens assumed in connection with such Investment are not otherwise permitted under Section 6.4 or 6.5, respectively.
“Permitted Licenses” means, collectively: (a) any exclusive or non-exclusive license or covenant not to sue in any geography within the Territory other than the U.S., Japan, France, Germany, Italy, Spain and the United Kingdom of or with respect to any Intellectual Property; (b) licenses pursuant to any Manufacturing Agreement or otherwise with a contract manufacturer, in each case, solely with respect to the services provided under such agreement; (c) any non-exclusive licenses with respect to any research and development in the Territory; (d) any exclusive or non-exclusive grant in any geography within the Territory other than the U.S., Japan, France, Germany, Italy, Spain and the United Kingdom of or with respect to any development, manufacturing, production, commercialization, marketing, co-promotion, distribution, sale, lease or similar commercial rights; and (e) any intercompany license or other similar arrangement among Credit Parties. Notwithstanding the foregoing or any other provision of this Agreement, no Excluded License with respect to Product entered into after the Closing Date shall be a “Permitted License” hereunder without the prior written consent of the Collateral Agent or the Required Lenders, other than any such license entered into pursuant to the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such license is described in Exhibit F hereto).
“Permitted Liens” means:
(a) Liens in favor and for the benefit of any Lender and the other Secured Parties securing the Obligations pursuant to any Loan Document;
(b) Liens existing on the Closing Date and set forth on Schedule 12.4 of the Disclosure Letter;
(c) Liens for Taxes, assessments or governmental charges which (i) are not yet due and payable or (ii) if due and payable, are being contested in good faith and by appropriate proceedings; provided that, in each case, adequate reserves therefor have been set aside on the books of the applicable Person and maintained in conformity with GAAP;
(d) pledges or deposits made in the ordinary course of business (other than Liens imposed by ERISA) in connection with workers’ compensation, payroll taxes, employment insurance, unemployment insurance, old-age pensions, or other similar social security legislation, (ii) pledges or deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Borrower or any of its Subsidiaries, (iii) subject to Section 6.2(b), statutory or common law Liens of landlords, (iv) Liens otherwise arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented, (v) Liens that are restrictions on transfer of securities imposed by applicable securities laws, (vi) Liens resulting from a filing by a lessor as a precautionary filing for a true lease, and (vii) pledges or deposits to secure performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of like nature, in each case other than for borrowed money and entered into in the ordinary course of business;
(e) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under either Section 7.4 or 7.7;
(f) Liens (including the right of set-off) in favor of banks or other financial institutions incurred on deposits made in accounts held at such institutions in the ordinary course of business; provided that such Liens (i) are not given in connection with the incurrence of any Indebtedness, (ii) relate solely to obligations for administrative and other banking fees and expenses incurred in the ordinary course of business in connection with the establishment or maintenance of such accounts and (iii) are within the general parameters customary in the banking industry;
(g) Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrower or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Subsidiaries in the ordinary course of business, including vendors’ liens to secure payment arising under Article 2 of the Code or similar provisions of Requirements of Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;
(h) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, Permitted Investment or other acquisition of assets or properties not otherwise prohibited under this Agreement;
(i) Liens existing on assets or properties at the time of its acquisition or existing on the assets or properties of any Person at the time such Person becomes a Subsidiary of Borrower, in each case after the Closing Date; provided that (i) neither such Lien was created nor the Indebtedness secured thereby was incurred in contemplation of such acquisition or such Person becoming a Subsidiary of Borrower, (ii) such Lien does not extend to or cover any other assets or properties (other than the proceeds or products thereof and other than after-acquired assets or properties subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that requires, pursuant to its terms and conditions in effect at such time, a pledge of after-acquired assets or properties, it being understood that such requirement shall not be permitted to apply to any assets or properties to which such requirement would not have applied but for such acquisition), (iii) the Indebtedness and other obligations secured thereby is permitted under Section 6.4 hereof and (iv) such Liens are of the type otherwise permitted under Section 6.5 hereof;
(j) Liens securing Indebtedness permitted under clause (d) of the definition of “Permitted Indebtedness” (including any extensions, refinancings, modifications, amendments or restatements of such Indebtedness permitted under clause (w) of the definition of “Permitted Indebtedness”); provided, that such Lien does not extend to or cover any assets or properties other than those that are (i) subject to such Capital Lease Obligations or (ii) acquired with or otherwise financed or refinanced by such Indebtedness;
(k) servitudes, easements, rights-of-way, restrictions and other similar encumbrances on real property imposed by Requirements of Law and encumbrances consisting of zoning or building restrictions, easements, licenses, restrictions on the use of property or minor defects or other irregularities in title which, in the aggregate, are not material, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party;
(l) to the extent constituting a Lien, escrow arrangements securing indemnification obligations associated with any Permitted Acquisition or Permitted Investment;
(m) (i) leases or subleases of real property granted in the ordinary course of business (including, if referring to a Person other than a Credit Party or a Subsidiary, in the ordinary course of such Person’s business), (ii) licenses, sublicenses, leases or subleases of personal property (other than Intellectual Property) granted to third parties in the ordinary course of business, in each case which do not interfere in any material respect with the operations of the business of any Credit Party or any of its Subsidiaries and do not prohibit granting the Collateral Agent a security interest in any Credit Party’s personal property held at such location for the benefit of the Lenders and other Secured Parties, (iii) Permitted Licenses, and (iv) retained interests of lessors or licensors or similar parties under any in-licenses;
(n) Liens on cash or other current assets pledged to secure: (i) Indebtedness in respect of corporate credit cards, purchasing cards or bank card products, provided, that any such Indebtedness shall not exceed $[***] in the aggregate at any time outstanding; or (ii) Indebtedness in the form of letters of credit or bank guarantees entered into in the ordinary course of business, provided, that any such Indebtedness is secured solely by cash or Cash Equivalents;
(o) Liens on any properties or assets of Borrower or any of its Subsidiaries which do not constitute Collateral under the Loan Documents, other than (i) any Company IP that does not constitute Collateral under the Loan Documents but is related to any research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory and (ii) Equity Interests of any Subsidiary;
(p) Liens on any properties or assets of Borrower or any of its Subsidiaries imposed by law or regulation which were incurred in the ordinary course of business, including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, contractors’, suppliers of materials’, architects’ and repairmen’s Liens, and other similar Liens arising in the ordinary course of business; provided that such Liens (i) do not materially detract from the value of such properties or assets subject thereto or materially impair the use of such properties or assets subject thereto in the operations of the business of Borrower or such Subsidiary or (ii) are being contested in good faith by appropriate proceedings which conclusively operate to stay the sale or forfeiture of any portion of such properties or assets subject thereto, and for which adequate reserves have been set aside on the books of the applicable Person and maintained in conformity with GAAP, if required;
(q) Liens in favor of customs and revenue authorities arising as a Requirement of Law which were incurred in the ordinary course of business, to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(r) Liens on any goods sold to Borrower or any of its Subsidiaries in the ordinary course of business in favor of the seller thereof, but only to the extent securing the unpaid purchase price for such goods and any related expenses;
(s) Liens securing Permitted Indebtedness of a Credit Party in favor of any other Credit Party;
(t) Liens securing Indebtedness owed by a Subsidiary of Borrower that is not a Credit Party permitted under clause (i) of the definition of “Permitted Indebtedness,” in favor of a Credit Party or another Subsidiary of Borrower that is not a Credit Party;
(u) other Liens to the extent that the obligations secured thereby (determined as of the date such Lien is incurred) do not exceed $[***];
(v) any security interest or right to set-off arising under articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' Association (Nederlandse Vereniging van Banken) or similar terms applied by an account bank;
(w) Liens on cash and Cash Equivalents securing Hedging Agreements with respect to interest rates that are entered into for hedging and not speculative purposes; and
(w) subject to the provisos immediately below, the modification, replacement, extension or renewal of the Liens described in clauses (a) through (w) above; provided, however, that any such modification, replacement, extension or renewal must (i) be limited to the assets or properties encumbered by the existing Lien (and any additions, accessions, parts, improvements and attachments thereto and the proceeds thereof) and (ii) not increase the principal amount of any Indebtedness secured by the existing Lien (other than by any reasonable premium or other reasonable amount paid and fees and expenses reasonably incurred in connection therewith); provided, further, that to the extent any of the Liens described in clauses (a) through (w) above secure Indebtedness of a Credit Party, such Liens, and any such modification, replacement, extension or renewal thereof, shall constitute Permitted Liens if and only to the extent that such Indebtedness is permitted under Section 6.4 hereof.
“Permitted Negative Pledges” means:
(a) prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b) prohibitions or limitations set forth in any lease or other similar agreement entered into in the ordinary course of business, or in any license or other similar agreement not prohibited hereunder;
(c) prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);
(d) customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e) prohibitions or limitations imposed by Requirements of Law;
(f) prohibitions or limitations that exist as of the Closing Date under Indebtedness existing on the Closing Date;
(g) customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
(h) customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(i) customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(j) customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k) restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(l) prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(m) prohibitions or limitations imposed by any Loan Document;
(n) customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(o) limitations imposed with respect to any license acquired in a Permitted Acquisition;
(p) customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
(q) prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness”; and
(r) prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Subsidiary Distribution Restrictions” means, in each case notwithstanding Section 6.8:
(a) prohibitions or limitations with regard to specific properties or assets encumbered by Permitted Liens, if and only to the extent each such prohibition or limitation applies only to such properties or assets;
(b) prohibitions or limitations set forth in any lease, license or other similar agreement entered into in the ordinary course of business;
(c) prohibitions or limitations relating to Permitted Indebtedness, in the case of each relevant agreement, document or instrument if and only to the extent such prohibitions or limitations, taken as a whole, are not materially more restrictive than the prohibitions and limitations set forth in this Agreement and the other Loan Documents, taken as a whole (as reasonably determined by a Responsible Officer of Borrower in good faith);
(d) customary provisions restricting assignments, subletting, sublicensing or other transfer of properties or assets subject thereto set forth in leases, subleases, licenses (including Permitted Licenses) and other similar agreements that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such restriction applies only to the properties or assets subject to such leases, subleases, licenses or agreements, and customary provisions restricting assignment, pledges or transfer of any agreement entered into in the ordinary course of business;
(e) prohibitions or limitations on the transfer or assignment of any properties, assets or Equity Interests set forth in any agreement entered into in the ordinary course of business that is not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to such properties, assets or Equity Interests;
(f) prohibitions or limitations imposed by Requirements of Law;
(g) prohibitions or limitations that exist as of the Closing Date under Indebtedness existing on the Closing Date;
(h) customary prohibitions or limitations arising in connection with any Permitted Transfer or contained in any agreement relating to any Permitted Transfer pending the consummation of such Permitted Transfer;
(i) customary provisions in shareholders’ agreements, joint venture agreements, Operating Documents or similar binding agreements relating to, or any agreement evidencing Indebtedness of, any joint venture entity or non-Wholly-Owned Subsidiary and applicable solely to such joint venture entity or non-Wholly-Owned Subsidiary and the Equity Interests issued thereby;
(j) customary net worth provisions set forth in real property leases entered into by Subsidiaries of Borrower, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(k) customary net worth provisions set forth in customer agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document, so long as such net worth provisions could not reasonably be expected to impair the ability of Borrower or its Subsidiaries to meet their ongoing obligations (as reasonably determined by a Responsible Officer of Borrower in good faith);
(l) restrictions on cash or other deposits (including escrowed funds) imposed by agreements entered into in the ordinary course of business that are not otherwise prohibited under this Agreement or any other Loan Document;
(m) prohibitions or limitations set forth in any agreement in effect at the time any Person becomes a Subsidiary (but not any amendment, modification, restatement, renewal, extension, supplement or replacement expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary and each such prohibition or limitation does not apply to Borrower or any other Subsidiary (other than such Person and any other Person that is a Subsidiary of such first Person at the time such first Person becomes a Subsidiary);
(n) prohibitions or limitations imposed by any Loan Document or the Royalty Revenue Documents;
(o) customary provisions set forth in joint venture agreements or agreements governing minority investments that are not otherwise prohibited under this Agreement or any other Loan Document, if and only to the extent each such prohibition or limitation applies only to the joint venture entity or minority investment that is the subject of such agreement;
(p) customary provisions restricting assignments or other transfer of properties or assets subject thereto set forth in any agreement entered into in the ordinary course of business, if and only to the extent each such restriction applies only to the properties or assets subject to such agreement;
(q) prohibitions or limitations imposed by any agreement evidencing any Permitted Indebtedness of the type described in clause (d) of the definition of “Permitted Indebtedness”; and
(r) prohibitions or limitations imposed by any amendments, modifications, restatements, renewals, extensions, supplements or replacements of any of the agreements referred to in clauses (a) through (q) above, except to the extent that any such amendment, modification, restatement, renewal, extension, supplement or replacement expands the scope of any such prohibition or limitation.
“Permitted Transaction” is defined in Section 2.2(c)(iii).
“Permitted Transfers” means:
(a) Transfers of any properties or assets which do not constitute Collateral under the Loan Documents, other than any Company IP that does not constitute Collateral under the Loan Documents but is related to any aspect of the research, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory (other than, for the avoidance of doubt, any such Company IP Transferred pursuant to any Permitted License);
(b) Transfers of Inventory in the ordinary course of business;
(c) Transfers of surplus, damaged, worn out or obsolete equipment that is, in the reasonable judgment of a Responsible Officer of Borrower exercised in good faith, no longer economically practicable to maintain or useful in the ordinary course of business, and Transfers of other properties or assets in lieu of any pending or threatened institution of any proceedings for the condemnation or seizure of such properties or assets or for the exercise of any right of eminent domain;
(d) Transfers made in connection with (i) the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such Transfers are described in Exhibit F hereto), (ii) Permitted Liens, (iii) Permitted Acquisitions or (iv) Permitted Investments;
(e) Transfers of cash and Cash Equivalents in the ordinary course of business for equivalent value and in a manner that is not prohibited under this Agreement or the other Loan Documents;
(f) Transfers (i) between or among Credit Parties, including pursuant to the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such Transfers are described in Exhibit F hereto), provided that, with respect to any properties or assets constituting Collateral under the Loan Documents, any and all steps as may be required to be taken in order to create and maintain a first priority security interest in and Lien upon such properties and assets in favor of the Collateral Agent for the benefit of Lenders and the other Secured Parties are taken contemporaneously with the completion of any such Transfer, (ii) by Credit Parties to non-Credit Parties, not to exceed $[***] in the aggregate per fiscal year, and (iii) between or among non-Credit Parties, including pursuant to the Intercompany Reorganization (but only to the extent described in clause (a) of the definition of Intercompany Reorganization, and then, only if and to the extent such Transfers are described in Exhibit F hereto).
(g) (i) the sale or issuance of Equity Interests of any Subsidiary of Borrower to any Credit Party or Subsidiary, provided, that any such sale or issuance by a Credit Party shall be to another Credit Party; and (ii) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of any Subsidiary of Borrower in order to qualify members of the governing body of such Subsidiary if required by Requirements of Law;
(h) the discount without recourse or sale or other disposition of unpaid and overdue accounts receivable arising in the ordinary course of business in connection with the compromise, collection or settlement thereof and not part of a financing transaction;
(i) any abandonment, disclaimer, forfeiture, dedication to the public, cancellation, non-renewal or discontinuance of use or maintenance of Company IP that a Responsible Officer of Borrower reasonably determines in good faith (i) is no longer economically practicable to maintain or useful in the ordinary course of business and that (ii) could not reasonably be expected to be adverse to the rights, remedies and benefits available to, or conferred upon, the Collateral Agent or any Lender under any Loan Document in any material respect;
(j) Transfers by Borrower or any of its Subsidiaries pursuant to any Permitted License;

(k) intercompany licenses or grants of rights of distribution, co-promotion or similar commercial rights: (i) between or among Credit Parties; or (ii) between or among Credit Parties and Subsidiaries of Borrower that are not Credit Parties which in each case is not otherwise prohibited hereunder;
(l) any involuntary loss, damage or destruction of property or any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;
(m) licenses, sublicenses, leases or subleases, in each case other than relating to any Company IP, granted to third parties in the ordinary course of business and not material to any aspect of the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory;
(n) the abandonment disclaimer, forfeiture, dedication to the public, or other disposition of any Company IP that is (i) not material to any aspect of the research, development, manufacture, production, use (by any Credit Party or its Subsidiaries), commercialization, marketing, importing, storage, transport, packaging, labelling, promotion, advertising, offer for sale or lease, distribution or sale or lease of Product in the Territory or (ii) no longer used or useful in any material respect in any Product line of business of Borrower and its Subsidiaries;
(o) any involuntary disposition or any sale, lease, license or other disposition of property (other than, for the avoidance of doubt, any Company IP) in settlement of, or to make payment in satisfaction of, any property or casualty insurance;
(p) sales, leases, licenses, transfers or other dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale, lease, license, transfer or other disposition are promptly applied to the purchase price of similar replacement property;
(q) any early unwind, settlement or termination of any Permitted Equity Derivative;
(r) other Transfers made in the ordinary course of business on commercially reasonable arm’s length terms; and
(s) other Transfers of assets or property, so long as the fair market value (as reasonably determined in good faith by a Responsible Officer of the Borrower) thereof does not exceed, individually or in the aggregate, $[***] per fiscal year.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, exempted company, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
“Personal Data” means information protected as “personal data,” “personal information,” “personally identifiable information,” “protected health information,” “medical information,” “identifiable private information,” or any similar terms under applicable Data Protection Laws.
“Personal Data Breach” is defined in Section 4.22(b).
“PHSA” is defined in Section 4.19(b).
“PIK Election Notice” is defined in Section 2.3(a)(iv).
“PIK Interest” is defined in Section 2.3(a)(iv).
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the IRC or Section 302 of ERISA which is maintained or contributed to by Borrower or its Subsidiaries or their respective ERISA Affiliates or with respect to which Borrower or its Subsidiaries have any liability (including under Section 4069 of ERISA).
“PMDL” is defined in Section 4.19(b).

“Prepayment Premium” means, with respect to any prepayment of the Term Loan by Borrower pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), an amount equal to the product of the amount of any principal so prepaid, multiplied by:
(a) if such prepayment occurs prior to the 3rd-year anniversary of the Closing Date, 0.03;
(b) if such prepayment occurs on or after the 3rd-year anniversary of the Closing Date but prior to the 4th-year anniversary of the Closing Date, 0.02; and
(c) if such prepayment occurs on or after the 4th-year anniversary of the Closing Date but prior to the Term Loan Maturity Date, 0.01.
For the avoidance of doubt, no Prepayment Premium shall be due and owing for any payment of principal of the Term Loan made on the Term Loan Maturity Date.
“Product” means, collectively: (a) the biopharmaceutical product known as ARIKAYCE® (amikacin liposome inhalation suspension) and the Lamira® Nebulizer System and any other device approved for use with ARIKAYCE® (and foreign-named equivalents) and any successors used for the treatment of Mycobacterium avium complex (MAC) lung disease, or any lung disease, condition or disorder, including the product approved by the FDA under NDA 207356 and any supplements thereto or any other approval of a product owned or controlled by Borrower or any of its Subsidiaries that contains amikacin in any form for inhalation or non-systemic delivery to patients, in any dosage form, dosing regimen, strength or route of administration (collectively, “ARIKAYCE®”); and (b) any proposed or approved pharmaceutical product owned or controlled by Borrower or any of its Subsidiaries that contains as an active ingredient the chemical compound known as brensocatib in any form, and any successors thereto, for any indication including treatment of cystic fibrosis and related conditions, non-cystic fibrosis bronchiectasis and related conditions or any other lung disease, disorder or condition, in any dosage form, dosing regimen, strength or route of administration (collectively, “Brensocatib”).
“Product Revenue Forecast” means that certain five-year revenue forecast included in the Insmed 2022 Strategic Plan dated August 31, 2022, made available by or on behalf of Borrower to the Collateral Agent and Lenders on the Datasite virtual deal site for Project Icon and included in Schedule 5.17 of the Disclosure Letter.
“Refinancing Convertible Debt” is defined in Section 2.2(c)(iii).
“Registered Organization” means any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.
“Regulatory Agency” means a U.S. or foreign Governmental Authority with responsibility for the approval, authorization, clearance, or licensure of the marketing and sale of pharmaceuticals or other regulation of pharmaceuticals, or otherwise having authority to regulate Product, including the FDA, EMA, PMDA and MHLW.
“Regulatory Approvals or Licensures” means all U.S., EU, Japanese, and any other foreign approvals, exclusivities, authorizations, licensure or clearances (including approval under FDCA §§ 505 or 515 and clearance under FDCA § 510(k)); licensures (including Orphan Drug exclusive approval under 21 C.F.R. § 316.34 and any foreign equivalents); designations (including (i) Orphan Drug designation under 21 C.F.R. § 316.24 and any foreign equivalents; (ii) Fast Track designation, Breakthrough Therapy designation, and Priority Review designation under 21 U.S.C. § 356 and any corresponding regulations and as interpreted through guidance documents by FDA (and foreign equivalents); and (iii) Qualified Infectious Disease Product designation under 21 U.S.C. § 355f (including an award of “GAIN” exclusivity) and any corresponding regulations and as interpreted through guidance documents by FDA (and foreign equivalents); and any product or establishment licenses, registrations, approvals, or authorizations of any Regulatory Agency necessary for the manufacture, use, import, export, storage, transport, offer for sale, or distribution or sale of Product.
“Regulatory Submission Material” means all regulatory filings, submissions, approvals, licensures, and authorizations related to any research, development, manufacture, production, use, commercialization, post-approval (or post-licensure, post-authorization, or post-clearance, as applicable) monitoring and reporting (including post-marketing safety reports for combination products), marketing, importing, storage, transport, offer for sale or lease, distribution or sale or lease of Product in the Territory, including all data and information provided in, and used to develop, any of the foregoing.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means Lenders representing greater than fifty percent (50%) of the principal amount of the Term Loans outstanding as of such date.
“Requirements of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, order, policy, rule or regulation or determination of an arbitrator or a court or other Governmental Authority (including Environmental Laws, Health Care Laws, Data Protection Laws and FDA Laws, EU Laws, Japanese Laws and all other applicable statutes, rules, regulations, standards, guidelines, policies and orders administered or issued by any foreign Governmental Authority) in each case, applicable to and binding upon such Person or any of its assets or properties or to which such Person or any of its assets or properties are subject, including, with respect to Borrower, the rules or requirements of any applicable U.S. national securities exchange applicable to Borrower or any of its Equity Interests.
“Responsible Officers” means, with respect to any Credit Party, collectively, each of the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief People Strategy Officer, Chief Medical Officer, Chief Operating Officer, and Chief Commercial Officer of such Credit Party or, in each case, if none, of Borrower.
“Royalty Revenue Contract” means that certain Revenue Interest Purchase Agreement, dated as of the Closing Date, by and between Borrower and OrbiMed.
“Royalty Revenue Documents” means, collectively, the Royalty Revenue Contract and each other “Transaction Document” (as such term is defined in the Royalty Revenue Contract).
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of comprehensive Sanctions (currently, those portions of the Donetsk People’s Republic and the Luhansk People’s Republic regions (and such other regions) of Ukraine over which any Sanctions authority imposes comprehensive Sanctions, Crimea, Cuba, Iran, Syria and North Korea).
“Sanctioned Person” means an individual or entity that is, or is owned or controlled by individuals or entities that are: (i) the target of Sanctions; or (ii) located, organized or resident in a Sanctioned Country.
“Sanctions” is defined in Section 4.18(c).
“SEC” means the Securities and Exchange Commission and any analogous Governmental Authority.
“Secretary’s Certificate” means, with respect to any Person, a certificate of such Person executed by its Secretary, authorized signatory or director certifying as to the various matters set forth therein.
“Section 5 of the FTC Act” means the Section 5(a) of the U.S. Federal Trade Commission Act (15 U.S.C. § 45), which prohibits unfair and deceptive acts or practices in or affecting commerce and serves as the primary basis for U.S. Federal Trade Commission authority on privacy and security.
“Secured Parties” means each Lender, each other Indemnified Person and each other holder of any Obligation of a Credit Party.
“Securities Account” means any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Security Agreement” means the Guaranty and Security Agreement, dated as of the Closing Date, by and among the Credit Parties and the Collateral Agent, in form and substance substantially similar to Exhibit C attached hereto or in such form or substance as the Credit Parties and the Collateral Agent may otherwise agree.
“Security Incidents” is defined in Section 4.22(b).
“Security Program” is defined in Section 4.22(b).
“Sensitive Information” means, collectively, (a) any Personal Data that is subject to any Data Protection Law, (b) any information in which Borrower or any of its Subsidiaries have IP Ancillary Rights or any other Intellectual Property rights (including Company IP), (c) any information with respect to which Borrower or any of its Subsidiaries have contractual non-disclosure obligations, and (d) nonpublic Regulatory Submission Materials.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Software” means “Software”, as such term is defined in the Security Agreement.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets (including goodwill minus disposition costs) of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to generally pay all liabilities (including trade debt) of such Person as such liabilities become absolute and mature in the ordinary course of business and (c) such Person does not have unreasonably small capital after giving due consideration to the prevailing practice in the industry in which it is engaged or will be engaged. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SSA” means the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code.
“Stock Acquisition” means the purchase or other acquisition by Borrower or any of its Subsidiaries of any of the Equity Interests (by merger, stock purchase or otherwise) in any other Person.
“Subordinated Debt” means any Indebtedness in the form of or otherwise constituting term debt incurred by any Credit Party or any Subsidiary thereof (including any Indebtedness incurred in connection with any Acquisition or other Investment) that: (a) is subordinated in right of payment to the Obligations at all times until all of the Obligations have been paid, performed or discharged in full and Borrower has no further right to obtain any Credit Extension hereunder, pursuant to a subordination, intercreditor or other similar agreement that is in form and substance reasonably satisfactory to the Collateral Agent (which agreement shall include turnover provisions that are reasonably satisfactory to the Collateral Agent); (b) except as permitted by clause (d) below, is not subject to scheduled amortization, redemption (mandatory), sinking fund or similar payment and does not have a final maturity, in each case, before a date that is at least 180 days following the Term Loan Maturity Date; (c) does not include covenants (including financial covenants) and agreements (excluding agreements with respect to maturity, amortization, pricing and other economic terms) that, taken as a whole, are more restrictive or onerous on the Credit Parties in any material respect than the comparable covenants and agreements, taken as a whole, in the Loan Documents (as reasonably determined by a Responsible Officer of such Credit Party in good faith); (d) is not subject to repayment or prepayment, including pursuant to a put option exercisable by the holder of any such Indebtedness, prior to a date that is at least 180 days following the final maturity thereof except in the case of an event of default or change of control (or, in each case, the equivalent thereof, however described); and (e) does not provide or otherwise include provisions having the effect of providing that a default or event of default (or the equivalent thereof, however described) under or in respect of such Indebtedness shall exist, or such Indebtedness shall otherwise become due prior to its scheduled maturity or the holder or holders thereof or any trustee or agent on its or their behalf shall be permitted (with or without the giving of notice, the lapse of time or both) to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, in any such case upon the occurrence of a Default or Event of Default hereunder unless and until the Obligations have been declared, or have otherwise automatically become, immediately due and payable pursuant to Section 8.1(a). Notwithstanding the foregoing, Indebtedness under the 2025 Convertible Notes and the 2028 Convertible Notes (and the indentures relating thereto), Permitted Convertible Indebtedness and Indebtedness under the Royalty Revenue Contract and other Royalty Revenue Documents shall not constitute Subordinated Debt.
“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which more than fifty percent (50.0%) of whose shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors (or similar body, if applicable) of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of a Credit Party.
“Swiss Federal Tax Administration” means the tax authorities referred to in article 34 of the Swiss Withholding Tax Act.
“Swiss Guarantor” means an obligor incorporated in Switzerland and/or having its registered office in Switzerland and/or qualifying as a Swiss resident pursuant to art 9 of the Swiss Withholding Tax Act.
“Swiss Security Documents” means:
(a) the Swiss law governed quota pledge agreement between (i) BioPharma Credit, PLC (acting for itself and as direct representative in the name and on behalf of the other pledgees), (ii) Insmed Incorporated as pledgor, and (iii) Insmed Switzerland GmbH as the company whose quotas are pledged; and
(b) the Swiss law governed bank accounts pledge agreement between (i) BioPharma Credit, PLC (acting for itself and as direct representative in the name and on behalf of the other pledgees), and (ii) Insmed Switzerland GmbH as pledgor; and
(c) the Swiss law governed intellectual property pledge agreement between (i) BioPharma Credit, PLC acting for itself and as direct representative in the name and on behalf of the other pledgees), and (ii) Insmed Switzerland GmbH as pledgor; and
(d) the Swiss law governed security assignment agreement between (i) BioPharma Credit, PLC (acting for itself and for the benefit of the other secured parties) and (ii) Insmed Switzerland GmbH as assignor; and
(e) any other Collateral Document governed by the laws of Switzerland.
“Swiss Withholding Tax” means taxes imposed under the Swiss Withholding Tax Act.
“Swiss Withholding Tax Act” means the Swiss Federal Act on the Withholding Tax of 13 October 1965 (Bundesgesetz über die Verrechnungssteuer), together with the related ordinances, regulations and guidelines, all as amended and applicable from time to time.
“Systems” is defined in Section 4.22(a).
“Tax” means any taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges of any nature or hereafter imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan” and “Term Loans” are defined in Section 2.2(a).
“Term Loan Amount” means an original principal amount equal to Three Hundred and Fifty Million Dollars ($350,000,000.00).
“Term Loan Commitment” means, with respect to any Lender, the commitment of such Lender to make the Credit Extensions relating to the Term Loans on the Closing Date in the aggregate principal amount set forth opposite such Lender’s name on Exhibit D attached hereto.
“Term Loan Maturity Date” means the 5th-year anniversary of the Closing Date; provided, however, that if, as of September 15, 2024, (x) the outstanding aggregate principal amount of the 2025 Convertible Notes is greater than $50,000,000.00 and (y) the Cash Collateral Account does not have a balance in an amount equal to at least 1.2 times the amount by which the outstanding aggregate principal amount of the 2025 Convertible Notes as of September 15, 2024 exceeds $50,000,000.00, then the “Term Loan Maturity Date” means September 15, 2024.
“Term Loan Note” means a promissory note in substantially the form attached hereto as Exhibit B, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Term Loan Rate” is defined in Section 2.3(a)(i).
“Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days’ prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Territory” means anywhere in the world.
“Third Party IP” is defined in Section 4.6(l).
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, elements of package or trade dress of goods or services, logos and other source or business identifiers, together with the goodwill associated therewith, including all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof or in any similar office or agency anywhere in the world in which foreign counterparts are registered or issued, and (b) all renewals thereof.
“Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.
“Transfer” is defined in Section 6.1.
“Treasury Regulations” mean those regulations promulgated pursuant to the IRC.
“TRICARE” means, collectively, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws applicable to such programs.
“UKBA” is defined in Section 4.18(a).
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” or “U.S.” means the United States of America, its fifty (50) states, the District of Columbia, Puerto Rico and any other jurisdiction within the United States of America.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to Requirements of Law) are owned by such Person or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of a Credit Party.
“Withdrawal Event” means (a) any voluntary withdrawal or removal of ARIKAYCE® in the United States or Japan by any Credit Party or any of its Subsidiaries, (b) the loss of marketing authorization for ARIKAYCE® in the United States or Japan, or (c) the receipt by any Credit Party or any of its Subsidiaries of any written notice from the FDA or any other Regulatory Agency of a final decision to withdraw marketing authorization for ARIKAYCE® in the United States or Japan.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” is defined in Section 2.6(b).
13.2 Irish terms. . In this Agreement, any reference to an "examiner" shall mean an examiner (including an interim examiner) appointed under section 509 of the Irish Companies Act and "examinership" shall be construed accordingly.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Closing Date.
INSMED INCORPORATED, as Borrower and a Credit Party
By /s/ Sara Bonstein
Name: Sara Bonstein
Title: Chief Financial Officer
INSMED GENE THERAPY LLC, as an additional Credit Party
By /s/ Michael Smith
Name: Michael Smith
Title: President
INSMED NETHERLANDS HOLDINGS B.V., as an additional Credit Party
By /s/ John F. Diependaal
Name: John F. Diependaal
Title: Director
INSMED NETHERLANDS B.V., as an additional Credit Party
By /s/ John F. Diependaal
Name: John F. Diependaal
Title: Director
INSMED SWITZERLAND GMBH, as an additional Credit Party
By /s/ John F. Diependaal
Name: John F. Diependaal
Title: Director

Signature Page to Loan Agreement

SIGNED AND DELIVERED as a DEE
for and on behalf of
INSMED IRELAND LIMITED
by its lawfully appointed attorney:
Darragh Fitzpatrick

in the presence of:

/s/ Seanagh Fitzpatrick
(Witness' Signature)

Seanagh Fitzpatrick
(Witness' Name)

[***]
(Witness' Address)

P.A.
(Witness' Occupation)

/s/ Darragh Fitzpatrick (Signature of Attorney)

SIGNED AND DELIVERED as a DEE
for and on behalf of
INSMED HOLDINGS LIMITED
by its lawfully appointed attorney:
Darragh Fitzpatrick

in the presence of:

/s/ Seanagh Fitzpatrick
(Witness' Signature)

Seanagh Fitzpatrick
(Witness' Name)

[***]
(Witness' Address)

P.A.
(Witness' Occupation)

/s/ Darragh Fitzpatrick (Signature of Attorney)

Signature Page to Loan Agreement

INSMED GODO KAISHA, as an additional Credit Party
By /s/ Nobuhide Shimizu
Name: Nobuhide Shimizu
Title: Executor of Duty
Signature Page to Loan Agreement

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,
its Investment Manager
By: Pharmakon Management I, LLC,
its General Partner
By /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member
BPCR LIMITED PARTNERSHIP,
as a Lender

By: Pharmakon Advisors, LP,
its Investment Manager

By: Pharmakon Management I, LLC,
its General Partner

By /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By: BioPharma Credit Investments V GP LLC,
its general partner

By: Pharmakon Advisors, LP,
its Investment Manager

By /s/ Pedro Gonzalez de Cosio
Name: Pedro Gonzalez de Cosio
Title: CEO and Managing Member

Signature Page to Loan Agreement

EXHIBIT A
LOAN ADVANCE REQUEST FORM
Reference is made to that certain Loan Agreement, dated as of October 19, 2022, by and among INSMED INCORPORATED, a Virginia corporation (“Borrower”), the Guarantors signatory thereto or otherwise party thereto from time to time, as additional Credit Parties, BIOPHARMA CREDIT PLC (in its capacity as “Collateral Agent”), BPCR LIMITED PARTNERSHIP (a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP (a “Lender”), acting by its general partner, BioPharma Credit Investments V GP LLC (the “Loan Agreement”); with any capitalized term not otherwise defined herein having the meaning ascribed to such term in the Loan Agreement. This Loan Advance Request is being delivered pursuant to Section 3.5 of the Loan Agreement.
The undersigned, being the duly elected and acting ______________ of Borrower does hereby certify to each Lender and the Collateral Agent, solely in his/her capacity as an authorized officer of Borrower and not in his/her personal capacity, that, on the Closing Date:
1. Borrower hereby requests a borrowing of the Term Loans;
2. the representations and warranties made by the Credit Parties in Section 4 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects, unless any such representation or warranty is stated to relate to a specific earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date (it being understood that any representation or warranty that is qualified as to “materiality,” “Material Adverse Change,” or similar language shall be true and correct in all respects on the Closing Date or as of such earlier date, as applicable);
2. no Default or Event of Default has occurred or is occurring as of the date hereof;
3. each of the Credit Parties is in compliance with the covenants and requirements contained in Sections 5 and 6 of the Loan Agreement;
4. all conditions referred to in Section 3 of the Loan Agreement to the making of the Term Loans on the Closing Date have been satisfied (or waived in writing by the Required Lenders);
5. no Material Adverse Change or Withdrawal Event has occurred;
6. the undersigned is a Responsible Officer of Borrower; and
7. the proceeds of the Term Loans shall be disbursed as set forth on Attachment A hereto1.
Dated: ___________________, 2022
[Signature page follows]
1To be prepared by Lenders’ counsel.

INSMED INCORPORATED,
as Borrower

By_________________________________________
Name:______________________________________
Title:_______________________________________

EXHIBIT B
THIS TERM LOAN NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). HOLDERS OF THIS TERM LOAN NOTE SHOULD CONTACT SARA BONSTEIN, CHIEF FINANCIAL OFFICER, INSMED INCORPORATED, 700 US HIGHWAY 202/206, BRIDGEWATER, NEW JERSEY 08807 IN WRITING TO OBTAIN (1) THE ISSUE PRICE AND ISSUE DATE OF THIS TERM LOAN NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS TERM LOAN NOTE AND (3) THE YIELD TO MATURITY OF THIS TERM LOAN NOTE.
SECURED TERM LOAN PROMISSORY NOTE
$[140 ][210],000,000.00 Dated: October [__], 2022
FOR VALUE RECEIVED, the undersigned, INSMED INCORPORATED, a Virginia corporation (“Borrower”), HEREBY PROMISES TO PAY to [BPCR LIMITED PARTNERSHIP] [BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP] (“Lender”), or its registered assignees, the principal amount of [ONE HUNDRED AND FORTY MILLION DOLLARS AND NO CENTS ($140,000,000.00)] [TWO HUNDRED AND TEN MILLION DOLLARS AND NO CENTS ($210,000,000.00)], plus interest on the aggregate unpaid principal amount of this Secured Term Loan Promissory Note (this “Term Loan Note”) at a per annum rate equal to Term SOFR plus the Applicable Margin, and in accordance with the terms of the Loan Agreement dated as of October 19, 2022 by and among Borrower, the Guarantors from time to time party thereto, BioPharma Credit PLC, as Collateral Agent, and the Lenders from time to time party thereto (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount, all accrued, unpaid and uncapitalized interest hereunder, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents shall be due and payable on the Term Loan Maturity Date. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.
Subject to any acceleration of the Term Loan Maturity Date pursuant to the definition of “Term Loan Maturity Date,” Borrower shall make eight (8) equal quarterly payments of principal of the Term Loan commencing on the first Payment Date that occurs during (or immediately after) the 13th calendar quarter following the Closing Date and continuing through the Term Loan Maturity Date, unless Borrower elects to deliver a Delayed Amortization Notice to the Collateral Agent, in which case Borrower shall make equal quarterly payments of principal of the Term Loan commencing on the first Payment Date that occurs during (or immediately after) the 17th calendar quarter following the Closing Date and continuing through the Term Loan Maturity Date. All unpaid principal with respect to the Term Loan (and, for the avoidance of doubt, all accrued, unpaid and uncapitalized interest, all due and unpaid Lender Expenses and any other amounts payable under the Loan Documents) is due and payable in full on the Term Loan Maturity Date. Interest shall accrue on this Term Loan Note commencing on, and including, the date of this Term Loan Note, and shall accrue on this Term Loan Note, or any portion thereof, for the day on which this Term Loan Note or such portion is paid. Interest on this Term Loan Note shall be payable in accordance with Section 2.3 of the Loan Agreement.
Principal, interest and all other amounts due with respect to this Term Loan Note are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Term Loan Note.
The Loan Agreement, among other things, (a) provides for the making of secured Term Loans by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.
This Term Loan Note may not be prepaid except as set forth in Section 2.2(c) of the Loan Agreement or as expressly provided in Section 8.1 of the Loan Agreement.
This Term Loan Note and the obligation of Borrower to repay the unpaid principal amount of this Term Loan Note, interest thereon, and all other amounts due Lender under the Loan Agreement are secured pursuant to the Collateral Documents.
Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Term Loan Note are hereby waived.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Note Register; Ownership of Note. The ownership of an interest in this Term Loan Note shall be registered on a record of ownership maintained by the Collateral Agent. Notwithstanding anything else in this Term Loan Note to the contrary, the right to the principal of, and stated interest on, this Term Loan Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Term Loan Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Term Loan Note on the part of any other Person.
[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Term Loan Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

INSMED INCORPORATED,
as Borrower

By: _________________________________________
Name: _________________________________________
Title: _________________________________________

EXHIBIT C
FORM OF SECURITY AGREEMENT
[***]

EXHIBIT D

COMMITMENTS; NOTICE ADDRESSES

Lender	Commitments	Notice Address
BPCR Limited Partnership	Term Loan Commitment: $140,000,000.00	BPCR LIMITED PARTNERSHIP
c/o Beaufort House
51 New North Road
Exeter EX4 4EP
United Kingdom
Attn: Company Secretary
Tel: +44 01 392 477 500
Fax: +44 01 392 498 288
Email: [***]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: [***]

BioPharma Credit Investments V (Master) LP	Term Loan Commitment: $210,000,000.00	BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP
c/o BioPharma Credit Investments V GP LLC
c/o Walkers Corporate Limited
190 Elgin Avenue,
George Town, Grand Cayman KY1-9008
Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP
110 East 59th Street, #3300
New York, NY 10022
Attn: Pedro Gonzalez de Cosio
Phone: +1 (212) 883-2296
Fax: +1 (917) 210-4048
Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park
New York, NY 10036-6745
Attn: Geoffrey E. Secol
Phone: (212) 872-8081
Fax: (212) 872-1002
Email: [***]

EXHIBIT E
Form of COMPLIANCE CERTIFICATE
TO: BIOPHARMA CREDIT PLC
FROM: INSMED INCORPORATED
The undersigned authorized officer of INSMED INCORPORATED., a Virginia corporation, hereby certifies, solely in his/her capacity as a Responsible Officer of Insmed Incorporated and not in his/her personal capacity, that in accordance with the terms and conditions of the Loan Agreement (the “Loan Agreement”; capitalized terms used, but not defined herein having the meanings given them in the Loan Agreement) dated as of October 19, 2022 by and among INSMED INCORPORATED. (as “Borrower”), the Guarantors from time to time party thereto, BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”) and the Lenders:
(i) The Credit Parties are in complete compliance for the period ending ________, 202_ with all required covenants except as noted below;

(ii) No Default or Event of Default has occurred and is continuing, except as noted below;

(iii) Each Credit Party and each of its Subsidiaries has timely filed all required U.S. federal and material state, local and foreign income and other material Tax returns and reports or extensions therefor of each Credit Party and each of its Subsidiaries required to be filed by any of them and such returns and reports are correct in all material respects, and has timely paid all U.S. federal and material state, local and foreign Taxes, assessments, deposits and contributions imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, except as otherwise permitted pursuant to the terms of Section 5.3 of the Loan Agreement; and
Attached are the required documents, if any, supporting our certification(s). The undersigned Responsible Officer on behalf of Borrower further certifies that the attached financial statements (which shall not be attached if such financial statements are deemed delivered by filing with the SEC on Form 10-Q or 10-K as applicable) fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Borrower and its Subsidiaries as of applicable the dates and for the applicable periods in accordance with GAAP consistently applied.
Date: ______________________
[signature page follows]

INSMED INCORPORATED,
as Borrower

By_________________________________________
Name: ______________________________________
Title: _______________________________________
[Signature Page to Compliance Certificate]

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Complies
1)	Annual Financial Statements	90 days after year end	Yes	No	N/A
2)	Quarterly Financial Statements	45 days after quarter end	Yes	No	N/A
3)	Other Information after an Event of Default	5 Business Days after request	Yes	No	N/A
4)	Legal Action Notice	Promptly	Yes	No	N/A
5)	Notice of Default, etc.	Promptly (within 5 Business Days) after knowledge	Yes	No	N/A

Deposit and Securities Accounts	(Please list all accounts and indicate each Excluded Account with an asterisk (*); attach separate sheet if additional space needed)

	Bank	Account Number	New Account?		Acct Control Agmt in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No
5)			Yes	No	Yes	No
6)			Yes	No	Yes	No

Other Matters
	Have there been any changes in management since the last Compliance Certificate?			Yes	No
	Have there been any prohibited Transfers?			Yes	No

Exceptions
Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

LENDER USE ONLY

			Compliance Status			Yes

EXHIBIT F
INTERCOMPANY REORGANIZATION
[***]